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                                   EXHIBIT "D"

                                   WORK LETTER

               Provisions Relating to the Design and Construction
                             of Project and Premises

                                    ARTICLE I

                              GENERAL REQUIREMENTS

           1.1 LANDLORD'S PLANS. Landlord's architect, Brian Paul & Associates (hereinafter "Project Architect") has, together with its consultants, completed drawings and specifications of the basic shell of the Building ("Building Shell") and the land and other improvements in the Project, including surface parking facilities, landscaping, hardscape, drainage, irrigation, lighting and other improvements relating to ingress and egress (collectively "Land Improvements") (collectively referred to as hereinafter amended as the "Landlord's Plans"). Such drawings and specifications for the Building Shell have been delivered to Tenant by Landlord. The Building Shell shall include at minimum the elements and Improvements listed on Attachment 1 to this Exhibit "D" together with such other elements and improvements as are set forth in Landlord's Plans. A list of documents relating to the Project ("Project Documents") provided to Tenant by Landlord is listed on Attachment 3 to this Exhibit "D".

           1.2 DEVELOPMENT SCHEDULE. The schedule for design and development of the Building Shell, Land Improvements and the improvements required to ready the Building Shell for Tenant's occupancy (the "Tenant's Improvement Work"), including without limitation the time periods for preparation and review of construction documents, approvals and performance, whether by Landlord or by Tenant, shall be in accordance with that certain Development and Construction Schedule prepared by Landlord and Tenant and Landlord's Contractor dated June 15, 2000 and attached as Attachment 2 to this Exhibit "D", subject to adjustment as mutually agreed to by the parties and as provided in this Exhibit "D" (the "Development Schedule"). The June 15, 2000 Development Schedule is preliminary only and the final, agreed upon Development Schedule shall be substituted in its place.

           1.3  TENANT'S IMPROVEMENT PLANS.

                      1.3.1 Prior to Tenant preparing calculations, designs, drawings and specifications for the Premises as required in Section 1.3.3 below, which pertain to Tenant's Improvement Work described in Article 3, Tenant's Designer (as hereinafter defined), and engineers and other consultants retained in connection with the Tenant Improvement Plans (such engineers and other consultants, but specifically excluding Tenant's Designer, "Tenant's Improvement Consultants") shall thoroughly familiarize themselves with the Landlord's Plans, this Exhibit "D" and applicable building codes. Tenant's Plans shall be prepared in full knowledge of and compliance with the Landlord's Plans, this Exhibit "D", and all City, County and State ordinances, rules and regulations relating thereto including, without limitation, the energy conservation and handicap access requirements of Title 24 of the California Administrative Code ("Title 24"). Tenant's Designer and Tenant's Improvement Consultants shall be fully qualified and licensed in the State of California to prepare the drawings required in Sections 1.3.2 and 1.3.3. Landlord acknowledges that Tenant has retained Inter-arch, as Tenant's space planner, ("Tenant's Designer") and Landlord approves Tenant's use of Inter-arch as Tenant's Designer. Tenant shall use Landlord's HVAC, electrical, mechanical, structural and plumbing consultants for the Project in the preparation of Tenant's Improvement Plans. Tenant's Improvement Consultants shall be under contract with the Landlord's

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Contractor. Tenant shall be entitled to replace Tenant's Designer from time to time with a new space planner or architect, subject to Landlord's prior written consent, which consent shall not be unreasonably withheld.

                     1.3.2 On or before the date set forth in the Development Schedule, Tenant agrees to submit to Landlord tenant improvement specifications and fully detailed and dimensioned 1/8" scale preliminary space plan drawings ("Space Plan") prepared by Tenant's Designer for the Premises. This preliminary submittal shall include the following: three (3) sets of prints which show fully developed floor plans. Tenant's Space Plan is subject to Landlord's approval. Within five (5) business days after Tenant delivers to Landlord the Space Plan, Landlord shall deliver to Tenant written notice of its approval or disapproval of the Space Plan. If for any reason Landlord fails to expressly reasonably approve or disapprove the Space Plan within the time period set forth in this Section, then each day of delay in Landlord's approval or disapproval of the Space Plan beyond the time period set forth in this Section shall be a Landlord-Caused Delay (as defined in Section 8.1 of this Exhibit "D"). If Landlord disapproves the Space Plan, Landlord and Tenant shall meet and confer within five (5) business days after delivery of Landlord's notice disapproving the Space Plan and shall attempt in good faith to reach agreement on the Space Plan. In the event Tenant's Space Plan is not approved by Landlord, on or before the date set forth in the Development Schedule for such approval, such dispute shall be submitted for resolution pursuant to Article 11 of this Exhibit "D."

                     1.3.3 On or before the date set forth in the Development Schedule, Tenant agrees to submit to Landlord final tenant improvement specifications, as well as a full finish schedule and sample color boards, and three (3) sets of prints of complete and fully detailed and dimensioned 1/8" scale construction drawings for the Premises, including mechanical, electrical, plumbing, structural, fire and safety and other customary plans, prepared by Tenant's Designer and Tenant's Improvement Consultants ("Tenant's Improvement Plans").

                     1.3.4 On or before the date set forth in the Development Schedule, Tenant agrees to submit to the City of San Diego, complete and fully detailed Tenant's Improvement Plans prepared by Tenant's Designer and Tenant's Improvement Consultants. Tenant's Designer shall be responsible for the coordination with Tenant's engineers and other consultants of submission of the Tenant's Improvements Plans to the City as provided herein.

                      1.3.5 Fees of Tenant's Designer and Tenant's Improvement Consultants in preparing Tenant's Improvement Plans shall be paid from the Tenant Improvement Fund.

           1.4  APPROVAL OF TENANT'S IMPROVEMENT PLANS.

                     1.4.1 The design of, the quality of materials used in, and the installation methods undertaken in the Premises, and Tenant's Improvement Plans, shall be subject to the reasonable approval of Landlord after consultation with the Project Architect, within the time periods set forth in
Section 1.4.2, and shall be in accordance with all City, County and State ordinances, rules and regulations relating thereto.

                     1.4.2 Landlord shall reasonably approve or disapprove the Tenant's Improvement Plans in writing within ten (10) business days after Landlord's receipt of such documents. If for any reason Landlord fails to expressly approve or disapprove the Tenant's Improvement Plans within the time period set forth in this Section, then each day of delay in Landlord's approval or disapproval of the Tenant's Improvement Plans beyond the time period set forth in this Section shall be a Landlord-Caused Delay, as that term is defined in Section 8.1 of this Exhibit "D". If Landlord reasonably disapproves any portion of the Tenant's Improvement Plans, then Landlord shall specifically (a) approve those portions which are acceptable to Landlord and (b) disapprove those portions which are not acceptable to Landlord, specifying the reasons for such disapproval and describing in detail the change Landlord requests for

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each item disapproved ("Requested Change"). Tenant shall cause Requested
Changes to be made to the Tenant's Improvement Plans; provided, however, if Tenant does not approve of a Requested Change, such dispute shall be resolved in accordance with Article 11 of this Exhibit "D". A Requested Change which is non-material and/or mutually agreed upon by Landlord and Tenant (a "Non-Material Change") shall be made to the Tenant's Improvement Plans by Tenant's Designer and any delay incurred as a result of such Non-Material Change shall be a Force-Majeure Delay; provided, if Landlord and Tenant are unable to agree on whether a Requested Change is a Non-Material Change, such dispute shall be resolved in accordance with Article 11 of this Exhibit "D".

                     1.4.3 As a part of Landlord's review and approval of Tenant's Improvement Plans described in Sections 1.4.1 and 1.4.2 above, Landlord shall review Tenant's Improvement Plans for their conformance with provisions contained within this Exhibit "D" and Landlord's Plans. Where Tenant's Improvement Plans, as approved by Landlord, conflict with this Exhibit "D", the provisions of this Exhibit "D" shall prevail. Landlord's approval of Tenant's Improvement Plans shall not be deemed to certify that Tenant's Improvement Plans comply with building codes and shall not relieve Tenant of the responsibility to verify that Tenant's Improvement Plans comply with all of the requirements set forth in Section 1.3.1 hereof.

                     1.4.4 Any subsequent changes, modifications or alterations to Tenant's Improvement Plans requested by Tenant after Landlord's approval thereof and before completion of Tenant's Improvement Work shall be processed in the manner provided in Section 1.7 of this Exhibit "D" and any additional reasonable costs and expenses incurred by Landlord in connection with said processing, including but not limited to additional fees of Project Architect and its consultants, shall be paid from the Tenant Improvement Fund. No such changes, modifications or alterations in said approved drawings shall be made without the written consent of Landlord after written request therefor by Tenant.

           1.5 BUILDING PERMIT FOR TENANT'S IMPROVEMENT WORK. Tenant's Designer (as defined in Section 1.3.1 of this Exhibit "D") shall be responsible for obtaining a building permit for the construction of Tenant's Improvement Work and all other required governmental approvals and permits from the City of San Diego ("City"). If the City rejects Tenant's Improvement Plans and thereby prevents the issuance of a building permit, Tenant shall immediately, but in all events within three (3) business days of notice from the City, make all necessary corrections required by the City. If the City requires a change to the Tenant's Improvement Plans (a "City-Required Change"), the City-Required Change shall be made to the Tenant's Improvement Plans by Tenant's Designer or engineers or other consultants as appropriate. Any delay incurred as a result of such City-Required Change shall be a Force Majeure Delay, unless such City-Required Change resulted from a failure of Tenant's Designer or engineers or other consultants to submit to the City complete and fully dimensioned Tenant's Improvement Plans or a failure of Tenant's Designer or engineers or other consultants to conform their performance of their duties with respect to the Tenant's Improvement Plans to customary professional standards of their respective professions in the City of San Diego (in which event, such change shall be an "Designer Caused Change"). Any delay occasioned by an Designer-Caused Change shall be a Tenant-Caused Delay. Subject to Section 1.8, any change to Tenant's Improvement Plans requested by Landlord after Landlord's approval thereof (a "Landlord Change") shall be made to the Tenant's Improvement Plans by Tenant's Designer at no cost to Tenant (with such cost to be borne by Landlord and not charged against the Tenant Improvement Fund) and any delay incurred as a result of such Landlord Change shall be a Landlord-Caused Delay. If Landlord and Tenant are unable to agree on whether a change or addition to the Tenant's Improvement Plans is a Landlord Change, Tenant Change, City-Required Change or Designer-Caused Change, then such dispute shall be resolved in accordance with Article 11 of this Exhibit "D". Upon the City's approval of Tenant's Improvement Plans and permit application, Tenant shall pick up and deliver to Landlord (or cause Tenant's Designer to pick up and deliver to Landlord) the building permit and the approved set of Tenant's Improvement Plans marked "For Construction". Landlord shall pay for the plan check and general building permit fees required on the permit application from the Tenant Improvement Fund, provided the building permit is issued. Landlord shall also pay required sewer connection fees to the City

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upon issuance of the building permit from the Tenant Improvement Fund. Tenant shall pay any other fees required in connection therewith not otherwise payable from the Tenant Improvement Fund as provided herein. Tenant shall apply for and obtain all approvals and permits from the local health department, as required. If Tenant's Improvement Plans are not approved as provided herein or Tenant does not obtain all required building permits for Tenant's Improvement Work, then Tenant shall, upon Landlord's written request, forthwith reimburse Landlord for all fees paid by Landlord from the Tenant Improvement Fund.

           1.6 CONSTRUCTION OF LANDLORD'S WORK, TENANT'S IMPROVEMENT WORK AND TENANT'S WORK.

                     1.6.1 Landlord agrees to construct, at its own expense, as soon as practical after Landlord's Plans have been approved by the City and a building permit has been issued, within the time period set forth in the Development Schedule, those improvements described as "Landlord's Work" in Article 2 hereof in accordance with Landlord's Plans.

                     1.6.2 Landlord agrees, as soon as practical after completion of Landlord's Work to the point where it can commence construction of Tenant's Improvement Work and after receipt from Tenant of the building permit for the Tenant's Improvement Work, to construct, within the time period set forth in the Development Schedule, those improvements described as "Tenant's Improvement Work" in Article 3 hereof in accordance with the approved Tenant's Improvement Plans. The costs and expenses incurred by Landlord in connection with such construction of Tenant's Improvement Work shall be paid from the Tenant Improvement Fund, except that in no event shall the cost of cabling and equipment and the expense of installing same be paid out of the Tenant Improvement Fund, as such cost and expense shall be paid separately by Tenant.

                     1.6.3 Upon Substantial Completion of the Premises, Tenant shall accept the Premises in the condition in accordance with the Lease and subject, however, to Landlord's obligations under Section 1.6.8 of this Exhibit "D". Tenant's acceptance of possession shall operate to waive any right Tenant may have to terminate this Lease due to delayed delivery of possession. Landlord shall deliver a copy of the Certificate of Occupancy to Tenant within ten (10) days of its issuance.

                     1.6.4 In the event Tenant enters into possession of the Premises prior to Substantial Completion of the Premises for the purpose of performing Tenant's Work, Tenant agrees to indemnify, defend and hold Landlord harmless from any loss or of damage to Tenant's or Tenant's contractor's property, completed work, fixtures, equipment, materials or merchandise, or from liability for death of or injury to any person, except to the extent same be caused by the negligence of Landlord or its agents.

                      1.6.5 Tenant agrees, at its own expense, to construct diligently and continuously to completion those improvements described as "Tenant's Work" in Article 4. Tenant's Work shall comply with all City, County and State ordinances, rules and regulations relating thereto and shall not be constructed in a manner inconsistent with the approved Tenant's Improvement Plans.

                     1.6.6 From the commencement of Landlord's Work until the completion of Tenant's Improvement Work, Landlord shall obtain and maintain or cause to be maintained public liability and worker's compensation insurance in accordance with the Lease. From the commencement until the completion of Tenant's Work, Tenant shall obtain and maintain, at Tenant's expense, public liability and worker's compensation insurance in accordance with the Lease.

                     1.6.7 If a permit is required to construct Tenant's Work, Tenant shall deliver a completed, signed-off inspection card to Landlord within ten (10) days of completion of Tenant's Work or Tenant's opening for business, whichever occurs first. If Tenant contracts with any person or entity to perform any part of Tenant's Work, Tenant shall obtain and record a Notice of Completion promptly following completion of Tenant's Work and shall promptly forward a certified copy thereof to Landlord.

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                     1.6.8 On or before the date Tenant occupies the Premises
for the purpose of conducting its business therein, Landlord and Tenant shall conduct a walk-through inspection of the Premises and shall jointly prepare a list of initial construction defect items related to Tenant's Improvement
Work and Tenant's Work that need to be corrected. Landlord shall cause Landlord's Contractor to correct such initial construction defect items within thirty (30) days thereafter, provided, however, if by the nature of such correction more than thirty (30) days is required to effect such correction, Landlord shall not be in default hereunder if such correction is commenced within such thirty (30) day period and is diligently pursued to completion.

           1.7 Tenant Changes. Any changes requested by Tenant to Landlord's Plans and Landlord's Work after the date of this Lease and any changes to Tenant's Improvement Plans and Tenant's Improvement Work requested by Tenant after approval of the Tenant's Improvement Plans by Landlord shall be requested and instituted in accordance with the provisions of this Section 1.7 and shall be subject to the written approval of Landlord after consultation with the Project Architect.

                     1.7.1 From time to time after the Tenant's Improvement Plans have been approved by Landlord, Tenant may request changes to the Tenant's Improvement Plans or request changes to the Tenant's Improvement Work already completed ("Tenant Changes") by notifying Landlord in writing of the nature and extent of any such Tenant Change and, if the nature of such Tenant Change requires revisions to Tenant's Improvement Plans, then Tenant's Designer shall revise Tenant's Improvement Plans. Such notice must be signed by at least one of Tenant's Construction Representatives (as that term is defined in Section 9.1 of this Exhibit "D") or Landlord shall not be required to process such Tenant Change request. Landlord shall, before proceeding with a Tenant Change, use its best efforts to respond to Tenant as soon as is reasonably possible with an estimate of (i) the time it will take Landlord to analyze the requested Tenant Change, and (ii) the architectural and engineering fees and costs which will be incurred in order to analyze the requested Tenant Change, and thereafter submit to Tenant in writing, within seven (7) business days after Tenant notifies Landlord of the requested Tenant Change (or such longer period of time as is reasonably required depending on the extent of Tenant's Change request), an analysis of the additional cost or savings involved, including without limitation architectural and engineering costs and the period of time, if any, that the Tenant Change will extend the time for completion of Tenant's Improvement Work. Any delay caused by Landlord's failure to deliver to Tenant Landlord's analysis of a Tenant Change within the time herein provided shall be a Landlord-Caused Delay. If Tenant fails to expressly approve or disapprove in writing Landlord's submission within five (5) business days of receipt thereof, then each day of delay in the Tenant's approval or disapproval of Landlord's submission beyond such five (5) business day period shall be a Tenant-Caused Delay. The time for completion of Tenant's Improvement Work shall be extended one day for each day of delay caused by analyzing and processing Tenant's request for a Tenant Change whether or not the cost or savings and the extension of time for completion of Tenant's Improvement Work, if any, is approved by Tenant and such delay shall be a Tenant-Caused Delay.

                     1.7.2 If Tenant approves in writing the cost or savings and the extension in the time for completion of the Tenant's Improvement Work, if any, Landlord shall cause the approved Tenant Change to be instituted. The time for completion of the Tenant's Improvement Work shall be extended one day for each day of delay caused by instituting the Tenant Change requested by Tenant and such delay shall be a Tenant-Caused Delay. Delays resulting directly from Tenant's Designer's failure to modify the Tenant Improvement Plans to the extent necessary to determine the cost or savings and the extension in the time for completion of Tenant's Improvement Work as a result of a Tenant Change requested by Tenant shall be Tenant-Caused Delays.

                     1.7.3 Tenant shall reimburse Landlord, at its sole cost and expense, for all architectural and engineering fees and costs incurred by Landlord in connection with modifications and revisions to Landlord's Plans or Tenant's Improvement Plans, which result from a Tenant Change request and/or

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instituting the Tenant Change.

                     1.7.4 Notwithstanding anything to the contrary in this
Section 1.7, Tenant shall not be responsible for architectural and/or engineering fees and costs incurred by Landlord and the Project Architect and delays which result from a Tenant Change request if such fees and costs and/or delays are immaterial in nature; provided, however, if Landlord and Tenant are unable to agree upon whether such architectural and/or engineering fees and costs and/or delays which result from a Tenant Change requested by Tenant are immaterial, then such dispute shall be resolved in accordance with
Article 11 of this Exhibit "D".

                     1.7.5 Landlord and Tenant agree that time and strict punctual performance are of the essence with respect to this Article 1 and that each shall use due diligence in performing their respective obligations pursuant to this Article 1.

           1.8 Landlord Changes. Any changes requested by Landlord to Tenant's Improvement Plans and Tenant's Improvement Work after Landlord's approval of Tenant's Improvement Plans, other than changes required by the City or due to the error or omission of Tenant's Designer or any party working for or on behalf of Tenant (collectively a "Landlord Change"), shall be subject to the written consent of Tenant, which consent shall not be unreasonably withheld or delayed; shall be made at no cost to Tenant; and any delay incurred as a result of such Landlord Change shall be a Landlord-Caused Delay.

                                    ARTICLE 2

                                 LANDLORD'S WORK

           2.1 General. "Landlord's Work" shall include and be limited to the construction, purchase and/or installation of the Building Shell improvements and Land Improvements in accordance with Landlord's Plans and the Work Letter. Where more than one (1) type of material or structure is indicated, the selection will be by Landlord. As to all building materials and equipment which Landlord is obligated to supply under this Article, Landlord shall select the manufacturer thereof, so long as the product from any such manufacturer complies with the specifications of Landlord's Plans.

           2.2 Building Shell. Landlord shall cause to be constructed, within the time period set forth in the Development Schedule, at its expense, the Building Shell in accordance with Landlord's Plans.

           2.3 Land Improvements. Landlord shall cause to be constructed, within the time period set forth in the Development Schedule, at its expense, the Land Improvements in accordance with Landlord's Plans, including underground parking facilities, surface parking areas, landscaping, hardscape, drainage, irrigation and lighting.

                                    ARTICLE 3

                            TENANT'S IMPROVEMENT WORK

           3.1 GENERAL. "Tenant's Improvement Work" shall include the construction, purchase and/or installation of all of the Tenant's improvements in accordance with the approved Tenant's Improvement Plans.

           3.2 TENANT'S IMPROVEMENT WORK. Landlord shall cause to be constructed, within the time period set forth in the Development Schedule, the Tenant's Improvement Work in accordance with Tenant's Improvement Plans. All costs and expenses of Tenant's Improvement Work shall be paid by Landlord from the Tenant Improvement Fund. Landlord and Landlord's Contractor (as defined below) shall be

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responsible for ensuring that all of the Tenant's Improvement Work is completed in compliance with the Project Documents.

                                    ARTICLE 4

                          DESCRIPTION OF TENANT'S WORK

           4.1 GENERAL. "Tenant's Work" shall include the construction, purchase and/or installation of all improvements described in this Article.

           4.2 EQUIPMENT AND FURNISHINGS. Tenant shall construct, purchase and/or install, at Tenant's expense, all equipment and furnishings and other improvements in the Premises as may be required by Tenant in the operation of its business, other than the improvements described in Articles 2 and 3 of this Exhibit "D". Costs of interior decorating services (other than interior decorating services provided for in Tenant's Improvement Plans) shall be part of Tenant's Work. Any costs, expenses or damages incurred by Landlord arising out of or related to the performance of Tenant's Work by Tenant, its contractor, subcontractor or other agents, to the extent not contemplated by the Lease or this Exhibit "D"shall be paid by Tenant to Landlord.

                                    ARTICLE 5

                                 DESIGN CRITERIA

                           [Intentionally Left Blank]

                                    ARTICLE 6

                  LANDLORD'S USE OF A CONTRACTOR, COST ESTIMATE

           6.1 CONTRACTOR SELECTION. Subject to the conditions set forth in this
Article 6, Landlord may select any contractor or contractors ("Landlord's Contractor") for the construction of Landlord's Work, provided such contractor or contractors meets all licensing and insurance requirements established by the State of California and the City of San Diego . Tenant acknowledges that Landlord has engaged Nielsen Dillingham Builders as Landlord's Contractor for the construction of the Building Shell as described in this Exhibit "D". Tenant acknowledges that, as requested by Tenant, Landlord intends to engage Bycor General Contractors as Landlord's Contractor for the construction of Tenant's Improvement Work as described in this Exhibit "D" and Tenant agrees to the selection of such contractor.

           6.2  ESTIMATE OF TENANT'S IMPROVEMENT WORK COSTS.

                     6.2.1 On or before the date Tenant submits the Tenant Improvement Plans to the City for Plan Check, Landlord's Contractor shall submit to Landlord and Tenant a list of acceptable subcontractors from whom Landlord's Contractor desires to receive bids for the Tenant's Improvement Work required by the Tenant Improvement Plans.. All Tenant's Improvement Work shall be bid, other than general condition items. A minimum of three subcontractors per trade shall be designated on such list. Landlord and Tenant shall have a right to disapprove in writing any subcontractors shown on the list within the time set forth on the Development Schedule and to propose up to two (2) subcontractors from which Landlord's Contractor will be required to solicit bids unless Landlord has a reasonable objection to such proposed subcontractors. Each day of delay in approving or disapproving a subcontractor for each trade beyond the time period set forth in the Development Schedule shall be a Tenant-Caused Delay or Landlord-Caused Delay, as the case may be, as determined by the Construction Panel.

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                     6.2.2 From bids received by Landlord's Contractor from
approved subcontractors, Landlord's Contractor shall prepare a cost estimate of the Tenant's Improvement Work ("Cost Estimate"). Such Cost Estimate shall include the entire cost of the construction and all materials required for completing the Tenant's Improvement Work, including without limitation direct construction costs, costs of design build components of the Tenant's Improvement Work (excluding engineering costs associated with such design build components), costs of materials supplied by materialmen, Landlord's Construction Management Fee, all applicable taxes, the Tenant's Improvement Work and Landlord's Contractor's fees.

                     6.2.3 Landlord shall submit to Tenant, within the time period set forth in the Development Schedule, the Cost Estimate prepared by Landlord's Contractor for Tenant's approval.

           6.3  TENANT APPROVAL OF COST ESTIMATE.

                     6.3.1 Tenant shall, within five (5) business days after receipt of the Cost Estimate, notify Landlord in writing of either (i) Tenant's approval of the Cost Estimate or (ii) Tenant's disapproval of the Cost Estimate and specific instructions to Landlord to reduce the scope of Tenant's Improvement Work.

                     6.3.2 If Tenant disapproves the Cost Estimate and instructs Landlord to reduce the scope of Tenant's Improvement Work, and the scope reduction complies with the requirements of Section 1.7, and Tenant delivers to Landlord revisions to Tenant's Improvement Plans prepared by Tenant's Designer, if required, then Landlord shall cause Tenant's Improvement Plans, as revised, to be re-bid in accordance with Section 6.2 and shall cause a revised cost estimate to be prepared by Landlord's Contractor and delivered to Tenant ("Revised Cost Estimate"). Tenant's approval or disapproval of the Revised Cost Estimate shall be in compliance with this Section 6.3. Any subsequent reduction in the scope of Tenant's Improvement Work and re-bid shall be subject to the same procedures as set forth in this Section 6.3.

                     6.3.3 If Tenant fails to expressly approve or disapprove the original Cost Estimate or any Revised Cost Estimate within the time periods set forth in this Section 6.3, then each day of delay in Tenant's approval of the original Cost Estimate or any Revised Cost Estimate or any subsequent cost estimate beyond the time periods set forth in this Section
6.3 and any delay in preparing a Revised Cost Estimate shall be a Tenant-Caused Delay.

                     6.3.4 Within ten (10) days after Tenant approves the original Cost Estimate or any Revised Cost Estimate, Landlord shall enter into a construction contract with Landlord's Contractor for construction of Tenant's Improvement Work.

                      6.3.5 For each trade, Landlord's Contractor shall contract with the lowest responsible bidder. Landlord's Contractor shall enter into a stipulated sum contract with each subcontractor for the performance of such subcontractor's work. Landlord shall compensate Landlord's Contractor for performance of the Tenant's Improvement Work on a cost plus a fee basis with a guaranteed maximum cost in accordance with an AIA A111 Construction Contract. The guarantee maximum cost under the construction contract shall be an amount computed as follows:

                                 (a) a cap on the Landlord's Contractor's general conditions costs; plus

                                 (b)        the stipulated sums to be paid to
                                            subcontractors for performance of
                                            all work other than the general
                                            conditions items; plus

                                 (c) a contingency equal to five percent (5%) of the costs described in clauses (a) and (b); plus

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                                 (d)        Landlord's Contractor's Fee.

                     6.3.6 Landlord shall provide Tenant a copy of the fully executed construction contract for Tenant's Improvement Work between Landlord and Landlord's Contractor for Tenant's records. Landlord and Landlord's designated representatives, including Tenant, shall, as one of the terms and conditions of such contract, have the right, at all reasonable times, to audit Landlord's Contractor's financial and accounting records in connection with the construction of Tenant's Improvement Work. Landlord shall assume responsibility for administering the construction contract with Landlord's Contractor and supervising performance thereunder. Landlord's construction management duties shall include, without limitation, causing Landlord's Architect and Landlord's Contractor to review of shop drawings and samples for compliance with approved design criteria, assisting in preparation of bid documents and coordination of bidding process, conduct of weekly site visits and attendance at weekly project meetings, and oversight of installation of floor coverings and window coverings to assure quality installation thereof. Landlord may delegate such construction management responsibility to Coast Income Properties, Inc., an affiliate of Landlord. As compensation for rendering the above referenced construction management services, Landlord, or Landlord's designated construction manager, if any, shall be entitled to be paid from Tenant Improvement Fund a construction management fee ("Landlord's Construction Management Fee") of an amount equal to Fifty Cents ($.50) per square feet of Usable Area in the Premises.

                     6.3.7 If any dispute should arise between Landlord and Tenant as to whether a delay under the provisions of this Section 6.3 is a Landlord-Caused Delay or Tenant-Caused Delay, then such dispute shall be resolved in accordance with Article 11 of this Exhibit "D".

                                    ARTICLE 7

                          TENANT'S USE OF A CONTRACTOR

           7.1 CONTRACTOR SELECTION. Tenant may select any contractor ("Tenant's Contractor") reasonably approved by Landlord for the construction of Tenant's Work provided such contractor is bondable and meets all licensing and insurance requirements established by the State of California and the City of San Diego and has in force a comprehensive liability insurance policy covering bodily injury in the amounts of One Million Dollars ($1,000,000) per person and Two Million Dollars ($2,000,000) per occurrence (Two Million Dollars ($2,000,000) per person and Three Million Dollars ($3,000,000) per occurrence if the cost of the Tenant's Work exceeds Two Hundred Thousand Dollars ($200,000)) and covering property damage in the amount of One Million Dollars ($1,000,000) or such higher limits as Landlord may reasonably request, which policy of insurance shall name Landlord as an additional insured. Tenant shall provide Landlord with a copy of the contract with Tenant's Contractor (if any) prior to the commencement of Tenant's Work. However, Tenant may elect to self-perform any Tenant's Work.

           7.2 SPECIAL CONDITIONS. Tenant shall incorporate into the contract with Tenant's Contractor the following items as "Special Conditions":

                     (a) Tenant's Contractor shall diligently perform said work and shall use reasonable efforts to cooperate with Landlord and Landlord's Contractor so that the performance of such work does materially impede or delay Landlord in the completion of the Premises. Any delays in the completion of the Premises caused by Tenant's Contractor shall not relieve Tenant of any obligation under this Lease.

                     (b) Tenant's Contractor shall be responsible for the repair, replacement or clean-up of any damage caused by Tenant's Contractor to any other contractor's work in any area of the Project.

                     (c) Tenant's Contractor shall obtain written approval from Landlord prior to penetrating any floor slab. Landlord's approval shall not relieve Tenant or Tenant's Contractor from responsibility for damage to Landlord's Work or Tenant's Improvement Work and/or any Tenant's Work because of penetration by Tenant.

                     (d) Tenant's Contractor shall store all construction materials and contain all operations within the Premises and such other space as Landlord may specifically permit. Should Tenant be assigned space outside of the Premises, Tenant shall move to such other space as Landlord shall direct from time to time to avoid interference or delays with other work. All trash, construction debris and surplus construction materials shall be promptly removed from the Project.

                     (e) Tenant's Contractor shall notify Landlord or Landlord's project manager of any work to be done on weekends or other than normal job hours.

                     (f) Tenant and Tenant's Contractor shall comply with all applicable laws, codes, rules and regulations governing the performance of Tenant's Work, including all applicable safety regulations reasonably established by Landlord's Contractor for the Project.

                     (g) Prior to commencement of construction, Tenant shall submit to Landlord evidence of insurance as required in Article 8, Section
8.02 of the Lease and Section 1.6.6 of this Exhibit "D".

                     (h) Tenant's Contractor or subcontractors shall not post signs on any part of the Project.

                     (i) Any and all work performed by Tenant or Tenant's Contractor shall be performed in a manner so as to avoid any labor dispute which results in a stoppage or impairment as the result of any such labor dispute. Tenant shall immediately undertake such action as may be necessary to eliminate such dispute or potential dispute, including without limitation
(a) removing all disputants from the job site until such time as the labor dispute no longer exists, (b) seeking an injunction in the event of a breach of contract between Tenant and Tenant's Contractor and (c) filing appropriate unfair labor practice charges in the event of a union jurisdictional dispute.

                     (j) Prior to the commencement of construction, Tenant shall give written notice to Landlord thereof and, if the cost of the Tenant's Work exceeds Two Hundred Thousand Dollars ($200,000), obtain or cause Tenant's Contractor to obtain payment and performance bonds covering the faithful performance of the contract for the construction of Tenant's Work and the payment of all obligations arising thereunder. Such bonds shall be for the mutual benefit of both Landlord and Tenant and shall be issued jointly to Landlord and Tenant as obligees and beneficiaries. Prior to the date Tenant commences construction of Tenant's Work, Tenant shall submit evidence satisfactory to Landlord that such bonds have been issued if same are required pursuant to the provisions hereof.

                                    ARTICLE 8

                        COMPLETION AND RENT COMMENCEMENT

           8.1 DEFINITIONS. For purposes of this Article 8 and this Exhibit "D", the following definitions shall apply:

                     (a) As used in this Section and throughout the Lease, including all Exhibits, the terms "Substantial Completion" and "Substantially Complete" shall mean (i) as applied to Landlord's Work, the date the Project Architect has certified that Landlord's Work is complete, and (ii) as applied to the Premises, the date on which both (A) Landlord's Contractor has certified that Tenant's Improvement Work is complete except for Punch-list items as described in Section 9.2 of this Work Letter, and (B) the City has issued a temporary certificate of occupancy for the Premises.

                     (b) "Force-Majeure Delays" shall mean delays or occurrences outside the reasonable control of a party other than a delay or occurrence as defined in subparagraphs (c), (d) and (e) of this

Section 8.1;

                     (c) "Tenant-Caused Delays" shall mean (i) those delays, exclusive of Force-Majeure Delays, caused by the failure of Tenant, Tenant's Designer or other representatives of Tenant to act within the time limits set forth in the Development Schedule and this Exhibit "D"; (ii) delays defined as Tenant-Caused Delays pursuant to this Exhibit "D"; and (iii) delays resulting from Tenant's request for materials, finishes or installations which are unavailable and nonstandard (other than those typical for improving buildings as offices). It is the parties' intent that the Tenant's Improvement Work be Substantially Complete on or before March 15, 2001, as set forth in the Development Schedules provided Tenant's Designer submits Tenant's Improvement Plans to the City of San Diego for the building permit purposes on or before September 1, 2000, and the City approves the Tenant's Improvement Plans and issues building permits for same on or before November 1, 2000..

                     (d) "Landlord-Caused Delays" shall mean (i) those delays, exclusive of Force-Majeure Delays, caused by the failure of Landlord, Project Architect, Landlord's Contractor, materialmen, construction managers or other representatives of Landlord to act within the time limits set forth in the Development Schedule and this Exhibit "D"; and (ii) delays defined as Landlord-Caused Delays pursuant to this Exhibit "D"; and

                     (e) "City-Required Change" shall mean any change to the Tenant's Improvement Plans submitted to the City of San Diego as a condition to its approval of such Plans (except for changes to Tenant's Improvement Plans required by the City as a result of a Landlord Change). Any City-Required Change shall be deemed Tenant-Caused Delays, except as provided in Section 1.5.

           8.2  COMPLETION OF THE WORK AND COMMENCEMENT DATE.

                     8.2.1 Landlord shall use its best efforts to Substantially Complete Landlord's Work and Tenant's Improvement Work on or before the "Estimated Term Commencement Date" as such Estimated Term Commencement Date may be extended pursuant to the terms of this Exhibit "D". The Estimated Term Commencement Date shall be extended one day for each day of delay in Substantial Completion of Landlord's Work and Tenant's Improvement Work resulting from Tenant-Caused Delays.

                     8.2.2 The Estimated Term Commencement Date shall be extended one day for each day of delay in Substantial Completion of Landlord's Work and Tenant's Improvement Work resulting from Force Majeure Delays, provided that the maximum period of extension of the Estimated Term Commencement Date resulting from Force Majeure Delays shall not exceed sixty
(60) days.

                      8.2.3 The Term Commencement Date and Tenant's obligation to pay Basic Annual Rent and Additional Rent shall be advanced one day for each day of delay in Substantial Completion of Landlord's Work and Tenant's Improvement Work which result from Tenant-Caused Delays; provided, however, in no event shall the Term Commencement Date or Tenant's obligation to pay Base Rent occur before the date set forth in the Base Lease Information of the Lease as the Estimated Term Commencement Date (without any adjustments thereto).

           8.3 CALCULATIONS OF DELAYS/UPDATE OF DEVELOPMENT SCHEDULE. Any delay in Landlord's or Tenant's performance beyond the date and time for such performance set forth in the Development Schedule shall be a Force-Majeure Delay, a Tenant-Caused Delay or a Landlord-Caused Delay as determined in accordance with the terms and conditions of this Exhibit "D". Landlord-Caused Delays, Tenant-Caused Delays and Force-Majeure Delays shall be allocated in accordance with the following procedure: Force-Majeure Delays shall be applied first when extending the Estimated Term Commencement Date, whether Landlord-Caused Delays and/or Tenant-Caused Delays are concurrent or contributive. Landlord-Caused Delays and Tenant-Caused Delays which are concurrent or contributive shall be deemed Force-Majeure Delays. Landlord-Caused Delays, exclusive of Force-Majeure Delays and Tenant-Caused Delays, shall be Landlord-Caused Delays. Tenant-Caused
Delays, exclusive of Force-Majeure Delays, and Landlord-Caused Delays shall be Tenant-Caused Delays. By way of example, if the completion date is extended ten (10) days for Force-Majeure Delays and during such ten-day period there are three (3) days of Tenant-Caused Delays and five days of Landlord-Caused Delays, all ten (10) days of delays will be Force-Majeure Delays. If the completion date is extended ten (10) days, two (2) days of which are Force-Majeure Delays which occur concurrently with Landlord-Caused Delays, five (5) days of which are Tenant-Caused Delays which occur concurrently with Landlord-Caused Delays, and three (3) days of which are Landlord-Caused Delays, exclusive of Force-Majeure Delays and Tenant-Caused Delays, the delay period shall be allocated as follows: seven (7) days of Force-Majeure Delays and three (3) days of Landlord-Caused Delays. At each weekly on-site Work review meeting (unless a less frequent schedule is mutually agreed upon by the parties), Landlord and Tenant, through their designated construction representatives, shall update the Development
Schedule and account for and allocate all Force-Majeure Delays, Landlord-Caused Delays and Tenant-Caused Delays in accordance with this
Section 8.3; provided, however, if Landlord and Tenant, through their designated construction representatives are unable to agree on the allocation of Force-Majeure Delays, Landlord-Caused Delays and Tenant-Caused Delays, then such dispute shall be resolved in accordance with Article 11 of this Exhibit "D". Notwithstanding anything in this Exhibit "D" to the contrary, if a Force-Majeure Delay, a Landlord-Caused Delay and/or a Tenant-Caused Delay are/is deemed to have occurred pursuant to this Exhibit "D" but such delay has no effect on the critical path of the Development Schedule, then the Development Schedule shall govern and such delay shall be deemed not to have occurred.

                                    ARTICLE 9

                                   DEVELOPMENT

           9.1 TENANT'S CONSTRUCTION REPRESENTATIVES. Tenant designates Paul Stambo, an employee of Tenant (or such other individuals designated as a construction representative) as Tenant's construction representatives ("Tenant's Construction Representatives") in connection with Tenant's Improvement Work. Tenant's Construction Representatives shall be allowed complete access to the Building during construction and shall participate in all meetings with Landlord's Contractor and subcontractors involved in the construction of Tenant's Improvement Work. Tenant's Construction Representatives are the only individuals authorized to approve each Change requested by Tenant pursuant to
Section 1.7 of this Exhibit "D". Any questions arising during construction shall be directed to Tenant's Construction Representatives. Notwithstanding anything to the contrary in this Exhibit "D", any and all changes requested by Landlord to be made to the Landlord's Plans or Tenant's Improvement Plans, or changes in construction of the Building Shell, Land Improvements and/or Tenant Improvements, shall be approved by Tenant prior to implementing such change, which approval shall not be unreasonably withheld or delayed. Such change (i) must be consistent with Landlord's Plans and the approved Tenant's Improvement Plans, as modified by any Changes, and (ii) shall be documented in writing and Tenant shall give approval by having Tenant's Construction Representatives sign an appropriate change order.

           9.2 DELIVERY OF THE PREMISES. Landlord shall deliver the Premises to Tenant upon Substantial Completion of Tenant's Improvement Work in clean and operating condition, subject to punch-list items. For purposes of this Section 9.2, the term "clean and operating condition" shall include the following: (a) tile floors wet mopped, waxed and buffed and carpets vacuumed; (b) walls and partitions cleaned and all holes filled and touched up; (c) all glass cleaned on both sides; (d) trash, dirt and left-over materials shall be removed from the Building entrance area; (e) air-conditioning, heating and ventilating systems shall be in operating condition suitable for Tenant's occupancy in the Building;
(f) plumbing, electrical and elevator systems shall be in good operating condition; and (g) the Building shall be in good condition and all site work, including without limitation, hardscape, landscape, storm drainage, parking lot striping and parking lot cleaning shall be complete. Punch-list items shall mean such minor pick-up work as would not materially interfere with Tenant's occupancy and use of the Premises for the purpose for which it is to be used; provided, however, in no event shall punch-list items include work which would unreasonably interfere with Tenant's use of such facilities for the purpose for which they are intended.

           9.3 AS-BUILT DRAWINGS. Landlord shall maintain a set of "as-built" drawings of the Premises, which shall be available for inspection by Tenant at the office of Landlord during normal business hours.

                                   ARTICLE 10

                                   DEFINITIONS

           10.1 DEFINITIONS. Any capitalized, but undefined term used in this Exhibit "D" shall have the same meaning as set forth in the Lease.

                                   ARTICLE 11

                         CONSTRUCTION DISPUTE RESOLUTION

           11.1 DISPUTE RESOLUTION. If any dispute arises in connection with this Exhibit "D", such dispute shall be resolved in accordance with this Article. Such dispute shall be determined by a panel consisting of one representative of Landlord, one of Tenant's Construction Representatives (or another party designated by Tenant), Project Architect, Tenant's Designer and a fifth party that has extensive development and construction experience in the construction of comparable office buildings of the San Diego County area selected in accordance with Section 11.3 of this Article (the "Construction Panel").

           11.2 NOTICE. All disputes to be determined in accordance with this Article shall be raised by notice to the other party, which notice shall state with particularity the nature of the dispute and the demand for relief, making specific reference by Section number and title to the provision of this Exhibit "D" alleged to give rise to the dispute. Such notice shall also refer to this Article.

           11.3 SELECTION OF FIFTH PARTY/COSTS. Landlord's representative, Tenant's representative, Project Architect and Tenant's Designer shall mutually and promptly select a fifth party who meets the qualifications set forth in
Section 11.1 of this Article. In the event a selection is not made within two
(2) days after demand for resolution is made, the fifth party shall, upon the request of either party, be appointed by the then-president of the Association of General Contractors of San Diego County. All proceedings contemplated by this Section shall take place at the location for all job-site meetings, unless the Construction Panel mutually agrees to another location. The cost for the fifth party's services shall be paid by the non-prevailing party in the dispute being determined by the Construction Panel, unless the Construction Panel determines otherwise.

           11.4 INTERPRETATION AND RESOLUTION. In determining any dispute, the Construction Panel shall apply the pertinent provisions of this Exhibit "D" without departure therefrom in any respect. The Construction Panel shall not have the power to add to, modify or change any of the provisions of this Exhibit "D"; but this provision shall not prevent in any appropriate case the interpretation, construction and determination by the Construction Panel of the applicable provisions of this Exhibit "D" to the extent necessary in applying the same to the matters to be determined by the Construction Panel. As part of resolving a dispute, the Construction Panel shall determine the days of delay in completing the Landlord's Work and Tenant's Improvement Work which directly result from the dispute being considered by the Construction Panel, if any. The days of delay shall be designated as either Tenant-Caused Delays, Landlord-Caused Delays or Force-Majeure Delays or any combination of the three types of delay, as determined by the Construction Panel.

           11.5 CONTINUED PERFORMANCE. During any proceedings pursuant to this Article, Landlord and Tenant shall, to the extent possible, continue to perform and discharge all of their respective obligations under this Exhibit "D" and the Lease.

           11.6 BINDING RESOLUTION. The Construction Panel shall meet within two
(2) business days of the fifth party being selected as a member of the Construction Panel and the Construction Panel shall thereafter resolve the issue in dispute within two (2) business days, unless it is mutually agreed among the Construction Panel members that additional time is necessary to resolve the dispute, but in no event shall such additional time exceed five (5) business days. Landlord and Tenant agree that time and strict punctual performance are of the essence with respect to each provision of this Exhibit "D" and that any and all decisions of the Construction Panel as to the matter in dispute shall be binding upon both Landlord and Tenant.

                           ATTACHMENT 1 to EXHIBIT "D"

                   DESCRIPTION OF BUILDING SHELL REQUIREMENTS

           The "Building Shell" as defined in the Work Letter shall include those elements shown on Landlord's Plans described as : Construction Set Drawings dated December 3, 1999, Addendum No. 1, and Project Manual dated December 3, 1999, both as prepared by Brian Paul & Associates, as same may be amended from time to time as set forth in the Work Letter.



                           ATTACHMENT 2 TO EXHIBIT "D"

                              DEVELOPMENT SCHEDULE

                                   [ATTACHED]

                           ATTACHMENT 3 TO EXHIBIT "D"

                                PROJECT DOCUMENTS

----------------------------------------

1. Landlord's Plans.

2. Building Standards for Tenant Improvements dated June, 2000, prepared by Facilities Solutions.

3. Project Operating Budget dated June 8, 2000 (preliminary draft subject to finalization).

                                  OFFICE LEASE

                          PACIFIC PLAZA AT TORREY HILLS

                                  (Building B)



                        PACIFIC PLAZA CARMEL VALLEY LLC,
                     a California limited liability company

                                  as Landlord,

                                       and

                                 JNI CORPORATION

                             a Delaware corporation

                                    as Tenant

                                  July 11, 2000

                             BASIC LEASE INFORMATION
                                  OFFICE LEASE

Lease Date:                                  July 11, 2000

Landlord:                                    Pacific Plaza Carmel Valley LLC, a California limited liability company

Managing Agent:                              Coast Income Properties, Inc., a California corporation

Landlord's Address:                          c/o Coast Income Properties, Inc.
                                             4350 La Jolla Village Drive, Suite 150
                                             San Diego, California  92122

Tenant:                                      JNI Corporation, a Delaware corporation

Tenant's Address:                            9775 Towne Centre Drive
                                             San Diego, California

                                             Until term commencement date, Premises thereafter

Legal Description of Land:                   See Exhibit "A"

Premises:                                    The entire four (4) floors of a
                                             four-story building located at
                                             10945 Vista Sorrento Parkway, San
                                             Diego, California (the "Building"),
                                             in that development commonly known
                                             as Pacific Plaza at Torrey Hills
                                             (the "Project"). The Building is
                                             sometimes herein referred to as
                                             Building B of the Project.

Rentable Area of the Premises:               Approximately 85,329 rentable square feet.

Rentable Area of the Building:               Approximately 85,329 rentable square feet.

Rentable Area of the Project:                Approximately 214,848  rentable square feet.

Usable Area of the Premises:                 Approximately 80,636 usable square feet.

Usable Area of the  Building:                Approximately 80,636 usable square feet.

Permitted Uses:                              General office purposes, plus approximately twenty percent (20%) computer laboratory/light assembly area.

Term:                                        Ten (10) years.

Estimated Term
Commencement Date:                           March 1, 2001.


Base Rent:

         LEASE YEAR            BASE RENT                                                ANNUAL BASE RENT
         -----------           ---------                                                ----------------
                1              $ 2.35 per rentable sq. ft./month                $28.20  per rentable sq. ft./year
                2              $ 2.40 per rentable sq. ft./month                $28.80  per rentable sq. ft./year
                3              $ 2.45 per rentable sq. ft./month                $29.40  per rentable sq. ft./year
                4              $ 2.50 per rentable sq. ft./month                $30.00  per rentable sq. ft./year
                5              $ 2.55 per rentable sq. ft./month                $30.60  per rentable sq. ft./year
                6              $ 2.6265 per rentable sq. ft./month              $31.52  per rentable sq. ft./year
                7              $ 2.7053 per rentable sq. ft./month              $32.46  per rentable sq. ft./year
                8              $ 2.7865 per rentable sq. ft./month              $33.44  per rentable sq. ft./year
                9              $ 2.8700 per rentable sq. ft./month              $34.44  per rentable sq. ft./year
               10              $ 2.9561 per rentable sq. ft./month              $35.47  per rentable sq. ft./year


Base Calendar Year:                      2001

Tenant's  Project Share of
Project Operating Expenses:              39.7%

Tenant's Building Share of
Building Operating Expenses:             100%

Security Deposit:                        See Section 4.05 and Exhibit G, Section 19.02.

Broker:                                  CB Richard Ellis, Inc. representing Landlord, and Kelley Commercial, Inc. representing
                                         Tenant.

Business Hours:                          6:00 a.m. to 6:00 p.m., Monday through Friday, and 9:00 a.m. to 12:00 noon on Saturdays, holidays being those days designated as Federal Holidays pursuant to 5 U.S.C. Section6103, other than Columbus Day ("Holidays").

Broker's Fee paid by:                    Pacific Plaza Carmel Valley LLC, a California limited liability company.


The foregoing Basic Lease Information is hereby incorporated into and made a part of this Lease. Each reference in this Lease to any of the terms above shall mean the respective information hereinabove set forth and shall be construed to incorporated all of the terms provided under the particular paragraph pertaining to such information. In the event of any conflict between any Basic Lease Information and the Lease, the latter shall control.


LANDLORD:

PACIFIC PLAZA CARMEL VALLEY LLC,
a California limited liability company,
By: COAST PACIFIC PLAZA LLC,
      a California limited liability company,
      Its Manager
      By: COAST INCOME PROPERTIES, INC.,
            a California corporation, Its Manager


            By:
               ----------------------------------
                    Thomas G. Blake, President

TENANT:

JNI CORPORATION, a Delaware corporation

By:
    -----------------------------
Name:

Its:
    -----------------------------



By:
    -----------------------------
Name:

Its:
    -----------------------------


                                TABLE OF CONTENTS

ARTICLE                                                                                                        PAGE
1.       PREMISES.................................................................................................1
                  1.01 PREMISES...................................................................................1
                  1.02 EXHIBITS...................................................................................1
                  1.03 COMMON AREAS...............................................................................1
                  1.04 LANDLORD'S RESERVED RIGHTS IN COMMON AREAS AND PROJECT.....................................1
                  1.05 RENTABLE AREA..............................................................................2
                  1.06 TENANT'S PARKING ENTITLEMENTS..............................................................3
                  1.07 CONDITION OF PREMISES......................................................................3

2.       TENANT'S IMPROVEMENTS....................................................................................3
                  2.01 PLANS......................................................................................3
                  2.02 TENANT IMPROVEMENT ALLOWANCE...............................................................3
                  2.03 CONSTRUCTION...............................................................................4
                  2.04 FAILURE TO COMPLETE CONSTRUCTION...........................................................4

3.       TERM.....................................................................................................4
                  3.01 COMMENCEMENT OF TERM.......................................................................4
                  3.02 EARLY OCCUPANCY............................................................................4
                  3.03 NOTICE OF LEASE DATES......................................................................5
                  3.04 OPTION TO EXTEND TERM......................................................................5
                  3.05 DAYS.......................................................................................5

4.       RENT.....................................................................................................5
                  4.01 BASE RENT..................................................................................5
                  4.02 ADDITIONAL RENT............................................................................7
                  4.03 ESCALATION.................................................................................7
                  4.04 LATE PAYMENT...............................................................................7
                  4.05 SECURITY DEPOSIT...........................................................................7

5.       INSURANCE................................................................................................8
                  5.01 ALL RISK COVERAGE..........................................................................8
                  5.02 LIABILITY COVERAGE.........................................................................8
                  5.03 WORKER'S COMPENSATION INSURANCE............................................................8

                                      iii

                  5.04 BUSINESS INTERRUPTION INSURANCE............................................................9
                  5.05 INSURANCE CERTIFICATES.....................................................................9
                  5.06 TENANT'S FAILURE...........................................................................9
                  5.07 WAIVER OF SUBROGATION......................................................................9
                  5.08 TENANT'S PROPERTY AND FIXTURES.............................................................9
                  5.09 INDEMNIFICATION............................................................................9
                  5.10 EARTHQUAKE AND FLOOD INSURANCE............................................................10
                  5.11 OTHER TENANT INSURANCE COVERAGE...........................................................10

6.       OPERATING EXPENSES......................................................................................10
                  6.01 TENANT'S SHARE............................................................................10
                  6.02 DEFINITION OF OPERATING EXPENSES..........................................................11
                  6.03 PRORATION.................................................................................15
                  6.04 SURVIVAL..................................................................................16
                  6.05 ESTIMATED PAYMENTS........................................................................16
                  6.06 ADJUSTMENT................................................................................16
                  6.08 SERVICES AND UTILITIES....................................................................17

7.       REPAIRS AND MAINTENANCE.................................................................................18
                  7.01 TENANT REPAIRS AND MAINTENANCE............................................................18
                  7.02 LANDLORD REPAIRS AND MAINTENANCE..........................................................18
                  7.03 INSPECTION OF PREMISES....................................................................18
                  7.04 LIENS.....................................................................................18

8.       FIXTURES, PERSONAL PROPERTY AND ALTERATIONS.............................................................19
                  8.01 FIXTURES AND PERSONAL PROPERTY............................................................19
                  8.02 ALTERATIONS...............................................................................19
                  8.03 REMOVAL OF ALTERATIONS....................................................................20
                  8.04  MINOR ALTERATIONS........................................................................20

9.       USE AND COMPLIANCE WITH LAWS............................................................................20
                  9.01 GENERAL USE AND COMPLIANCE WITH LAWS......................................................20
                  9.02 SIGNS.....................................................................................20
                  9.03 PARKING ACCESS............................................................................21
                  9.04 FLOOR LOAD................................................................................21
                  9.05 DELIVERIES................................................................................21

10.      DAMAGE AND DESTRUCTION..................................................................................21
                  10.01  RECONSTRUCTION..........................................................................21
                  10.02 RENT ABATEMENT...........................................................................21
                  10.03 REPAIR PERIOD NOTICE.....................................................................22
                  10.04 EXCESSIVE DAMAGE OR DESTRUCTION/OPTION TO TERMINATE......................................22
                  10.05 UNINSURED CASUALTIES AND OTHER CONDITIONS/OPTION TO TERMINATE............................22
                  10.06 WAIVER...................................................................................22

11.      EMINENT DOMAIN..........................................................................................22
                  11.01TOTAL CONDEMNATION........................................................................22
                  11.02 PARTIAL CONDEMNATION.....................................................................22
                  11.03 LANDLORD'S AWARD.........................................................................23
                  11.04 TENANT'S AWARD...........................................................................23
                  11.05 TEMPORARY CONDEMNATION...................................................................23
                  11.06 NOTICE AND EXECUTION.....................................................................23

                                      iv

12.      DEFAULT.................................................................................................23
                  12.01 EVENTS OF DEFAULT........................................................................23
                  12.02 LANDLORD'S REMEDIES......................................................................24

13.      ASSIGNMENT AND SUBLETTING...............................................................................25
                  13.01 ASSIGNMENT AND SUBLETTING; PROHIBITION...................................................25
                  13.02 BONUS RENTAL.............................................................................26
                  13.03 SCOPE....................................................................................26
                  13.04 WAIVER...................................................................................26
                  13.05 RELEASE..................................................................................26
                  13.06 RECAPTURE OF PREMISES....................................................................27

14.      HAZARDOUS MATERIALS.....................................................................................27
                  14.01 DEFINITIONS..............................................................................27
                  14.02 USE......................................................................................28
                  14.03 COMPLIANCE WITH LAWS; HANDLING OF HAZARDOUS MATERIALS....................................28
                  14.04 COMPLIANCE WITH INSURANCE REQUIREMENTS...................................................28
                  14.05 INDEMNITY................................................................................29
                  14.06 NOTICE...................................................................................29
                  14.07 DEFAULT..................................................................................29
                  14.08 LANDLORD'S DISCLOSURE....................................................................29

15.      OFFSET STATEMENT, ATTORNMENT AND SUBORDINATION..........................................................29
                  15.01 ESTOPPEL CERTIFICATE.....................................................................29
                  15.02 ATTORNMENT...............................................................................30
                  15.03 SUBORDINATION............................................................................30
                  15.04 NON-DISTURBANCE..........................................................................30

16.      NOTICES.................................................................................................30
                  16.01 NOTICES..................................................................................30

17.      SUCCESSORS BOUND........................................................................................30
                  17.01 SUCCESSORS BOUND.........................................................................30

18.      MISCELLANEOUS...........................................................................................31
                  18.01 WAIVER...................................................................................31
                  18.02 EASEMENTS................................................................................31
                  18.03 RELOCATION...............................................................................31
                  18.04 NO LIGHT, AIR OR VIEW EASEMENT...........................................................31
                  18.05 CORPORATE AUTHORITY......................................................................31
                  18.06 ACCORD AND SATISFACTION..................................................................31
                  18.07 LIMITATION OF LANDLORD'S LIABILITY.......................................................31
                  18.08 TIME.....................................................................................32
                  18.09 ATTORNEYS' FEES..........................................................................32
                  18.10 CAPTIONS AND ARTICLE NUMBERS.............................................................32
                  18.11 SEVERABILITY.............................................................................32
                  18.12 APPLICABLE LAW...........................................................................32
                  18.13 SUBMISSION OF LEASE......................................................................33
                  18.14 HOLDING OVER.............................................................................33
                  18.15 SURRENDER................................................................................33
                  18.16 RULES AND REGULATIONS....................................................................33

                                       v

                  18.17 NO NUISANCE..............................................................................33
                  18.18 BROKER...................................................................................33
                  18.19 LANDLORD'S RIGHT TO PERFORM..............................................................33
                  18.20 MORTGAGE PROTECTION......................................................................34
                  18.21 NONLIABILITY.............................................................................34
                  18.22 MODIFICATION FOR LENDER..................................................................34
                  18.23 RECORDING................................................................................34
                  18.24 ENTIRE AGREEMENT.........................................................................34
                  18.25 ADDITIONAL LEASE PROVISIONS..............................................................35

19       ADDITIONAL LEASE PROVISIONS..........................................................................G - 1
                  19.01 ADDITIONAL LEASE......................................................................G - 1
                  19.02 LETTER OF CREDIT......................................................................G - 1
                  19.03 RIGHT OF FIRST OFFER TO LEASE ADDITIONAL SPACE IN PROJECT.............................G - 2
                  19.04 RENT REIMBURSEMENT....................................................................G - 3
                  19.05 CONFORMANCE TO WORK LETTER............................................................G - 3
                  19.06 USE OF ROOF...........................................................................G - 3
                  19.07 ADDITIONAL PROVISIONS RELATING TO RULES AND REGULATIONS...............................G - 3


                                    EXHIBITS


Exhibit A -- Legal Description              Exhibit E -- Rules and Regulations
Exhibit B -- Building Floor Plans           Exhibit F -- Letter of Credit
Exhibit C -- Preliminary Plans              Exhibit G -- Addendum to Lease
Exhibit D -- Work Letter

                                  OFFICE LEASE

           THIS LEASE ("Lease"), dated for reference and effective as of the 11th day of July, 2000, made and entered into by and between PACIFIC PLAZA CARMEL VALLEY LLC, a California limited company ("Landlord"), and JNI CORPORATION a Delaware corporation ("Tenant"), for space in the building located at 10945 Vista Sorrento Parkway (the "Building") located in the City of San Diego, County of San Diego, State of California, in that development commonly known as Pacific Plaza at Torrey Hills (the "Project"), described more particularly on the Legal Description, attached hereto as Exhibit A, shall be upon the terms and conditions contained hereinafter.

1. PREMISES

1.1 PREMISES. Landlord leases to Tenant, subject to the provisions of this Lease, the Premises in the Building as set forth in the Basic Lease Information, the usable space of which is shown on the Building Floor Plans, attached hereto as Exhibit B. The rentable square feet of the Premises, Building and Project shall be as set forth in the Basic Lease Information, subject however, to adjustment as set forth in Section 1.05. By entering the Premises, Tenant shall be deemed to accept the same (subject, however, to the provisions of Section 1.07) and subject to all applicable municipal, county, state and federal statutes, laws, ordinances, including zoning ordinances, and regulations governing and relating to the Tenant's use, occupancy or possession of the Premises. Tenant acknowledges that the only warranties and representations Landlord has made in connection with the physical condition of the Premises or Tenant's use of the same upon which Tenant has relied directly or indirectly for any purpose are those expressly provided in this Lease.

1.2 EXHIBITS. The following Exhibits are attached to this Lease after the signatures and by reference thereto are incorporated herein:

       Exhibit A     Legal Description
       Exhibit B     Building Floor Plans and Site Plan
       Exhibit C     Preliminary Plans
       Exhibit D     Work Letter
       Exhibit E     Letter of Credit
       Exhibit F     Addendum to Lease

1.3 COMMON AREAS. Tenant shall have, as appurtenant to the Premises and subject to reasonable rules and regulations from time to time made by Landlord the right to the use of the following in common (the "Common Areas"):

       (a) Building Common Area. The common stairways and accessways, lobbies, entrances, stairs, elevators, maintenance and utility service areas and any passageways thereto, and the common pipes, ducts, conduits, wires and appurtenant equipment serving the Premises (`the "Building Common Areas");

       (b) Project Common Area. The common walkways, sidewalks, landscape areas, parking spaces and driveways necessary for access to the Project and Parking Area (the "Project Common Areas"); and;

       (c) Parking Area. The common area located in the Project parking lot area ("Parking Area") as shown on Exhibit "B.".

1.4 LANDLORD'S RESERVED RIGHTS IN COMMON AREAS AND PROJECT. Landlord reserves full control over the Common Areas to the extent not inconsistent with Tenant's quiet enjoyment and use of the Premises. This reservation includes but is not limited to right of Landlord, to grant easements and licenses to others and the right to maintain or establish ownerships of the Building separate from fee title to the land and other improvements in the Project, to the extent not inconsistent with Tenant's quiet enjoyment and use of the Premises as granted by this Lease. Tenant shall, should Landlord so request, promptly join with Landlord in execution of such documents as may be reasonably appropriate to assist Landlord to implement any such action provided Tenant need not execute any document which is of a nature wherein liability is created in Tenant or if, by reason of the terms of such document, Tenant may be deprived of the quiet enjoyment and use of the Premises as granted by this Lease. Landlord reserves the right from time to time to do any of the following, so long as Landlord does not materially and unreasonably interfere with Tenant's use or quiet enjoyment of the Premises as granted by this Lease: (a) to install, use, maintain, repair, relocate and replace any pipes, ducts, conduits, wires and appurtenant meters and equipment for service to the Building above the ceiling surfaces, below the floor surfaces, within the walls and in the central core areas; (b) to change the lines of the lot or lots on which the Project stands ("Lot") and to redesign and restripe the parking facilities around the Building and make other reasonable changes and grant other rights thereto, including without limitation, the granting of easements, rights of way and rights of ingress and egress and similar rights to users of parcels in or adjacent to the parcel on which the Building is situated; and (c) to alter or relocate any common areas or other facilities. Notwithstanding the foregoing, Landlord shall not reduce the number of parking spaces in the Parking Area by more than two percent (2%) without Tenant's approval. Landlord reserves the right to grant exclusive use to portions of the Parking Area to specific tenants subject to Tenant's rights to parking under Section 1.06. Tenant's approval rights set forth in this Section 1.04 shall be effective only for so long as Tenant and any Affiliate Transferee, in the aggregate, continue to lease at least eighty percent (80%) of the Rentable Area in the Building.

1.5 RENTABLE AREA. As used in this Lease, the Rentable Area of the Premises, Building and Project shall be the square footage designated in the Basic Lease Information, subject however, to adjustment as set forth in this
Section 1.05.

       (a) The term "Rentable Area" as used in this Lease shall mean the floor rentable area and the term "Usable Area" as used in this Lease shall mean the floor Usable Area as both terms are measured and determined applying the Standard Method for Measuring Floor Area in Office Buildings" (ANSI/BOMA Z65.1, 1996).

       (b) The term "Rentable Area" when applied to Tenant is that area equal to the Rentable Area of the Premises. The term "Usable Area" when applied to Tenant is that area equal to the Usable Area of the Premises. The term "Rentable Area," when applied to the Project, is that area equal to the Rentable Area of the buildings in the Project, including the Building. The term "Usable Area," when applied to the Project, is that area equal to the Usable Area of the buildings in the Project, including the Building.

       (c) The initial Rentable Area of the Premises, the Building and the Project as set forth in the Basic Lease Provisions is an estimate of the area which will, upon completion of development of the Building, constitute the Rentable Area of the Premises, the Building and the Project, respectively. Due to changes in configurations which may be required in connection with the development of the Building and the Project, the Rentable Area set forth in the Basic Lease Provisions for the Premises, the Building and the Project is subject to modification. In the event the Rentable Area applicable to the Premises, the Building or the Project differs from such initial Rentable Area, the Basic Annual Rent, monthly installments of Basic Annual Rent. Tenant's Share of Project Operating Expenses and Tenant's Share of Building Operating Expenses shall be adjusted upward or downward, as applicable, based on the actual Rentable Area of the Premises, the Building and the Project.

       (d) Upon Substantial Completion of the Building Shell, the square feet of Rentable Area in the Premises shall be field measured and confirmed by the Project Architect (as defined in the Work Letter) and shall be presented to Tenant in writing. Within ten (10) business days, Tenant shall either accept or reject Landlord's calculation. If Tenant accepts such calculation, it shall become conclusive and binding on Landlord and Tenant as to the actual square feet of Rentable Area for the

Premises. If Tenant rejects such calculation, Tenant shall have the Building field measured by Tenant's Architect (as defined in the Work Letter) using the same measurement method. If the Rentable Area as determined by the Project Architect and by Tenant's Architect differs by less than two hundred
(200) square feet, the Rentable Area as determined by the Project Architect shall be conclusive and binding on Landlord and Tenant. If the Rentable area as determined by the Project and by Tenant's Architect differs by more than two hundred (200) square feet and the Project Architect and Tenant's Architect cannot agree on the Rentable Area of the Premises, they shall select a third independent architect to field measure the Building using the same measurement method and the determination of the Rentable Area by such third party architect shall be conclusive and binding on Tenant and Landlord. Landlord and Tenant shall each pay one-half (1/2) of the fees and expenses of the independent architect. The same procedure shall be applied to determining the Rentable Area of all buildings in the Project.

1.6 TENANT'S PARKING ENTITLEMENTS. Tenant shall be entitled to the non-exclusive use, without charge, of a pro rata number of parking spaces of the Parking Area during the Term and any extension thereof. Landlord shall allocate twenty-five (25) parking spaces of such number for Tenant's exclusive use in the area of the Project designated as the parking area for the Building. The location of such parking spaces shall be as shown on Exhibit B attached hereto. Tenant shall be entitled to install signage in conformance with the Tenant's Improvement Plans indicating such spaces as Tenant's parking. Landlord shall have no responsibility for policing or otherwise enforcing parking rights in the Project; provided, however, if unauthorized parking the Parking Area causes Tenant persistently to be deprived of its rights to use the Parking Area pursuant to this Lease, then Landlord shall, after written notice from Tenant, take reasonable action to insure that Tenant's parking entitlements pursuant to this Lease are available to Tenants and its invitees.

1.7 CONDITION OF PREMISES. Landlord warrants and covenants to Tenant that, as of the Lease Term Commencement Date: (a) the Building Shell shall be constructed in accordance with Landlord's Plans, as modified pursuant to the terms of the Work Letter; (b) the electrical, plumbing or mechanical systems in the Building ("Building Systems") shall be new, properly installed and in good working order; (c) to Landlord's actual knowledge, the Building Shell shall comply with the American's with Disabilities Act, except for such noncompliance as shall not have a material adverse effect on Tenant's rights or obligations under this Lease or Tenant's ability to use the Premises; and
(d) to Landlord's actual knowledge, there shall be no Hazardous Substances located in, on or about the Building or the Premises, except for such Hazardous Substances brought on the Premises or Project by Tenant pursuant to the provision of Article 14 . Tenant shall notify Landlord within thirty (30) days after Tenant becomes aware of any breach of the foregoing warranty and covenant; provided, however, Tenant shall have no recourse against Landlord for any breach of the foregoing warranty and covenant that could have been discovered by a visual inspection of the Premises and the public spaces located within the Building unless Tenant notifies Landlord of such breach within thirty (30) days after the Lease Commencement Date. With respect to the covenants and warranties in this Section 1.07, Landlord shall repair or replace the defective elements of the Building Shell or Building Systems at its own cost and not as an Operating Expense within thirty (30) days after Landlord receives notice of such defect from Tenant; provided, however, if by the nature of such correction more than thirty (30) days is required to effect such correction, Landlord shall not be in default hereunder if such correction is commenced within such thirty (30) days period and is diligently pursued to completion. So long as Landlord satisfies the covenant set forth in the preceding sentence, Tenant shall have no other remedy for the failure of the covenants and warranties set forth in this Section 1.07. Except as otherwise set forth in this Section 1.07, Landlord makes no representations and warranties regarding the condition of the improvements in the Premises or their fitness for Tenant's intended use. Landlord shall have no obligation to make any other improvements to the Premises and, to the maximum extent permitted by law, Tenant hereby agrees to accept the Premises in their "as-is" condition.

 2. TENANT'S IMPROVEMENTS

2.1 PLANS. For the purposes of this Article 2, capitalized terms not otherwise defined elsewhere in this Lease shall have the meanings set forth in Exhibit "D" attached hereto (the "Work Letter"). Landlord has approved the preliminary plans and outline specifications submitted by Tenant identified in Exhibit C ("Preliminary Plans") for the construction of the tenant improvements to the Premises ("Tenant's Improvements"). Tenant shall have final plans and specifications ("Tenant Improvement Plans") prepared in substantial conformity with the Preliminary Plans. Preparation and approval of the Tenant Improvement Plans and any changes requested by Tenant thereto shall be made only in accordance with the Work Letter. Landlord shall construct Tenant's Improvement Work (as defined in the Work Letter) in accordance with the approved Tenant's Improvement Plans, all in accordance with the provisions of the Work Letter. All costs and expenses associated with such work, including but not limited to the costs of the Tenant's Improvement Work, Tenant's moving costs (subject to the limitation of Section
2.02 below), fees of, and other amounts payable to, Tenant's Architect and Tenant's engineers and other building and/or construction consultants, building permit fees, Landlord's Contractor's Fee (as defined in the Work Letter) and all other costs and expenses chargeable to the Tenant Improvement Fund pursuant to Exhibit "D" to this Lease (collectively the "Tenant Improvement Costs"), shall be paid by Landlord from the Tenant Improvement Fund.

2.2 TENANT IMPROVEMENT ALLOWANCE. Landlord shall provide Tenant with a basic allowance for construction of Tenant's Improvements Work and to offset such other Tenant Improvement Costs as Tenant may incur in connection with this Lease in an amount determined by multiplying the sum of Thirty Five Dollars ($35.00) times the number of square feet of Usable Area in the Premises as determined in accordance with Section 1.05 ("Tenant Improvement Allowance"). All Tenant Improvement Costs in excess of the Tenant Improvement Allowance ("Tenant's Improvement Contribution") shall be paid by Tenant. The initial Tenant's Improvement Contribution shall be paid to Landlord fifteen
(15) days after Tenant shall have approved a Cost Estimate or Revised Cost Estimate (as each term is defined in the Work Letter) and Landlord and Tenant have thereafter agreed on an estimate of Tenant Improvement Costs. In the event the actual Tenant Improvement Costs are less than the sum of the Tenant Improvement Allowance and Tenant's Improvement Contribution, then Landlord shall pay to Tenant within ten (10) days after such determination the amount by which the sum of the Tenant Improvement Allowance and Tenant's Improvement Contribution exceeded the actual Tenant Improvement Costs; provided , however, in no event shall the Landlord be required to pay an amount greater than the amount of Tenant's Improvement Contribution. The Tenant Improvement Allowance and Tenant's Improvement Contribution are herein collectively referred to as the "Tenant Improvement Fund". In no event, however, shall amounts paid for Tenant's moving costs from the Tenant Improvement Fund exceed Two Dollars ($2.00) per square foot of Usable Area in the Premises. In the event that the Tenant Improvement Costs exceed the Tenant Improvement Allowance, Tenant may elect by delivering written notice to Landlord within ten (10) days after the estimate of Tenant Improvement Cost is obtained pursuant to the Work Letter, to obtain from Landlord an additional allowance for the Tenant's Improvement Work ("Additional Tenant Improvement Allowance") in an amount not to exceed $5.00 per square foot of Usable Area in the Premises. The Additional Tenant Improvement Allowance shall be fully amortized at nine percent (9%) interest per annum on the unpaid balance over the initial Term of this Lease and shall be repaid by Tenant to Landlord in equal monthly payments commencing on the Term Commencement Date as Additional Rent.

2.3 CONSTRUCTION. Landlord shall cause the Tenant's Improvement Work in the Premises to be constructed substantially in accordance with the Tenant's Improvement Plans and the Work Letter. Subject to the provisions of Section
2.04 below, Tenant shall pay all costs of constructing Tenant's Improvements, except that Tenant shall be entitled to receive the Tenant Improvement Allowance from Landlord in accordance with the terms and conditions of
Section 2.02 of this Lease.

2.4 FAILURE TO COMPLETE CONSTRUCTION. Tenant's only remedies for Landlord's failure to cause Substantial Completion (as defined in the Work Letter) of the Tenant's Improvement Work and the Landlord's Work (as each term is defined in the Work Letter, and collectively, the "Improvements") to occur on or before the Estimated Term Commencement Date, as extended pursuant to the Work Letter, shall be as set forth in this Section 2.04. If Substantial Completion of the Improvements has not occurred on or before the date which is six (6) months following the Estimated Term Commencement Date (the "Termination Option Date"), Tenant shall have the option to terminate this Lease by the delivery to Landlord of written notice within ten (10) days after the Termination Option Date or any one month anniversary of the Termination Option Date until Substantial Completion of the Improvements occurs. Tenant shall not be entitled to terminate the Lease for any delay in completion of the Premises prior to the Termination Option Date. If it appears that Substantial Completion of the Improvements may not occur on or before the Estimated Term Commencement Date, as extended pursuant to the Work Letter (the "Scheduled Term Commencement Date"), Landlord shall be entitled to incur overtime charges ("Overtime Charges") with Landlord's Contractor and shall use commercially reasonable efforts to accelerate the completion of Tenant's Improvement Work to meet the Scheduled Term Commencement Date. If Tenant fails to submit a complete and fully detailed set of Tenant's Improvement Plans to the City for plan check and approval on or before September 1, 2000, then Tenant shall reimburse Landlord within ten (10) days of Landlord's written request therefore for all Overtime Charges incurred by Landlord relating to such failure. In the event Tenant submits a complete and detailed set of Tenant's Improvement Plans to the City for plan check and approval on or before September 1, 2000, and the City does not approve Tenant's Improvement Plans or does not issues building permits for Tenant's Improvements on of before November 1, 2000, then any Overtime Charges payable to Landlord's Contractor shall be payable one-half (1/2) by Landlord and one half (1/2) by Tenant. If Tenant submits a complete and fully detailed set of Tenant's Improvement Plans to the City for plan check and approval on or before September 1, 2000, and the City issues building permits for Tenant's Improvements on of before November 1, 2000, then any Overtime Charges payable to Landlord's Contractor shall be payable by Landlord. No Overtime Charges shall be paid from the Tenant Improvement Fund.

3.  TERM

3.1 COMMENCEMENT OF TERM. The Lease shall be for the Term set forth in the Basic Lease Information, commencing upon Term Commencement Date. The Term Commencement Date shall be the later of: (i) the date set forth in the Basic Lease Provisions as the Estimated Term Commencement Date; (ii) three days after the date (A) Landlord delivers written notice that the Premises are ready for occupancy and (B) Substantial Completion of the Improvements has occurred, or (iii) three (3) days after the date the Premises would have been ready for occupancy and Substantial Completion of the Improvements would have occurred, had there been no Tenant Delays as set forth in the Work Letter.

3.2 EARLY OCCUPANCY. Subject to the availability of the Premises and the issuance by the City of a temporary certificate of occupancy, Tenant shall be permitted to move its furniture, trade fixtures, equipment, machinery, goods and supplies into the Premises prior to the Term Commencement Date; the period between the date Tenant commences to occupy the Premises and the Term Commencement Date being hereinafter referred to as the "Early Occupancy Period." Tenant shall be permitted to commence to occupy the Premises as soon as Substantial Completion of the Improvements occurs and a temporary certificate of occupancy has been issued by the City.. Such occupancy of the Premises shall be subject to all the provisions of this Lease, except that Tenant shall not be required to pay Monthly Base Rent for the Early Occupancy Period; provided, however, that Tenant shall have provided Landlord proof of Tenant's insurance as set forth in Section 5.05; and provided further that Tenant shall pay or reimburse Landlord for all utilities and services to the Premises during the Early Occupancy Period. All furniture, materials, work, installations, equipment and decorations of any nature brought upon or installed in the Premises prior to the Term Commencement Date shall be at Tenant's sole risk. Neither Landlord nor any party acting on Landlord's behalf shall be responsible for any damage or loss or destruction of such items brought to or installed in the Premises prior to the Term Commencement Date unless such damage, loss or destruction results from Landlord's gross negligence or intentional misconduct.

3.3 NOTICE OF LEASE DATES. Within ten (10) days after Landlord's written request, Tenant shall execute a written confirmation of the commencement of the Term and expiration date of the Term in a form reasonably provided by Landlord. Such a notice shall be binding upon Tenant unless Tenant objects thereto in writing within such ten (10) day period.

3.4 OPTION TO EXTEND TERM. Tenant shall have the option to extend the Term of this Lease for the entire Premises for one (1) additional period of five (5) years (the "Premises Option"). The period of the Premises Option is referred to herein as the "Option Term". Tenant shall have no right or interest to exercise the Premises Option unless: (a) Tenant gives the Landlord written notice of its intent to exercise the Premises Option no earlier than three hundred sixty (360) days prior to the end of the Term and no later than three hundred (300) days prior to the end of the Term (the "Extension Notice"); (b) There shall be no uncured Event of Default on the date the Extension Notice is delivered to Landlord and on the date the Option Term commences; (c) Tenant or an Affiliate Transferee occupies more than fifty percent (50%) of the Rentable Area of the Premises; and (d) Tenant has not filed for or sought protection under any bankruptcy statute. Annual Base Rent during the Option Term shall be as set forth in Section 4.01(b) of the Lease. Time is of the essence with respect to Tenant's exercise of the Premises Option. Tenant's failure to exactly comply with any of the time or other requirements herein, shall cause the Premises Option to automatically expire and, in such event, this Lease shall terminate upon the expiration of the Term. The option to extend the Term pursuant hereto for the Option Term shall be personal to Tenant and shall not be exercisable by or for the benefit of any assignee, subtenant or other transferee of Tenant, except that the Premises Option may be transferred by Tenant to an Affiliate Transferee in connection with a Transfer of the entire Lease to an Affiliate Transferee and may be exercised by such Affiliate Transferee.

3.5 DAYS. Except for the Rent payment requirements of Articles 4 and 6, when time periods of ten (10) days or less are provided in this Lease, unless "calendar days" is expressly stated, such time periods are to be calculated such that "days" shall mean business days, regardless of whether "business days" is expressly stated. The option to extend the Term pursuant hereto for the Option Term shall be personal to Tenant and shall not be exercisable by or for the benefit of any assignee, subtenant or other transferee of Tenant. As used herein, the term "business day" shall mean each day other than Saturdays and Sundays and any other day designated as a Federal holiday pursuant to 5 U.S.C. Section 6105, other than Columbus Day.

4. RENT

4.1  BASE RENT.

     (a) INITIAL TERM. The Annual Base Rent shall be the amount set forth in the Basic Lease Information payable in equal monthly installments of Monthly Base Rent as set forth in the Basic Lease Information. Tenant shall pay the Monthly Base Rent to Landlord in advance upon the first day of each calendar month of the Term, except that the Monthly Base Rent for the first month of the Term shall be payable upon execution of this Lease, at Landlord's address or at such other place designated by Landlord in a notice to Tenant, without any prior demand therefor and without any deduction, abatement or setoff whatsoever, in lawful money of the United States of America. If the Term shall commence or end on a day other than the first day of a calendar month, then Tenant shall pay, as rent for such partial calendar month, a pro rata portion of the Monthly Base Rent, prorated on a per diem basis, with respect to the portions of the fractional calendar month included in the Term. Tenant shall pay rent for the last calendar month of the Term on the first day of the last calendar month of the Term. Because Tenant will have paid a full month's Base Rent for the first fractional calendar month of the Term if the Term shall commence on a day other than the first day of a calendar month, Tenant's Monthly Base Rent for the first full calendar month of the Term shall be reduced by an amount equal to the excess of (i) the amount Tenant actually paid as Monthly Base Rent for the first fractional calendar month of the Term and (ii) the amount of Monthly Base Rent that actually accrued with respect to such fractional calendar month. Upon executing this Lease, Tenant shall pay the first full month's installment of the Monthly Base Rent owing hereunder along with Tenant's Security Deposit as provided in Section 4.05 below.

     (b) OPTION TERM. During the first year of the Option Term, if it occurs, Tenant shall pay to Landlord Base Rent equal to "Market Rent" (as defined below) for the Premises determined as of the commencement date of the Option Term, as such Base Rent shall be adjusted annually as set forth in Section 4.03 below. As used herein, "Market Rent" shall mean the price that a ready and willing tenant would pay, at commencement of the Option Term, as monthly base rent to a ready and willing landlord of similar space in a Class "A" office building in the geographical area known as Del Mar Heights/Torrey Hills ("Similar Space"), if such Similar Space were offered for lease on the open market for a reasonable period of time and be the sum of the fair market annual rental rate per rentable square foot multiplied by the Rentable Area of the Premises (as set forth in the Basic Lease Information). Market Rent shall be determined as follows: (a) as mutually agreed by Landlord and Tenant within ten (10) days of Landlord's delivery to Tenant of Landlord's opinion of the Market Rent for the first year of the Option Term ("Landlord Rent Notice"), which shall be delivered to Tenant within ten (10) days after Landlord receives Tenant's written Notice to Extend; or (b) in the event that Landlord and Tenant are unable to so agree, the Market Rent shall be determined by concurrent appraisals pursuant to Section 4.01(c) below. Tenant shall have the right to withdraw its Extension Notice by written notice to Landlord delivered to Landlord within thirty (30) days after delivery to Tenant of Landlord's Rent Notice. In determining Market Rent, appraisers shall take into account the duration of the Option Term, the quality and prestige of the Building and Premises, recent monthly new and renewal rental rates for Similar Space imputed to the commencement of the Option Term, and all relevant economic terms of this Lease, it being the intent that Market Rent, as so determined, should reflect the total economic package which would be offered at the time of commencement of the Option Term to a tenant for the Premises on a new lease or lease renewal basis, or substantially Similar Space in a building of similar quality and value of tenant improvements (without consideration of depreciation or amortization on an accounting basis) and location under a lease with substantially the same terms and provisions as the applicable terms and provisions of this Lease ("Market for Similar Space"), without discounting the rent for the creditworthiness of the tenant or for the real estate leasing commissions. Notwithstanding the foregoing, in no event shall the Market Rent as so determined be less than the Base Rent for the calendar year immediately preceding the commencement of the Option Term. In determining the rental rate of similar space, the parties and the appraisers shall take into consideration the following concessions: (i) Rental abatement concessions, if any, being granted to tenants in connection with Similar Space; (ii) Tenant improvements or allowances provided or to be provided for the Similar Space on a new lease or lease renewal basis; and (iii) All other monetary concessions not otherwise excluded above, if any, being granted to tenants in connection with the Similar Space.

For example, if the parties, in applying the above criteria, determine that
(1) leases of comparable space provide a new or renewal tenant with comparable space at a base rent rate of two dollars ($2.00) per square foot of Rentable Area per month, with four (4) months free rent, and a thirty dollar ($30.00) per square foot of Usable Area tenant improvement allowance where the value of existing improvements in the comparable space is five dollars ($5.00) per square foot of Usable Area, and (2) the value of the existing improvements in the Premises is ten dollars ($10.00) per square foot of Usable Area, then the Fair Market Rental Value of the Premises shall not be a base rent of two dollars ($2.00) per square foot of Rentable Area per month only but shall be the equivalent of a two dollars ($2.00) per square foot of Rentable Area base rent, four (4) months free rent, and a twenty-five dollar ($25.00) per square foot of Usable Area tenant improvement allowance or payment in lieu of such allowance.

     (c)    MARKET RENT APPRAISAL PROCEDURE.

            (i) If Tenant rejects the Market Rent proposed by Landlord in Landlord's Rent Notice, Landlord and Tenant shall attempt to agree in good faith upon a single appraiser not later than seven (7) days after the Landlord receives notice of Tenant's rejection of Landlord's proposed Market Rent ("Tenant's Rejection Notice"), which date of receipt shall be within fifteen (15) days after Landlord's delivery of Landlord's Rent Notice. If Landlord and Tenant are unable to agree upon a single appraiser within such time period, then Landlord and Tenant shall each appoint one appraiser not later than fifteen (15) days after Landlord's receipt of Tenant's Rejection Notice. Within five (5) days thereafter, the two appointed appraisers shall appoint a third appraiser. Landlord and Tenant shall instruct the appraiser(s) to complete the determination of the Market Rent not later than fifteen (15) days after all appraisers have been appointed. If the two appraisers are unable to select the third appraiser within such five (5) day period, then Landlord and Tenant shall be entitled to apply to the MAI for the appointment of a third appraiser.

            (ii) If either Landlord or Tenant fails to appoint its appraiser within the prescribed time period, the single appraiser appointed shall determine the Market Rent of the Premises for the first year of the Option Term. If both parties fail to appoint appraisers within the prescribed time periods, then the first appraiser thereafter selected by a party shall determine the Market Rent of the Premises for the first year of the Option Term.

            (iii) Landlord and Tenant shall each bear the cost of its own appraiser and the parties shall share equally the cost of the single or third appraiser, if applicable. All appraisers so designated herein shall have at least five (5) years' experience in the appraisal of similar office buildings in the San Diego area and shall be members of professional organizations such as MAI or equivalent.

            (iv) If a single appraiser is chosen, then such appraiser shall determine the Market Rent of the Premises for the first year of the Option Term. Otherwise, the Market Rent of the Premises for the first year of the Option Term shall be the arithmetic average of two (2) of the three (3) appraisals which are closest in amount, and the third appraisal shall be disregarded. Notwithstanding anything else contained herein, the Market Rent as so determined shall not be less than the Basic Annual Rent payable during the year preceding the Option Term.

4.2 ADDITIONAL RENT. All charges required to be paid by Tenant hereunder, including without limitation, payments for Operating Expenses and any other amounts payable under this Lease, shall be considered additional rent for the purposes of this Lease ("Additional Rent"), and Tenant shall pay Additional Rent as provided in Article 6.05. "Rent" shall mean Base Rent and Additional Rent.

4.3 ESCALATION. Annual Base Rent for the second year of the Option Term and each and every succeeding year thereafter during the Option Term shall be increased by an amount equal to three percent (3%) of the Annual Base Rent payable for the preceding year.

4.4 LATE PAYMENT. If any installment of Rent is not paid promptly on the first of the month or otherwise when due, the unpaid amounts shall bear interest at the interest rate set forth in Section 12.02(e) from the date due to the date of payment. In addition, Tenant acknowledges that the late payment of any installment of Rent will cause Landlord to incur certain costs and expenses not contemplated under this Lease, the exact amount of which are extremely difficult or impractical to fix. These costs and expenses will include, without limitation, administrative and collection costs and processing and accounting expenses. Therefore, if any installment of Rent is not received by Landlord from Tenant when the installment is due, Tenant shall pay to Landlord on demand a charge for administration, collection and accounting expenses equal to five percent (5%) of the amount of such delinquent amounts due ("Late Charge") in addition to the installment of Rent then owing with interest at the interest rate set forth in Section 12.02(e), regardless of whether or not a notice of default or notice of termination has been given by Landlord; provided, however, Tenant shall not be required to pay such Late Charge if such late payment is the first late payment of Rent by Tenant in the preceding twelve (12) months and the installment of Rent is paid not more than five (5) days after the date same is due.. Landlord and Tenant agree that the late payment charge represents a reasonable estimate of Landlord's costs and expenses and is fair compensation to Landlord for its loss suffered by Tenant's nonpayment of any amounts when due and payable pursuant to this Lease. This provision shall not relieve Tenant from payment of Rent at the time and in the manner herein specified.

4.5 SECURITY DEPOSIT. Upon executing this Lease, Tenant shall deposit with Landlord a Security Deposit in the amount of the first month's Base Rent. The Security Deposit shall secure Tenant's obligations under this Lease to pay rent and other monetary amounts, to maintain the Premises and repair damages thereto, to surrender the Premises to Landlord in clean and sanitary condition and repair upon termination of this Lease as required pursuant to Section 18.15 below and to discharge Tenant's other obligations hereunder. Landlord may use and commingle the Security Deposit with other funds of Landlord. If Tenant fails to perform Tenant's obligations hereunder, Landlord may, but without any obligation to do so, apply all or any portion of the Security Deposit towards fulfillment of Tenant's unperformed obligations. If Landlord does so apply any portion of the Security Deposit, Tenant, shall immediately pay Landlord a sufficient amount in cash to restore the Security Deposit to the full original amount. In the event that Landlord shall expend the same in order to cure Tenant's default hereunder, Tenant's failure to forthwith remit to Landlord a sufficient amount in cash to restore the Security Deposit to the original sum deposited within ten (10) days after Tenant's receipt of notice from Landlord that such amounts have been so expended shall constitute an Event of Default. The Security Deposit shall be held by Landlord without liability for interest on the same. Upon termination of this Lease, if Tenant has then performed all of Tenant's obligations hereunder, Landlord shall return the Security Deposit to Tenant. If Landlord sells or otherwise transfers Landlord's rights or interest under this Lease, Landlord may deliver the Security Deposit to the transferee, whereupon Landlord shall be released from any further liability to Tenant with respect to the Security Deposit.

5.  INSURANCE

5.1 ALL RISK COVERAGE. At all times during the Term, Landlord shall procure and maintain in full force and effect with respect to the Project, a policy or policies of all risk insurance (including sprinkler, vandalism and malicious mischief coverage, and any other endorsements required by the holder of any fee or leasehold mortgage) in an amount equal to one hundred percent (100%) of the full replacement value (replacement cost new, including debris removal, and demolition) thereof and any other insurance Landlord reasonably deems necessary, including, but not limited to, boiler and machinery insurance. If the annual premiums charged Landlord for such casualty insurance exceed the standard premium rates because the nature of Tenant's operations results in increased exposure, then Tenant shall, upon receipt of appropriate premium invoices, reimburse Landlord for such increased amount. Landlord shall also keep and maintain, by endorsement to its all risk insurance or by a separate policy , rental abatement insurance insuring against abatement or loss of Rent in case of fire or other casualty insured against by a standard "all risk" policy, in an amount at least equal to the amount of the Rent payable by Tenant during one (1) year next ensuing, as reasonably determined by Landlord. At all times during the Term, Tenant shall procure, pay for and maintain in full force and effect a similar policy of insurance, naming Landlord and Managing Agent as an additional insured with respect to property of every description and kind owned by Tenant upon the Premises or the Building, or for which Tenant is legally liable, including, without limitation, trade fixtures, furniture, equipment and other personal property, and all tenant improvements owned or installed by or on behalf of Tenant (but not with respect to those owned constructed by and owned by Landlord and defined in the Work Letter as Tenant's Improvement
Work) insuring one hundred percent (100%) of the full replacement value of said property and tenant improvements. Any policy proceeds shall be used for the repair and replacement of the property damaged or destroyed unless this Lease shall cease and terminate under the provisions on excessive damage or destruction set forth in Section 10.04 below. Landlord shall cause the original Tenant and any Affiliate Transferee to be named as an additional insured under the all-risk policy of insurance to be maintained by Landlord pursuant to this Section 5.01, except if such coverage becomes unavailable on commercially reasonable terms.

5.2 LIABILITY COVERAGE. Within fifteen (15) days after the execution of this Lease, Tenant shall provide Landlord with certificates of insurance for all of Tenant's insurance policies required hereunder so that Landlord may determine whether Tenant's insurance policies are in such forms, amounts and are written by such insurance companies as required by Landlord. Tenant shall, at its own cost and expense, keep and maintain in full force during the Term, a policy or policies of broad form commercial general liability insurance with and cross-liability endorsements (insuring Tenant's indemnification obligations under this Lease, including Article 5.09 hereof) written by an insurance company reasonably approved by Landlord in the form customary to the locality, insuring Tenant's activities with respect to the Premises and/or Building against loss, damage or liability for personal and bodily injury (including wrongful death) of any person and loss or damage to property occurring in, upon or about the Premises covering personal and bodily injury in the amounts of not less than Three Million Dollars ($3,000,000) per person and Three Million Dollars ($3,000,000) per occurrence and covering property damage in the amount of not less than One Million Dollars ($1,000,000) per occurrence. These limits may be satisfied by a basic policy and an umbrella policy. Such insurance shall be with insurance companies with a Best rating classification of not less than XI and a financial rating classification not less than XII and approved to do business in California. Such insurance shall have a deductible of no greater than Five Thousand Dollars ($5,000). Tenant's obligations to carry the insurance set forth herein may be satisfied by coverage under a so-called blanket policy of broad form commercial general liability insurance with the same endorsements and coverage for the Premises as described above, as well as coverage of other premises and properties of Tenant, or in which Tenant has some interest; provided, however, that Landlord and Managing Agent shall be named as an additional insured, the coverage afforded Landlord shall not be reduced or diminished, and the requirements set forth in this Lease are otherwise satisfied.

5.3 WORKER'S COMPENSATION INSURANCE. Tenant shall, at its own cost and expense, keep and maintain in full force during the Term, a policy or policies of worker's compensation insurance, in statutory amounts and limits, and employer's liability insurance with limits as follows: bodily injury each accident in the amount of not less than One Million Dollars ($1,000,000), bodily injury/disease each employee in an amount not less than One Million Dollars ($1,000,000), and a bodily injury/disease policy limit of not less than One Million Dollars ($1,000,000).

5.4 BUSINESS INTERRUPTION INSURANCE. Tenant shall, at its own cost and expense, keep and maintain in full force during the Term (a) such policy or policies of business interruption insurance, as Tenant may deem necessary or appropriate, insuring that the monthly installments of Rent shall be paid to Landlord for a period of not less than one (1) year if the Premises are destroyed or inaccessible by a risk not insured against by a standard "all risk" form policy Landlord is required to maintain pursuant to the provisions of Section 5.01 above, if such policy is available, and (b) such other policies of insurance insuring such other risks as Tenant may deem necessary or appropriate.

5.5 INSURANCE CERTIFICATES. Tenant shall furnish to Landlord, no more than ten (10) days prior to the earlier of Tenant's occupancy of the Premises (as permitted by Section ) or the Term Commencement Date of this Lease and thereafter no more than thirty (30) days prior to the expiration of each such policy, a certificate of insurance issued by the insurance carrier of each policy of insurance carried by Tenant pursuant hereto. Said certificates shall expressly provide that such policies shall not be calculable or subject to reduction of coverage or otherwise be subject to modification except after thirty (30) days' prior written notice to the parties named as additional insureds in this Article 5. Landlord, its successors and assigns, and any nominee of Landlord holding any interest in the Premises, including without limitation, any ground lessor and the holder of any fee or leasehold mortgage, shall be named as additional insureds under each such policy of insurance maintained by Tenant pursuant to this Lease.

5.6 TENANT'S FAILURE. If Tenant fails to maintain any insurance required in this Lease, Tenant shall be liable for any loss or cost resulting from said failure. Notwithstanding the foregoing, Landlord may at Landlord's sole discretion, but shall not be required to, procure said insurance on Tenant's behalf and charge Tenant the premium for such policies. This Section 5.06 shall not be deemed to be a waiver of any of Landlord's rights and remedies under any other section of this Lease.

5.7 WAIVER OF SUBROGATION. Any policy or policies of fire, extended coverage or similar casualty insurance, which either party obtains in connection with the Premises, or Tenant's personal property therein, shall, to the extent the same can be obtained without unreasonable expense, include a clause or endorsement denying the insurer any rights of subrogation against the other party to the extent rights have been waived by the insured prior to the occurrence of injury or loss. Landlord and Tenant waive any rights of recovery against the other for injury or loss due to hazards covered by insurance

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

containing such a waiver of subrogation clause or endorsement to the extent of the injury or loss covered thereby.

5.8 TENANT'S PROPERTY AND FIXTURES. Tenant shall assume the risk of damage to any furniture, equipment, machinery, goods, supplies or fixtures which are or remain the property of Tenant or as to which Tenant retains the right of removal from the Premises.

5.9  INDEMNIFICATION.

     (a) To the fullest extent permitted by law, Tenant covenants with Landlord that Landlord, Landlord's agents and employees shall not be liable for any damage or liability of any kind or for any injury to or death of persons, or damage to property of Tenant or any other person occurring from any cause whatsoever related to the use, improvement, occupancy or enjoyment of the Premises by Tenant or any person thereon or holding under Tenant, unless such damage, liability, injury or death results from the gross negligence or willful misconduct of Landlord or its agents. Tenant shall indemnify protect, defend and hold Landlord and its members, officers, employees, agents, servants, concessionaires, licensees, contractor or invitees ("Landlord Parties"), the Premises, Building, Project, Lot and Landlord's related property, harmless from and against (i) any and all liability, fines, penalties, losses, damages, costs and expenses, demands, causes of action, claims or judgments (collectively, "Claims") arising from or growing out of any injury to any person or persons or any damage to any property as a result of any accident or other occurrence during the Term occasioned in any way as a result of Tenant's or Tenant's Parties' negligence or willful misconduct in the use, maintenance, occupation or operation of the Premises during the Term, (ii) all liens, claims and demands related to the Tenant's use of the Premises and its facilities during the Term, or any repairs, alterations or improvements which Tenant may make or cause to be made upon the Premises, and (iii) from and against all legal costs and charges, including attorneys' fees, incurred in and about any of such matters and the defense of any action arising out of the same or in discharging the Building, Project, Lot and Landlord's related property or any part thereof from any and all liens, charges or judgments which may accrue or be placed thereon by reason of any act or omission of the Tenant; provided, however, that Tenant shall not be required to indemnify Landlord for any damage or injury arising as a result of the gross negligence or willful misconduct of Landlord, Landlord's agents or employees. This indemnity shall survive the termination of this Lease for four (4) years.

      (b) Landlord shall indemnify, defend and hold harmless Tenant and its officers, employees, agents, servants, subtenants, concessionaires, licensees, contractor or invitees ("Tenant Parties") from and against all Claims for damage to property outside the Premises to the extent that such Claims result from the gross negligence or willful misconduct of Landlord and its agents and employees in connection with their activities in, on or about the Project or the Building, except to the extent that such Claim (i) is for damage to Tenant's Improvements or Tenant's personal property, fixtures, furniture and equipment in the Premises and is covered by insurance that Tenant is required to obtain under this Lease (or would have been covered had Tenant carried the insurance required under this Lease) or (ii) results from the negligent acts, omissions or willful misconduct of Tenant Parties. This indemnity shall survive the termination of this Lease for four (4) years.

5.10 EARTHQUAKE AND FLOOD INSURANCE. In addition to any other insurance policies carried by Landlord in connection with the Project, Landlord may elect to procure and maintain in full force and effect during the Term, with respect to the Project, a policy of earthquake/volcanic action and flood and/or surface water insurance, including rental value insurance against abatement or loss of rent in the case of damage or loss covered under such earthquake/volcanic and flood and/or surface water insurance, in an amount up to one hundred percent (100%) of the full insurance replacement value (including debris removal and demolition) of the Project improvements.

5.11 OTHER TENANT INSURANCE COVERAGE. Tenant shall, at Tenant's own expense, procure and maintain any other and further insurance coverages that Landlord or Landlord's lender may reasonably require. Tenant shall not, however, be required to procure or maintain other and further coverages that are beyond those typically maintained by similarly situated tenants leasing reasonably similar amounts and types of space for similar use in comparable buildings in the same submarket.

6. OPERATING EXPENSES

6.1  TENANT'S SHARE.

     (a) Tenant's share of Building Operating Expenses ("Tenant's Building Share") is hereby mutually agreed to be that percentage set forth in the Basic Lease Information, subject however, to adjustment as set forth in
Section 1.05 Tenant shall pay as Additional Rent Tenant's Building Share of Building Operating Expenses for any calendar year after the Base Calendar Year to the extent that Building Operating Expenses for such calendar year exceed the Building Operating Expenses for the Base Calendar Year .

     (b) Tenant's share of Project Operating Expenses ("Tenant's Project Share") is hereby mutually agreed to be that percentage set forth in the Basic Lease Information, subject however, to adjustment as set forth in
Section 1.05. Tenant shall pay as Additional Rent Tenant's Project Share of Project Operating Expenses for any calendar year after the Base Calendar Year to the extent that Project Operating Expenses for such calendar year exceed the Project Operating Expenses for the Base Calendar Year.

     (c) For the purposes of this Article 6 and determining Tenant's Share of Building Operating Expenses and Tenant's Share of Project Operating Expenses, Landlord and Tenant hereby agree that the Operating Expenses for the Base Calendar Year shall be the greater of (A) the amount of Five Dollars and Sixty Five Cents ($5.65) per square feet of Rentable Area in the Premises, being the amount budgeted by Landlord for Operating Expenses during the Base Calendar Year (the Budgeted Operating Expenses"); or (B) the sum of the actual Operating Expenses incurred by Landlord during the Base Calendar Year and an amount equal to Twenty-five Cents ($.25) per square foot of Rentable Area in the Premises (the "Operating Expense Buffer"). Within sixty (60) days after the date of this Lease, Landlord shall deliver to Tenant for Tenant's approval a revised budget for Operating Expenses for the Base Calendar Year, which shall allocate in a reasonable manner the foregoing expenses between Building Operating Expense and Project Operating Expenses. Tenant shall not unreasonably withhold or delay Tenant's approval of Landlord's budget. If Tenant disapproves Landlord's revised budget, then Tenant shall notify Landlord of the reasons therefor and Landlord and Tenant shall thereafter negotiate reasonably to agree upon a revised budget. If they are unable to so agree within sixty (60) days after Landlord delivers its proposed revised budget to Tenant, then the dispute shall be resolved in accordance with the Real Estate Industry Arbitration Rules of the American Arbitration Association. After Landlord and Tenant agree on (or arbitration establishes) a revised budget that allocates Budgeted Operating Expenses between Building Operating Expenses and Project Operating Expenses:

         (i) Building Operating Expenses for the Base Calendar Year shall be the greater of (x) the amount of the Budgeted Operating Expenses allocated to Building Operating Expenses, or (y) the sum of the actual Building Operating Expenses incurred by Landlord during the Base Calendar Year and an amount equal to the portion of the Operating Expense Buffer that is allocated to the Building Operating Expenses; and

         (ii) Project Operating Expenses for the Base Calendar Year shall be the greater of (x) the amount of the Budgeted Operating Expenses allocated to Project Operating Expenses, or (y) the sum of the actual Project Operating Expenses incurred by Landlord during the base Calendar Year and an amount equal to the portion of the Operating Expense Buffer that is allocated to the Project Operating Expenses.

         For purposes of the foregoing, the Operating Expense Buffer shall be allocated between Building Operating Expenses and Project Operating Expenses in the same proportion that actual Building Operating Expenses for the Base Calendar Year bears to actual Project Operating Expenses for the Base Calendar Year. Tenant's Share of Building Operating Expenses and Tenant's Share of Project Operating Expenses payable pursuant to subsections (a) and
(b) above shall thereafter be determined based on the approved revised budget submitted by Landlord.

6.2      DEFINITION OF OPERATING EXPENSES.

         (a) "Building Operating Expenses" shall include all expenses and costs of every kind and nature which Landlord shall pay or become obligated to pay because of or in connection with the ownership and operation of the Building, including, without limitation: (i) all Impositions as set forth in
Article 6; (ii) premiums for insurance maintained by Landlord pursuant to
Article 5; (iii) wages, salaries and related expenses and benefits of all on-site employees, if any, and off-site employees, if any, engaged in operation, maintenance and security of the Building; (iv) all supplies, materials, tool and equipment rental used in operation of the Building; (v) all maintenance and repair, waste disposal, janitorial, security and service costs incurred in connection with the Building; (vi) a property management fee equal to 3% of the Base Rent (the "Management Fee"); (vii) legal and accounting expenses, including the cost of audits by certified public accountants; (viii) repairs, replacements and general maintenance of the Building (excluding those paid for by proceeds of insurance or other parties and alterations attributable solely to tenants of the Project Building other than Tenant); (ix) all interior and exterior maintenance, repair and replacement costs, including, without limitation, service areas, elevators, mechanical rooms, plumbing, heating, ventilating and air conditioning ("HVAC") equipment and non-structural roof (all to the extent related to the interior or exterior of the Building); (x) all other reasonable operating, management and other expenses incurred by Landlord in connection with operation of the Building; and (xi) all charges for water and sewer services not separately metered by Tenant and used or consumed in the Building; (xii) any other costs, levies or assessments resulting from statutes or regulations promulgated by any governmental authority in connection with the use or occupancy of the Project or the Premises; (xiii) personal property taxes levied on or attributable to personal property used in connection with the Project; (xiv) freight charges and transportation services attributable to the operation and/or management of the Project; and (xv) reasonable accounting, audit, verification and other reasonable consulting fees. Building Operating Expenses do not include electricity and gas, if any, delivered to the Building, as well as Tenant's Premises, which costs are Tenant's proportionate or sole responsibility as further defined in Section
6.08. Notwithstanding the provisions of this Section 6.02, the following shall not be included within Building Operating Expenses:

         (ii)  Any depreciation on the Building;

         (iii) Costs incurred due to Landlord's violation of any terms or conditions of this Lease or any other lease relating to the Building;

          (iv) All interest, loan fees, and other carrying costs related to any mortgage or deed of trust and all rental and other payable due under any ground or underlying lease related to the Building, unless such costs are directly attributable to a Tenant's breach or default under this Lease;

                            (v) Any compensation paid to clerks, attendants, or
other persons in commercial concessions operated by Landlord;

                            (vi) Advertising and promotional expenditures.

                            (vii) Any costs, fines, or penalties incurred due
to violations by Landlord of any governmental rule or authority, this Lease or any other lease in the Building or due to Landlord's gross negligence or willful misconduct.

                            (viii) Costs of acquisition of sculpture, paintings,
or other objects of art.

                            (ix) Wages, salaries, or other compensation paid to
any executive employees of Landlord above the grade of building manager.

                            (x) Real estate brokers' leasing commissions.

                            (xi) Initial improvements or alterations to tenant
spaces.

                            (xii) The cost of providing any service directly to
and paid directly by any tenant.

                            (xiii) All management or similar fees other than the
Management Fee.

                            (xiv) Costs associated with:

                                  (A) Operation of the business of the ownership of the Building or the Project or entity that constitutes Landlord or Landlord's property manager, as distinguished from the cost of Building operations, including the costs of partnership or corporate accounting and legal matters; defending or prosecuting any lawsuit with any mortgagee, lender, ground lessor, broker, tenant, occupant, or prospective tenant or occupant; selling or syndicating any of Landlord's interest in the Building or the Project; and disputes between Landlord and Landlord's property manager; (B) Landlord's general corporate or partnership overhead and general administrative expenses, including the salaries of management personnel other than those who are primarily engaged in the operation, maintenance, and repair of the Building, except to the extent that those costs and expenses are included in the Management Fees;

                            (xvi) Costs of:

                                  (A) Initial construction of the Building;
                                  (B) Reconstruction of the Building pursuant to
                                      Article 10; or
                                  (C) Modification, alteration, or repair of any
                                      portion of Landlord's Work (as defined in the Work Letter) relating to the Building due to faulty initial construction;

                            (xvii) Expenses incurred by Landlord for use of
any portion of the Building or the Project to accommodate special events such as shows, promotions, filming, displays, photography, private events or parties, ceremonies, and advertising. This exclusion to Building Operating Expenses shall not include the normal expenses otherwise attributable to providing Building services, such a lighting, heating, ventilating, and air-conditioning in the public portions of the Building under normal Building operations during Business Hours. This exclusion shall also not include programs, training, displays, or other events for training or informing tenants and occupants of the Building on how to cope with fire, earthquake and life-safety matters.

                            (xviii) Any costs or expenses relating to any
provisions of any:

                                    (A) Development agreement; owner
                                    participation agreement; conditions of
                                    governmental building permits for
                                    construction of Landlord's Work;
                                    approvals, or entitlements in
                                    connection with the initial
                                    performance of Landlord's Work or
                                    Tenant's Improvement Work relating to
                                    the Building; conditional use permits
                                    in connection with the performance of
                                    Landlord's Work or Tenant's
                                    Improvement Work relating to the
                                    Building; easements encumbering all or
                                    part of the Building; or
                                    (B) Other agreement relating to the
                                    initial development, entitlement,
                                    construction, or financing of the
                                    Building or the Project, including any
                                    initial payments or costs made in
                                    connection with any child-care
                                    facilities, traffic demand management
                                    programs, transportation impact
                                    mitigation fees, water conservation,
                                    sewage treatment, recycling and
                                    housing replacement or linkage fees
                                    existing as of the date of this Lease.

                              (xix) Capital improvement or capital replacement
related to the Building ("Capital Costs"), including:

                                    (A) Costs incurred by Landlord that
                                    are considered to be capital
                                    improvements or capital replacements
                                    under generally accepted accounting
                                    and management practices; and
                                    (B) Rentals and other related expenses
                                    incurred in leasing air-conditioning
                                    systems, elevators, and other
                                    equipment ordinarily considered to be
                                    capital expenditures (except equipment
                                    not affixed to the Building that is
                                    used in providing janitorial or
                                    maintenance services for the Building,
                                    temporary equipment used for repairs
                                    of the Building).

                               (xx) All Project Operating Expenses and costs
of every kind and nature which Landlord shall pay or become obligated to pay because of or in connection with the ownership and operation of the other buildings in the Project or any surrounding property and supporting facilities.

                               (xxi) Legal, accounting, audit, verification
and other consulting fees relating to the ownership, as opposed to the operation, of the Building and the Project.

                     (b) "Project Operating Expenses" shall include all expenses and costs of every kind and nature which Landlord shall pay or become obligated to pay because of or in connection with the ownership and operation of the Project Common Areas and Parking Area, including, without limitation: (i) all Impositions as set forth in Article 6; (ii) premiums for insurance maintained by Landlord pursuant to Article 5; (iii) wages, salaries and related expenses and benefits of all on-site employees, if any, and off-site employees, if any, engaged in operation, maintenance and security of the Project Common Areas and Parking Area; (iv) all supplies, materials, tool and equipment rental used in operation of the Project Common Areas and Parking Area; (v) all maintenance and repair, waste disposal, janitorial, security and service costs incurred in connection with the Project Common Areas and Parking Areas; (vi) all maintenance and repair, waste disposal, janitorial, security and service costs incurred in connection with the Parking Area and the Project Common Area, including, without limitation, locker rooms and exercise facilities; (vii) repairs, replacements and general maintenance of the Parking Area and the Project Common Area (excluding those paid for by proceeds of insurance or other parties and alterations attributable solely to tenants of the Project other than Tenant); (viii) all other reasonable operating, management and other expenses incurred by Landlord in connection with operation of the Parking Area and the Project Common Areas; (ix) all charges for water, electrical, and sewer services not separately metered by any tenant of the Project and used or consumed in the Parking Area or the Project Common Area; (x) any other costs, levies or assessments resulting from statutes or regulations promulgated by any governmental authority in connection with the use or occupancy of the Project; (xi) personal property taxes levied on or attributable to personal property used in connection with the Project Common Areas and Parking Area;
(xii) freight charges and transportation services attributable to the operation and/or management of the Project; and (xiii) reasonable accounting, audit, verification and other reasonable consulting fees. Project Operating Expenses do not include electricity and gas, if any, delivered to the Project, which costs are the responsibility of any tenant of the Project as further defined in Section 6.08. Notwithstanding the provisions of this
Section 6.02, the following shall not be included within Project Operating
Expenses:

                            (ii)  Any depreciation on the Project Common Areas
or Parking Area;

                            (iii) Costs incurred due to Landlord's violation
of any terms or conditions of this Lease or any other lease relating to the Project;

                             (iv) All interest, loan fees, and other carrying
costs related to any mortgage or deed of trust and all rental and other payable due under any ground or underlying lease related to the Project, unless such costs are directly attributable to a Tenant's breach or default under this Lease;

                               (v)   Any compensation paid to clerks,
attendants, or other persons in commercial concessions operated by Landlord;

                               (vi)  Advertising and promotional expenditures.

                               (vii) Any costs, fines, or penalties incurred due
to violations by Landlord of any governmental rule or authority, this Lease or any other lease in the Project or due to Landlord's gross negligence or willful misconduct.

                               (viii) Costs of acquisition of sculpture,
paintings, or other objects of art.

                               (ix)   Wages, salaries, or other compensation
paid to any executive employees of Landlord above the grade of building manager.

                               (x)    Real estate brokers' leasing commissions.

                               (xi)   Initial improvements or alterations to
tenant spaces.

                               (xii)  The cost of providing any service directly
to and paid directly by any tenant.

                            (xiii) All management or similar fees other than the
Management Fee.

                            (xiv) Costs associated with:

                                  (A) Operation of the business of the
                                  ownership of the Project or the
                                  Project or entity that constitutes
                                  Landlord or Landlord's property
                                  manager, as distinguished from the
                                  cost of Project operations, including
                                  the costs of partnership or corporate
                                  accounting and legal matters;
                                  defending or prosecuting any lawsuit
                                  with any mortgagee, lender, ground
                                  lessor, broker, tenant, occupant, or
                                  prospective tenant or occupant;
                                  selling or syndicating any of
                                  Landlord's interest in the Project
                                  Common Areas or Parking Area; and
                                  disputes between Landlord and
                                  Landlord's property manager;
                                  (B) Landlord's general corporate or
                                  partnership overhead and general
                                  administrative expenses, including the
                                  salaries of management personnel other
                                  than those who are primarily engaged
                                  in the operation, maintenance, and
                                  repair of the Project Common Areas or
                                  Parking Area, except to the extent
                                  that those costs and expenses are
                                  included in the Management Fees;

                            (xvi) Costs of:

                                  (A) Initial construction of the
                                  Project Common Areas or Parking Area;
                                  (B) Reconstruction of the Project
                                  Common Areas or Parking Area pursuant
                                  to Article 10; or
                                  (C) Modification, alteration, or repair
                                  of any portion of the Project Common Areas or Parking Area due to faulty initial construction;

                            (xvii) Expenses incurred by Landlord for use of
any portion of the Project or the Project Common Areas or Parking Area to accommodate special events such as shows, promotions, filming, displays, photography, private events or parties, ceremonies, and advertising. This exclusion to Project Operating Expenses shall not include the normal expenses otherwise attributable to providing Project services, such a lighting, heating, ventilating, and air-conditioning in the public portions of the Project under normal Project operations during Business Hours. This exclusion shall also not include programs, training, displays, or other events for training or informing tenants and occupants of the Project on how to cope with fire, earthquake and life-safety matters.

                               (xviii) Any costs or expenses relating to any
provisions of any:

                                       (A) Development agreement; owner
                                       participation agreement for initial
                                       contribution of Landlord's Work;
                                       conditions of governmental building
                                       permits for construction of Landlord's
                                       Work, approvals, or entitlements in
                                       connection with the initial
                                       performance of Landlord's Work or
                                       Tenant Improvement Work relating to
                                       the Project Common Areas or Parking
                                       Area; conditional use permits in
                                       connection with the performance of
                                       Landlord's Work or Tenant's
                                       Improvement Work relating to the
                                       Project Common Areas or Parking Area;
                                       easements encumbering all or part of
                                       the Project Common Areas or Parking
                                       Area; or
                                       (B) Other agreement relating to the
                                       initial development, entitlement,
                                       construction, or financing of the Project or the Project, including any initial payments or costs made in connection with any child-care facilities, traffic demand management programs, transportation impact mitigation fees, water conservation, sewage treatment, recycling and housing replacement or linkage fees existing as of the date of this Lease.

                               (xix) Capital improvement or capital replacement
related to the Project Common Areas or Parking Area ("Capital Costs"), including:

                                     (A) Costs incurred by Landlord that
                                     are considered to be capital
                                     improvements or capital replacements
                                     under generally accepted accounting
                                     and management practices; and (B)
                                     Rentals and other related expenses
                                     incurred in leasing air-conditioning
                                     systems, elevators, and other
                                     equipment ordinarily considered to be
                                     capital expenditures (except equipment
                                     not affixed to the Project Common
                                     Areas or Parking Area that is used in
                                     providing janitorial or maintenance
                                     services for the Project Common Areas
                                     or Parking Area , temporary equipment
                                     used for repairs of the Project).

                               (xx)  All Project Operating Expenses and costs
of every kind and nature which Landlord shall pay or become obligated to pay because of or in connection with the ownership and operation of the other buildings in the Project, Parking Area, Project Common Area or any surrounding property and supporting facilities.

                               (xxi) Legal, accounting, audit, verification
and other consulting fees relating to the ownership, as opposed to the operation, of the Project and the Project.

                     (c) As used herein, "Operating Expenses" shall mean Building Operating Expenses or Project Operating Expenses, as applicable.

6.3 PRORATION. Any Building Operating Expenses or Project Operating Expenses attributable to a period which falls only partially within the Term shall be prorated between Landlord and Tenant so that Tenant shall pay only that proportion thereof which the part of such period within the Term bears to the entire period.

6.4 SURVIVAL. Any such sum payable by Tenant which would not otherwise be due until after the date of the termination of this Lease, shall, if the exact amount is uncertain at the time that this Lease terminates, be paid by Tenant to Landlord upon such termination in an amount to be reasonably determined by Landlord with an adjustment to be made once the exact amount is known.

6.5 ESTIMATED PAYMENTS. Prior to the commencement of each calendar year of the Term, Landlord shall reasonably estimate the Additional Rent payable by Tenant pursuant to this provision and Tenant shall pay to Landlord on the first of each month in advance, one-twelfth (1/12) of Landlord's estimated amount. After the end of each calendar year there shall be an adjustment made to account for any difference between the actual and the estimated Operating Expenses for the previous year. Landlord shall calculate such adjustment within sixty (60) days after the end of the applicable calendar year . If Tenant has overpaid the amount of Additional Rent owing pursuant to this provision, Landlord shall pay to Tenant the amount of such overpayment within thirty (30) days after determination of such overpayment.. If Tenant has underpaid the amount of Additional Rent owing pursuant to this provision, Tenant shall pay the amount of such underpayment to Landlord, as Additional Rent, within thirty (30) days after receipt of notice from Landlord of such underpayment.

6.6 ADJUSTMENT

    (a) Notwithstanding any provision herein to the contrary, in the event the Project and/or Building is not fully occupied (including because it is not yet constructed) during the Base Calendar Year or any subsequent calendar year , an adjustment shall be made in computing Operating Expenses for such calendar year so that the same shall be computed for such calendar year as though the Building and/or Project had been fully occupied during such year.

    (b) If Landlord includes any buildings other than the Building in the Project that were not included in the Project during the Base Calendar Year or were part of the Project for only a portion of the Base Calendar Year, Project Operating Expenses for the Base Calendar Year shall be considered to be increased by the amounts that Landlord would have incurred during the Base Calendar Year with respect to Project

Operating Expenses had these additional buildings been included in the Project during the entire Base Calendar Year

6.7 Impositions. "Impositions" shall collectively refer to all forms of: (i) real estate taxes, assessments, impact fees, transit charges, housing fund assessments, assessment bonds, license fees, license taxes, business license fees, commercial rental taxes, and improvement bonds in connection with the Project and/or the Building; (ii) governmental taxes, levies, fees and charges imposed by any authority having the direct power to tax, including but not limited to any city, county, state or federal government or any school, agricultural, lighting, drainage or other improvement or special assessment district thereof, and all other taxes relating to any legal or equitable interest in the Premises, Project and/or the Building; (iii) taxes which may be levied in lieu of real estate taxes; and (iv) other governmental charges (including, but not limited to, charges for traffic facilities improvements, water service studies and improvements, and fire service studies and improvements) or amounts necessary to be expended because of governmental orders. "Impositions" shall include all such governmental obligations, whether general or special, ordinary or extraordinary, unforeseen as well as foreseen, of any kind and nature for public improvements, services, benefits, or any other purpose which are assessed, levied, confirmed, imposed or become a lien upon the Premises, Project and/or Building or become payable during the Term.

    (a) INSTALLMENT ELECTION. In the case of any Impositions which may be evidenced by improvement or other bonds or which may be paid in annual or other periodic installments, Landlord shall cause such bonds to be issued or cause such assessment to be paid in installments over the maximum period permitted by law.

    (b) LIMITATION. Nothing contained in this Lease shall require Tenant to pay any franchise, estate, inheritance or succession transfer tax of Landlord, or any income, profits or revenue tax or charge, upon the net income of Landlord from all sources; provided, however, that if at any time during the Term under the laws of the United States Government or the State of California, or any political subdivision thereof, a tax or excise on rent, or any other tax however described, is levied or assessed by any such political body against Landlord on account of Rent, or a portion thereof, Tenant shall pay one hundred percent (100%) of any said tax or excise as Additional Rent.

    (c) PERSONAL PROPERTY TAXES. Tenant shall pay or cause to be paid, prior to delinquency, any and all taxes and assessments levied upon all trade fixtures, inventories and other personal property placed in and upon the Premises by Tenant.

6.8 SERVICES AND UTILITIES.

    (a) Tenant shall contract directly with the appropriate utility company for the supply of electricity to the Premises, which shall be separately metered. Landlord shall use its best reasonable efforts to provide HVAC services during Business Hours. Landlord shall also use its best reasonable efforts to provide electrical services to the Premises with distribution to each floor of the Premises in accordance with Landlord's Plans.

    (b) Landlord, in accordance with Landlord's Plans, shall provide facilities for delivery of city water from the regular Building outlets for drinking, lavatory and toilet purposes. Tenant shall have the right to add to or access the water systems for the Building and to provide supplemental water systems to service the Premises in accordance with Tenant's Improvement Plans approved by Landlord.

    (c) Landlord shall provide heating, ventilation and air conditioning ("HVAC") in accordance with the Project Documents (as defined in the Work Letter). Landlord shall, at all times during the Term, maintain in effect a full service maintenance contract on the HVAC system in the Building with a reputable HVAC contractor and a full service maintenance contract on the elevators in the Building with a reputable elevator maintenance contractor. Landlord shall use reasonable efforts to have included in such contracts a provision requiring the contractor to respond to any applicable service failure within two (2) hours of notification of any such service failure; provided, however, Landlord shall not be deemed to be in default of the foregoing obligation if such response time is not generally available on commercially reasonably terms and conditions in San Diego County.

    (d) Landlord shall operate those portions of the Building that Landlord is required to maintain under Section 7.02 and all portions of the Project Common Areas and the Parking Area in accordance with a standard of operation commensurate with the general standard of operation of Class "A" office buildings located in San Diego County.

    (e) Landlord shall provide during the Business Hours, as a Project Operating Expense, utilities and maintenance to the Project Common Areas and Parking Area.

    (f) Landlord shall provide janitorial services in and about the Premises, the Building Common Areas and the restrooms in the Project Common Areas serving the Premises on Mondays through Fridays, except on Holidays. Landlord shall also provide window-washing services for the Building in accordance with that provided to comparable buildings but in no event less than two (2) times per year.

   (g) Landlord shall not be liable for any failure or interruption of any utility or service (a "Service Failure"), and Tenant shall not be entitled to any reduction or abatement of Rent on account of any such failure or interruption, unless such failure or interruption is shown by Tenant to be directly attributable to the gross negligence or intentional acts of Landlord, its agents or employees, or unless Landlord fails to maintain in effect during the Term a full service maintenance contract on the Building HVAC system and elevators pursuant to Section 6.08(c) above. In the event of any such interruption or failure of any services or utilities provided in this Lease resulting from the gross negligence or intentional acts of Landlord, Landlord's agents or employees, Tenant's sole remedy shall be the equitable abatement of Base Rent for the duration of the interruption or failure of such Service Failure, which abatement shall not commence until Tenant has first provided notice to Landlord and given ten (10 ) days to cure such interruption or failure. If a Service Failure creates imminent danger to human safety or property, Tenant shall be entitled to cure the Service Failure and Landlord shall reimburse Tenant for the costs incurred by Tenant in curing such Service Failure.

6.9 SPECIAL SERVICES.

    (a) ADDITIONAL SERVICES. In the event Landlord provides any utilities or services to Tenant requested by Tenant beyond the standard services set forth in Section 6.08 of this Lease, Tenant shall pay Landlord for such special services as Additional Rent.

    (b) UTILITY CONSUMPTION. In consideration of Landlord agreeing to modification of the HVAC system pursuant to Tenant's Improvement Plans, Tenant agrees to pay to Landlord, as Additional Rent, all HVAC utilities costs associated with the operation of the HVAC system in the Building. If, during the first ten (10) years of the Term of this Lease, any major capital components of the HVAC system in the Building require replacement, as opposed to repair and maintenance, such replacements shall be made at the sole cost of Landlord. If, however, such replacements are required to be made at any time after the tenth (10th) year of the Term of this Lease, Tenant shall pay to Landlord, within thirty (30) days after Landlord's written request therefore, a pro-rata share of the cost of replacing any such capital components required to be replaced, determined based on the number of months then remaining in the Term of the Lease and an agreed upon estimated useful life of capital components in the HVAC system of seven and one-half (7.5) years.

7 . REPAIRS AND MAINTENANCE

7.1 TENANT REPAIRS AND MAINTENANCE. Tenant shall, at Tenant's own expense, maintain the interior of the Premises in a clean, sanitary and safe condition and keep and maintain the integrity and quality of the non-structural portions of the Premises, all non-structural walls, ceilings, lights, fixtures, and floor coverings thereof, in first-class repair(excluding the roof, and the structural elements of the Building thereof, in good repair (reasonable wear and tear excepted). Tenant shall be responsible for the cost of any repairs due to damage caused by Tenant's negligence or willful misconduct. Notwithstanding the foregoing, Landlord, and not Tenant, shall be responsible for the performance of repair and maintenance of those items described in Section 7.02 below. Tenant waives the right to make repairs at Landlord's expense under any law, statute or ordinance now or hereafter in effect (including the provisions of California Civil Code Section 1942 and any successive sections or statutes of a similar nature), provided, however, the foregoing shall not prohibit Tenant from making repairs to the HVAC system in the Building if Landlord fails to make such repairs within seven
(7) days after written notice from Tenant (or, if more than seven (7) days is reasonably required to complete such repairs, Landlord has commenced such service during the seven (7) day period and is diligently pursuing same to completion. Tenant waives all rights to recover any losses or damages (including interference with or injury to Tenant's business) resulting from Landlord's performing or failure to perform any such repairs or maintenance, except to the extent of Landlord's gross negligence or willful misconduct; it being expressly understood and agreed that Tenant shall be solely responsible for and look solely to its insurance for any such damage and losses, except if caused by Landlord's gross negligence or willful misconduct.

7.2 LANDLORD REPAIRS AND MAINTENANCE. Landlord shall, as part of the Operating Expenses, repair and maintain in a clean, sanitary and safe condition, and keep and maintain the integrity and quality of (reasonable wear and tear excepted):

                     (a) The structural portions of the Premises;
                     (b) The "Building Shell" (as defined in the Work Letter);
                     (c) The exterior portions of the Building and the Project;
                     (d) All Project Common Areas and Parking Area described in
                         Section 1.03; and
                     (e) Any defects in the initial construction of Landlord's
                         Work that exists as of the Term Commencement Date.

7.3 INSPECTION OF PREMISES. Landlord, at reasonable times, with twenty-four (24) hour notice except in emergencies when no notice shall be required, may enter the Premises to complete construction undertaken by Landlord on the Premises or Building, to inspect, improve, clean or repair the same, to inspect the performance by Tenant of the terms and conditions hereof and to affix reasonable signs and displays, show the Premises to prospective purchasers, tenants and lenders and for all other purposes as Landlord shall reasonably deem necessary; provided, that Landlord shall show the Premises to prospective tenants only during the last ten (10) months of the Term.

7.4 LIENS. Tenant shall promptly pay and discharge all claims for work or labor done, supplies furnished or services rendered at the request of Tenant and shall make good faith efforts to keep the Premises, the Common Areas, and Building free and clear of all mechanics' and materialmen's liens in connection therewith and shall discharge of record any such liens or post adequate security or bond within five (5) days of written notice thereof. Landlord shall have the right to post or keep posted on the Premises, or in the immediate vicinity thereof, any notices of non-responsibility for any construction, alteration or repair of the Premises by Tenant. If any such lien is filed, Landlord may, after Landlord has first provided notice to Tenant and given Tenant seven (7) days to remove such lien, but shall not be required to, take such action or pay such amount as may be necessary to remove such lien; and, Tenant shall pay to Landlord as Additional Rent any such amounts expended by Landlord within five (5) days after notice is received from Landlord of the amount expended by Landlord.

8. FIXTURES, PERSONAL PROPERTY AND ALTERATIONS

8.1 FIXTURES AND PERSONAL PROPERTY. Tenant, at Tenant's expense, may install any necessary trade fixtures, equipment and furniture in the Premises; provided, that such items are installed and are removable without material damage to the structure or improvements of the Building. Landlord reserves the right to approve or disapprove of curtains, draperies, shades, paint or other interior improvements visible from outside the Premises on wholly aesthetic grounds, provided Landlord exercises such discretion in a manner consistent with all buildings in the Project. Such improvements described in the previous sentence must be submitted for Landlord's written approval prior to installation, or Landlord may remove or replace such items at

Tenant's sole expense. Said trade fixtures, equipment and furniture shall remain Tenant's property and shall be removed by Tenant upon expiration of the Term, or earlier termination of this Lease. Tenant shall repair, at Tenant's sole expense, all damage caused by the installation or removal of trade fixtures, equipment, furniture or temporary improvements. If Tenant fails to remove the foregoing items within ten (10) days of the termination of this Lease, Landlord may (i) keep and use them, wherein Tenant surrenders possession of title and waives all rights of possession, or (ii) remove any or all of them and cause them to be stored or sold in accordance with applicable law.

8.2 ALTERATIONS. Except as provided in Section 8.04, Tenant shall not make or allow to be made any alterations, additions or improvements to the Premises, either at the inception of this Lease or subsequently during the Term, without obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. Tenant shall deliver to Landlord full and complete plans and specifications of all such alterations, additions or improvements, and no such work shall be commenced by Tenant until Landlord has given its written approval thereof. Landlord does not expressly or implicitly covenant or warrant that any plans or specifications submitted by Tenant are safe or that the same comply with any applicable laws, lawful ordinances, etc. Further, Tenant shall indemnify and hold Landlord harmless from any loss, cost or expense, including attorneys' fees and costs, incurred by Landlord as a result of any defects in design, materials or workmanship resulting from Tenant's alterations, additions or improvements to the Premises. All repairs, alterations, additions, and restoration by Tenant hereinafter required or permitted shall be done in a good and workmanlike manner and in compliance with all applicable laws and applicable ordinances, by-laws, regulations and orders of any federal, state, county, municipal or other public authority and of the insurers of the Building. Tenant shall reimburse Landlord for Landlord's reasonable charges for reviewing and approving or disapproving plans and specifications for any alterations proposed by Tenant. Tenant shall also reimburse Landlord for the costs of any increased insurance premiums incurred by Landlord to include such alterations in the Landlord's all risk insurance coverage requirements set forth in Section 5.01, provided, however, that Landlord shall be required to include the Tenant's alterations under Landlord's all risk insurance only to the extent such insurance is actually obtained by Landlord and such alterations are insurable under Landlord's insurance. If such Tenant alterations are not or cannot be included in the coverage of Landlord's insurance, Tenant shall insure the alterations under Tenant's all risk insurance policy or policies as set forth in Section 5.01. Tenant shall require that any contractors used by Tenant carry a comprehensive liability insurance policy covering bodily injury in the amounts of One Million Dollars ($1,000,000) per person and Two Million Dollars ($2,000,000) per occurrence(Two Million Dollars ($2,000,000) per person and Three Million Dollars ($3,000,000) per occurrence if the cost of the alteration, addition or improvement exceeds Two Hundred Thousand Dollars ($200,000) and covering property damage in the amount of One Million Dollars ($1,000,000). The amounts of the foregoing insurance requirements shall be increased in accordance with industry standards every five (5) years during the Term, and Landlord and Tenant agree to execute an amendment to this Lease to such effect. Tenant shall obtain, on behalf of Tenant and at Tenant's sole cost and expense, before proceeding with any alteration, addition or improvement the cost of which exceeds One Hundred Thousand Dollars ($100,000) a completion and lien indemnity bond, or other surety, reasonably satisfactory to Landlord for such alteration. Landlord may require proof of such insurance prior to commencement of any work on the Premises. Tenant shall provide to Landlord a copy of "as-built" plans for any alterations, additions or improvements constructed by Tenant.

8.3 REMOVAL OF ALTERATIONS. All alterations, additions and improvements shall remain the property of Tenant until termination of this Lease, at which time they shall be and become the property of Landlord.

8.4 MINOR ALTERATIONS. The original Tenant shall be permitted to make minor alterations, additions or improvements to the interior improvements of the Premises ("Minor Alterations") without Landlord's prior written consent, but only if:

        (a) At least fifteen (15) days before construction has begun, Tenant gives Landlord written notice of the nature and extent of the intended Minor Alterations, specifying the contractor that Tenant intends to use, a cost estimate of the proposed Minor Alterations and copies of all contracts relating thereto (those contracts not available at the time of Tenant's notice shall be delivered to Landlord when they become available but in all events prior to commencement of construction of the Minor Alterations);

        (b) The proposed alterations, additions or improvements do not affect the Building Systems, the exterior appearance or the structural components of the Building;

        (c) The proposed Minor Alterations do not involve the installation of stairways, vaults or other equipment or improvements that would cost more to move or remove than ordinary improvements for general office use;

        (d) The proposed Minor Alterations, together with all other Minor Alterations made without Landlord's consent under this Section 8.04 within forty-eight (48) months of the proposed alteration, addition or improvement, do not cost more than $100,000 in the aggregate; and

        (e) Tenant provides to Landlord within two (2) days of Landlord's request such further information as Landlord may reasonably request regarding the proposed Minor Alterations.
Within twenty (20) days of completion of the Minor Improvements, Tenant shall deliver to Landlord a copy of as-built plans for such Minor Alterations, is such Minor Alterations are of a type for which as-built plans are reasonably available.

9.      USE AND COMPLIANCE WITH LAWS

9.1 GENERAL USE AND COMPLIANCE WITH LAWS. Tenant shall only use the Premises for the Permitted Uses specified in the Basic Lease Information and for no other use without the prior written consent of Landlord. Tenant shall, at Tenant's sole cost and expense, use the Premises, Project, Building, Project Common Areas and Parking Area in compliance with all of the requirements of municipal, county, state, federal and other applicable governmental authorities now in force, or which may hereafter be in force, pertaining to the Premises, Project, Building and Parking Area and secure any necessary permits for Tenant's particular use of the Premises, Project, Building, Project Common Areas and Parking Area and shall faithfully observe, in the use of the Premises, Project, Building, Project Common Areas and Parking Area, all municipal, county, state, federal and other applicable governmental entities' requirements which are now in force, or which may hereafter be in force. Tenant, in Tenant's use and occupancy of the Premises, shall not subject the Premises to any use which would tend to damage any portion thereof or which shall in any way increase the existing rate of any insurance on the Building or any portion thereof or cause any cancellation of any insurance policy covering the Building or portion thereof. Tenant shall not do or permit to be done anything which would obstruct or interfere with the rights of or injure other Tenants or occupants of the Project.

9.2 SIGNS. Tenant shall not install any sign on the Premises, Building or Project unless Tenant receives prior written approval from Landlord for such sign; provided, however, that Tenant may, on an exclusive basis, if Tenant or an Affiliate Transferee (as defined in Section 13.01) leases eighty percent (80%) or more of the Building, install one (1) identifying logo sign on the top west fascia of the Building and an identifying sign on a non-exclusive basis, on a monument sign on the Project and in a location reasonably acceptable to Tenant and Landlord, so long as such signs conform to all laws, statutes, regulations, restrictions and zoning, is designed by Wieber Nelson Design and is first approved by all required governmental agencies and by Landlord, which Landlord approval shall not be unreasonably withheld. Provided Tenant or an Affiliate Transferee leases eighty percent (80%) or more of the Building. Landlord shall not permit any other person or other Tenant to install on or affix to the Building any other signage without Tenant's prior written consent, which consent may be withheld in Tenant's sole and exclusive discretion. Tenant shall also have the right to select, subject to Landlord's reasonable approval, interior floor lobby signage for the Building, which signage shall be designed by Wieber Nelson Design. Such directory signage shall be used exclusively for the display and location of Tenant, any employees of Tenant and subtenants of Tenant. Any sign placed by Tenant on the Premises, Project or Building shall be installed at Tenant's sole cost and expense (which may be paid out of the Tenant Improvement Allowance), and shall contain only Tenant's name, or the name of any affiliate of Tenant actually occupying the Premises, and no advertising matter. Tenant shall remove any such sign upon termination of this Lease and shall return the affected portion of the Premises to their condition prior to the placement or erection of said sign.

9.3 PARKING ACCESS. In addition to the general obligation of Tenant to comply with laws and without limitation thereof, Landlord shall not be liable to Tenant nor shall this Lease be affected if any parking privileges appurtenant to the Premises are impaired by reason of any moratorium, initiative, referendum, statute, regulation, or other governmental decree or action which could in any manner prevent or limit the parking rights of Tenant hereunder. Any governmental charges or surcharges or other monetary obligations imposed relative to parking rights with respect to the Premises, Project and Building shall be considered as Impositions and shall be payable by Tenant under the provisions of Article hereinabove. Tenant hereby acknowledges that Tenant shall not use in excess of Tenant's pro rata share of the Project's total parking spaces.

9.4 FLOOR LOAD. Tenant shall not place a load upon any floor of the Premises which exceeds the load per square foot which such floor is designed to carry and which is then allowed by law.

9.5 DELIVERIES. All deliveries to and from the Premises shall be made in such a manner and during such time periods reasonably specified by Landlord so as to cause the minimum amount of interference with the business of other tenants; provided, however, deliveries to Tenant's loading dock identified on Tenant's Plans, if any, may be made at any time..

10.   DAMAGE AND DESTRUCTION

10.1 RECONSTRUCTION. If (a) the Premises (including the Tenant's Improvements) are damaged or destroyed, (b) any Common Areas of the Project providing access to the Premises are damaged to the extent that Tenant does not have reasonable access to the Premises, or (c) damage occurs to the Building or the Common Areas such that Tenant does not have use of the parking entitlements described in Section 1.06 or such that the Building is no longer provided with HVAC, elevator service, running water, sewage, electrical service or security systems, in each case, during the Term by any cause not attributable to Tenant, its agents, employees or invitees, (each such event, a "Casualty"), then, unless Landlord or Tenant terminates this Lease pursuant to Section 5.04 below, or Landlord terminates this Lease pursuant to Section 5.05 below, Landlord shall promptly and diligently reconstruct the Premises to the extent necessary to restore Landlord's Work and Tenant's Improvement Work in the Premises as described in Exhibit D, and Tenant shall be obligated for the restoration of all of the items specified as Tenant's Work in said Exhibit D in the event of such reconstruction, as well as Tenant's other leasehold improvements (but not with respect to those improvements owned by Landlord), trade fixtures and other personal property on the Premises. Landlord shall use commercially reasonable efforts to prosecute all claims for insurance proceeds to which Landlord may be entitled pursuant to the policies of insurance maintained by Landlord pursuant to
Section 5.01.

10.2 RENT ABATEMENT. If any portion of the Premises is damaged or destroyed during the Term to the extent that such portion is rendered unusable by Tenant, it is agreed that, except as hereinafter provided, Tenant shall look solely to Tenant's business interruption insurance for any damages or losses arising from substantial interference with the operation of Tenant's business by reason of such damage or destruction. Rent shall abate during the first twelve (12) months following the date of such damage or destruction to the extent of any proceeds received by Landlord from rental abatement insurance maintained by Landlord pursuant to Section 5.01 hereof. Rent shall be abated proportionately.

10.3 REPAIR PERIOD NOTICE. Landlord shall, within ninety (90) days after the date of the Casualty, provide written notice to Tenant indicating the anticipated period for repairing the Casualty (the "Repair Period Notice"). The Repair Period Notice shall be accompanied by a certified statement executed by the contractor retained by Landlord to complete the repairs or, if Landlord has not retained a contractor, a licensed contractor not affiliated with Landlord, certifying the contractor's opinion about the anticipated period for repairing the Casualty. The Repair Period Notice shall also state, if applicable, Landlord's election either to repair or to terminate the Lease under Section 10.01.

10.4 EXCESSIVE DAMAGE OR DESTRUCTION/OPTION TO TERMINATE. If the Repair Period Notice states that Landlord determines that the Building or Common Areas cannot, with reasonable diligence, be fully repaired or restored by Landlord within two hundred seventy (270) days after the date of the damage or destruction, Landlord or Tenant may terminate this Lease by delivery to the other party of written notice thereof within ten (10) days of the Repair Period Notice. Landlord's determination, pursuant to the Repair Period Notice, shall be binding upon Tenant. If Landlord states in the Repair Period Notice that the Building can be fully repaired or restored within the two hundred seventy (270) day period, or if Landlord states in the Repair Period Notice that such repair or restoration cannot be made within said period, but neither Landlord nor Tenant elects to terminate within ten (10) days of the date of the Repair Period Notice, this Lease shall remain in full force and effect and Landlord shall diligently repair and restore the damage as soon as reasonably possible.

10.5 UNINSURED CASUALTIES AND OTHER CONDITIONS/OPTION TO TERMINATE. Notwithstanding anything contained herein to the contrary, (a) in the event of damage to or destruction of all or any portion of the Building, which is not fully covered by the insurance proceeds received by Landlord under the insurance policies required under Article 5 hereinabove (provided that any deductible shall be ignored in determining whether any damage or destruction is covered), Landlord may terminate this Lease by written notice to Tenant, given within forty-five (45) days after the date of notice to Landlord that said damage or destruction is not so covered; (b) in the event of damage to or destruction of all or any portion of the Building, which is due to the acts or omissions of Tenant, its agents, employees or contractors, Landlord may terminate this Lease by written notice to Tenant, given within forty-five
(45) days after the date of a Landlord's determination that said damage or destruction was due to the acts or omissions of Tenant, its agents, employees or contractors; or (c) in the event sufficient proceeds of insurance maintained by Landlord pursuant to the terms of this Lease are unavailable to Landlord to reconstruct and restore the Premises in the event of damage to or destruction of all or any portion of the Building because they have been applied by any lender against payment of an existing loan on the Project or Building, Landlord may terminate this Lease by written notice to Tenant, given within forty-five
(45) days after the date of notice to Landlord that any such lender intends to apply any of the insurance proceeds against payment of an existing loan on the Project or Building. If Landlord does not elect to terminate this Lease, the Lease shall remain in full force and effect and Landlord shall commence reconstruction and restoration of Landlord's Work and Tenant's Improvement Work in the Premises as described in Exhibit D and shall diligently repair or rebuild Landlord's Work to substantially the condition in which it existed immediately prior to such damage or destruction.

10.6 WAIVER. With respect to any destruction which Landlord is obligated to repair or may elect to repair under the terms of this Article 10, Tenant hereby waives all rights to terminate this Lease pursuant to rights otherwise presently or hereafter accorded by law to tenants, except as expressly otherwise provided herein.

11.   EMINENT DOMAIN

11.1 TOTAL CONDEMNATION. If the whole of the Premises is acquired or condemned by eminent domain, inversely condemned or sold in lieu of condemnation, for any public or quasi-public use or purpose ("Condemned"), then the Term shall terminate as of the date of title vesting in such proceeding, and Rent shall be adjusted as of the date of such termination. Tenant shall immediately notify Landlord of any such occurrence.

11.2 PARTIAL CONDEMNATION. If any part of the Premises is partially Condemned, and such partial condemnation renders the Premises unusable for the business of the Tenant, as reasonably determined; or in the event a substantial portion of the Building is Condemned, as reasonably determined, then the Term shall terminate as of the date of title vesting in such proceeding and Rent shall be adjusted to the date of termination. If such condemnation is not sufficiently extensive to render the Premises unusable for the business of Tenant, as reasonably determined, or less than a substantial portion of the Building is Condemned, then Landlord shall promptly restore the Premises to a condition comparable to its condition immediately prior to such condemnation less the portion thereof lost in such condemnation, and this Lease shall continue in full force and effect except that after the date of such title vesting the Base Rent shall be appropriately reduced as reasonably determined by Landlord.

11.3 LANDLORD'S AWARD. If the Premises are wholly or partially Condemned, then, subject to the provision of Article 11.04 Landlord shall be entitled to the entire award paid for such condemnation, and Tenant waives any right or claim to any part thereof from Landlord or the condemning authority.

11.4 TENANT'S AWARD. Tenant shall have the right to claim and recover from the condemning authority, but not from Landlord, such compensation as may be separately awarded or recoverable by Tenant in Tenant's own right on account of any and all costs or loss incurred by Tenant including, without limitation, removing Tenant's merchandise, furniture, fixtures, leasehold improvements and equipment to a new location.

11.5 TEMPORARY CONDEMNATION. If the whole or any part of the Premises shall be Condemned for any temporary public or quasi-public use or purpose, this

Lease shall remain in effect and Tenant shall be entitled to receive for itself such portion or portions of any award made for such use with respect to the period of the taking which is within the Term. If a temporary condemnation remains in force at the expiration or earlier termination of this Lease, Tenant shall pay to Landlord a sum equal to the reasonable cost of performing any obligations required of Tenant by this Lease with respect to the surrender of the Premises, including without limitation, repairs and maintenance, and upon such payment such obligations shall be deemed satisfied. If a temporary condemnation is for an established period which extends beyond the Term, the Lease shall terminate as of the date of occupancy by the condemning authority, and the damages shall be as provided in Sections 11.03 and 11.04 hereinabove and Rent shall be adjusted to the date of occupancy.

11.6 NOTICE AND EXECUTION. Landlord shall, immediately upon service of process in connection with any condemnation or potential condemnation, give Tenant notice in writing thereof. Tenant shall immediately execute and deliver to the Landlord all instruments that may be required to effectuate the provisions of this Article.

12.     DEFAULT

12.1 EVENTS OF DEFAULT. The occurrence of any of the following events shall constitute an "Event of Default" on the part of Tenant:

        (a) PAYMENT. Failure to pay any installment of Base Rent, Additional Rent or other monies due and payable hereunder upon the date when said payment is due, continuing for a period of three (3) days.

        (b) PERFORMANCE. Default in the performance of any of Tenant's covenants, agreements or obligations hereunder (except default in the payment of Rent, Additional Rent or other monies), where such failure is curable and continues uncured for ten (10) days after notice by Landlord to Tenant, provided that if the nature of the default cannot be reasonably cured within ten (10) days. Tenant shall not be deemed in default if it shall commence curing the default within such ten (10) day period and diligently prosecutes same to completion;

        (c) ASSIGNMENT. A general assignment by Tenant for the benefit of creditors or any Unauthorized Assignment as defined below in Article ;

        (d) BANKRUPTCY. The filing of a voluntary petition by Tenant, or the filing of an involuntary petition by any of Tenant's creditors seeking the rehabilitation, liquidation or reorganization of Tenant under any law relating to bankruptcy, insolvency or other relief of debtors;

        (e) RECEIVERSHIP. The appointment of a receiver or other custodian to take possession of substantially all of Tenant's assets or of this leasehold;

        (f) INSOLVENCY, DISSOLUTION, ETC. Tenant shall become insolvent or unable to pay its debts, or shall fail generally to pay its debts as they become due; or any court shall enter a decree or order directing the winding up or liquidation of Tenant or of substantially all of its assets; or Tenant shall take any action toward the dissolution or winding up of its affairs or the cessation or suspension of its use of the Premises;

        (g) ATTACHMENT. Attachment, execution or other judicial seizure of substantially all of Tenant's assets or this leasehold; or

        (h) HAZARDOUS MATERIALS RELEASE. Any on-site or off-site material contamination of any portion of the Project or violation of any Health and Safety Laws as set forth in Article 14; or any failure to remedy any on-site or off-site contamination, whether material or not, within three (3) days of Tenant having notice of such contamination, or if more than three (3) days is reasonably required to remedy such contamination, any failure of Tenant to commence to remedy such contamination within such three (3) day period and to diligently prosecute such remedy to completion.

12.2    LANDLORD'S REMEDIES.

        (a) ABANDONMENT. If Tenant vacates or abandons the Premises and an uncured Event of Default exists, this Lease shall continue in effect, Landlord shall not be deemed to have terminated this Lease other than by written notice of termination from Landlord, and Landlord shall have all of the remedies of a landlord provided by Section 1951.4 of the Civil Code of the State of California. At any time subsequent to vacation or abandonment of the Premises by Tenant, Landlord may give notice of termination and shall thereafter have all of the rights hereinafter set forth.

        (b) TERMINATION. Following the occurrence of any Event of Default, Landlord shall have the right, so long as the default continues, to terminate this Lease by written notice to Tenant setting forth: (i) the default; (ii) the requirements to cure it; and (iii) a demand for possession, which shall be effective three (3) days after it is given or upon expiration of the times specified in Section 12.01 hereinabove, whichever is later.

        (c) POSSESSION. Following termination under subsection (b), without prejudice to any other remedies Landlord may have by reason of Tenant's default or of such termination, Landlord may then or at anytime thereafter, (i) peaceably re-enter the Premises, or any part thereof, upon voluntary surrender by Tenant or expel or remove Tenant therefrom and any other persons occupying them, using such legal proceedings as are then available; (ii) repossess and enjoy the Premises, or relet the Premises or any part thereof for such term or terms (which may be for a term extending beyond the Term) at such rental or rentals and upon such other terms and conditions as Landlord in its sole discretion shall determine, with the right to make reasonable alterations and repairs to the Premises; and (iii) remove all personal property therefrom and, at Landlord's option, retain all or any of such personal property (and title thereto shall thereupon vest in Landlord without compensation to Tenant) or dispose of all or any of such personal property, in any manner, without compensation to Tenant. In the event Landlord removes all or any of Tenant's personal property pursuant to the foregoing provisions, Tenant shall pay to Landlord, upon demand, the actual expense of such removal and disposition and the cost of repairing any damage to the Premises resulting from such removal.

        (d) RECOVERY. Following termination under subsection (b), Landlord shall have all the rights and remedies of a landlord provided by Section 1951.2 of the Civil Code of the State of California. The amount of damages which Landlord may recover following termination under subsection (b) shall include: (i) the worth at the time of the award of the unpaid rent and other amounts which had been earned at the time of termination; (ii) the worth at the time of the award of the amount by which the unpaid rent which would have been earned after termination until the time of the award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; (iii) the worth at the time of the award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of rental loss Tenant proves could be reasonably avoided; and (iv) any other amount necessary to compensate Landlord for all detriment proximately caused by Tenant's failure to perform its obligations under this Lease. The "worth at the time of the award" of the amount referred to in (i) and (ii) above shall be computed by allowing interest thereon at the Default Rate (as set forth below). The "worth at the time of the award" of the amount referred to in (iii) above shall be computed by discounting such amount at the Default Rate (as set forth below).

        (e) ADDITIONAL REMEDIES. In addition to the foregoing remedies, Landlord shall, so long as this Lease is not terminated, have the right to remedy any default of Tenant to maintain or improve the Premises without terminating this Lease, to incur expenses on behalf of Tenant in seeking a new subtenant, or to cause a receiver to be appointed to administer the Premises and new or existing subleases, and to add to the Rent payable hereunder all of Landlord's reasonable costs in so doing, with interest at the lower of the prime rate of interest at the time of said default charged by Wells Fargo Bank N.A. plus three percent (3%) or the maximum lawful rate (the "Default Rate").

        (f) OTHER. If Tenant causes or threatens to cause a breach of any of the covenants, agreements, terms or conditions contained in this Lease, Landlord shall be entitled to retain all sums held by Landlord, by any trustee or in any account provided for herein, to enjoin such breach or threatened breach, and to invoke any right and remedy allowed at law or in equity or by statute or otherwise as though re-entry, summary proceedings and other remedies were not provided for in this Lease. As used in this Article, the term "threatens" is limited to delivery to Landlord of a written statement by Tenant indicating Tenant's intent to cause a breach or Tenant's anticipation of its uncured default in the performance of, any of the covenants, agreements, terms or conditions contained in this Lease.

        (g) CUMULATIVE. Each right and remedy of Landlord provided for in this Lease shall be cumulative and shall be in addition to every other right or remedy provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise. The exercise or beginning of the exercise by Landlord of any one or more of the rights or remedies provided for in this Lease, or now or hereafter existing at law or in equity or by statute or otherwise, shall not preclude the simultaneous or later exercise by Landlord of any or all other rights or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise.

        (h) NO WAIVER. No failure by Landlord to insist upon the strict performance of any term hereof or to exercise any right or remedy consequent upon a breach thereof, and no acceptance of full or partial payment of Rent during the continuance of any such breach shall constitute a waiver of any such breach or of any such term. Efforts by Landlord to mitigate the damages caused by Tenant's breach of this Lease shall not be construed to be a waiver of Landlord's right to recover damages under this Article 12. Nothing in this Article 12 affects the right of Landlord to indemnification by Tenant in accordance with Article hereinabove for liability arising prior to the termination of this Lease for personal injuries or property damage.

13.   ASSIGNMENT AND SUBLETTING

13.1 ASSIGNMENT AND SUBLETTING; PROHIBITION. Except as hereinafter provided in this Section 13.01, Tenant shall not assign, mortgage, pledge, hypothecate or otherwise transfer, this Lease, in whole or in part, or any interest therein, nor sublet or permit occupancy by any party other than Tenant of all or any part of the Premises (each of the foregoing is hereinafter sometimes referred to as a "Transfer"), without the prior written consent of Landlord in each instance, which may not be unreasonably withheld or delayed; provided, however, Tenant acknowledges and agrees that it shall not be unreasonable for Landlord to take into consideration in connection with a proposed Transfer such factors as (a) the impact on parking in the Project; (b) the impact of possible noise or odors generated by the proposed use; and (c) the image of the project in the community. As material consideration for this Lease, Tenant hereby agrees to provide the following written materials to Landlord regarding any proposed Transfer and the proposed transferee (the "Transferee") for Landlord's approval: (i) the proposed Transfer agreement to Landlord for Landlord's approval; (ii) financial statements of the Transferee for the three (3) years prior to the proposed Transfer, which financial statements shall be audited if the Transfer contemplates the release of Tenant from any of its obligations under this Lease, or otherwise audited, if available, or certified by the transferee as being true and correct and prepared in accordance with generally acceptable accounting principles, consistently applied; (iii) detailed summaries of the Transferee's business operation; (iv) a detailed credit report of the Transferee; and (v) banking references for the Transferee. Landlord shall have the right to review the written material submitted by Tenant regarding such Transfer for a period of fifteen (15) business days following Landlord's receipt of such material to consent or decline to consent to such Transfer. No Transfer by Tenant shall relieve Tenant of any obligation under this Lease, including Tenant's obligation to pay Base Rent and Additional Rent hereunder. Any purported Transfer contrary to the provisions hereof without Landlord's consent ("Unauthorized Transfer") shall be void. The consent by Landlord to any Transfer shall not constitute a waiver of the necessity for such consent to any subsequent Transfer. As Additional Rent hereunder, Tenant shall reimburse Landlord for actual legal and other expenses incurred by Landlord in connection with any request by Tenant for Landlord's consent to the Transfer up to Two Thousand Dollars ($2,000) per proposed Transfer. Such amount shall be reimbursed by Tenant to Landlord within ten (10) days following the submission to Tenant of a copy of the written invoice from Landlord's counsel itemizing such costs and fees payable by Landlord with respect to any request by Tenant for Landlord's consent to such a Transfer, whether or not Landlord ultimately approves such Transfer. Tenant shall have the right, subject to the foregoing obligations to deliver the relevant written materials to Landlord, but without

Landlord's consent, to enter into an assignment of this Lease or a sublease of the Premises to any subsidiary corporation of Tenant, Tenant's parent corporation, to any corporation or other entity that controls, is controlled by or under common control with Tenant or to any corporation, partnership or other entity succeeding to substantially all of the assets of Tenant as a result of a consolidation or merger, or to a corporation, partnership or other entity to which all or substantially all of the assets of Tenant have been sold ("Affiliate Transferee"), provided any Affiliate Transferee that is an assignee (but not any sublessee) executes an instrument in form and content reasonably acceptable to Landlord assuming all of Tenant's obligation under the Lease. If the net worth of such Transferee, as of the date of the proposed Transfer, is equal to or greater than the net worth of the initial Tenant measured as of the Lease Date or the date of the proposed Transfer, whichever net worth is greater, then Landlord agrees that Landlord will execute a form of release providing that Tenant shall be released from the further performance of covenants on the part of Tenant herein contained, and from any and all further liability, obligations, costs and expenses, demands, causes of action, claims or judgments arising from or growing out of, or connected with this Lease after the effective date of such release, other than those arising out of or related to Tenant's obligations under the Lease prior to the date of the release. The effective date of such release shall be the date Tenant assigns its interest in this Lease to the Tenant's assignee.

13.2 BONUS RENTAL. If for any assignment or sublease other than to an Affiliate Transferee, Tenant receives rent or other consideration, either initially or over the term of the assignment or sublease, in excess of the Rent called for hereunder, or in case of the sublease of a portion of the Premises, in excess of such Rent fairly allocable to such portion, after appropriate adjustments to assure that all other payments called for hereunder are appropriately taken into account, Tenant shall pay to Landlord promptly after its receipt by Tenant, as Additional Rent hereunder, fifty percent (50%) of the excess of each such payment of rent or other consideration received by Tenant, after the recovery by Tenant of Tenant's reasonable actual costs of assigning the Lease or subletting the Premises, including real estate commissions, tenant improvements, other normal leasing costs and attorney fees.

13.3 SCOPE. The prohibition against Unauthorized Transfers contained in this Article shall be construed to include a prohibition against any Transfer by operation of law. If this Lease or any interest therein be assigned, or if the underlying beneficial interest of Tenant is transferred, or if the Premises or any part thereof be sublet or occupied by anybody other than Tenant, Landlord may collect rent from the assignee, subtenant or occupant and apply the net amount collected to the Rent herein reserved and apportion any excess rent so collected in accordance with the terms of the immediately preceding paragraph, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, subtenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. Except as set forth in Section 13.01, no assignment or subletting shall affect the continuing primary liability of

Tenant (which, following assignment, shall be joint and several with the assignee), and Tenant shall not be released from performing any of the terms, covenants and conditions of this Lease.

13.4 WAIVER. Notwithstanding any Transfer, or any indulgences, waivers or extensions of time granted by Landlord to any Transferee, or failure by Landlord to take action against any Transferee, Tenant waives notice of any default of any Transferee and agrees that Landlord may, at its option, proceed against Tenant without having taken action against or joined such Transferee, except that Tenant shall have the benefit of any indulgences, waivers and extensions of time granted to any such Transferee. Tenant further waives monetary damages, of whatever kind or nature, from Landlord as a result of, or in any way related to any proposed Transfer, whether Landlord consented to such Transfer or withholds its consent to such Transfer.

13.5 RELEASE. Whenever Landlord conveys its interest in the Project and/or Building, Landlord shall be automatically released from the further performance of covenants on the part of Landlord herein contained, and from any and all further liability, obligations, costs and expenses, demands, causes of action, claims or judgments arising from or growing out of, or connected with this Lease after the effective date of said release. The effective date of said release shall be the date Landlord transfers title of the Project to the new owner and the new owner assumes Landlord's obligations under this Lease in writing. If requested, Tenant shall execute a form of release and such other documentation as may be required to further effect the provisions of this Section 13.05.

13.6 RECAPTURE OF PREMISES. In the event Tenant proposes to enter into a Transfer, other than a Transfer with to an Affiliate Transferee, which Transfer, when taken together with all previous transfers other than to Affiliate Transferees, relates to more than forty nine percent (49%) of the rentable square feet of the Premises (the "Subject Space") and is for the entire then remaining balance of the Term, or substantially all of the remaining balance of the Term, then Tenant shall notify Landlord in writing (the "Availability Notice") if Tenant wishes to Transfer the Subject Space. Landlord shall have the option, by written notice to Tenant (the "Recapture Notice") within ten (10) days after receiving any Availability Notice, to recapture the Subject Space as described below. A timely Recapture Notice terminates this Lease and Tenant's obligations regarding the Subject Space for the remaining term of the Lease and as of the date sixty (60) days after Landlord delivers the Recapture Notice to Tenant. If Landlord declines to or fails timely to elect to recapture the Subject Space, Landlord shall have no further right under this Section 13.06 to the Subject Space unless Tenant fails to Transfer the Subject Space within one hundred fifty (150) days after Landlord receives the Availability Notice or it becomes available again after Transfer by Tenant. To determine the new Base Rent under the Lease if Landlord recaptures the Subject Space, the original Base Rent under the Lease shall be multiplied by a fraction, the numerator of which is the square feet of Rentable Area of the Premises retained by Tenant after Landlord's recapture and the denominator of which is the total square feet of Rentable Area of the Premises before Landlord's


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recapture. The Additional Rent, to the extent that it is calculated on the basis of the square feet of Rentable Area within the Premises, shall be reduced to reflect Tenant's proportionate share based upon the square feet of Rentable Area of the Premises retained by Tenant after Landlord's recapture.

14.   HAZARDOUS MATERIALS

14.1    DEFINITIONS.

        (a) HEALTH AND SAFETY LAWS. "Health and Safety Laws" means any and all federal, state or local laws, ordinances, rules, decrees, orders, regulations, court decisions and other authority relating to hazardous substances, hazardous materials, hazardous waste, toxic substances, materials or wastes, environmental conditions on, under or about the Premises, or soil and ground water conditions, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), as amended, 42 U.S.C. Section 9601, et seq., the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C. Section 6901, et seq., the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq., the Federal Water Pollution Control Act of 1972, 33 U.S.C. Section 1251, et. seq., the Safe Drinking Water Act, 42 U.S.C. Section 300f, et seq., the Toxic Substances Control Act ("TSCA"), 15 U.S.C. Section 2601, et seq., the Federal Insecticide, Fungicide, and Rodenticide Act ("FIFRA"), 7 U.S.C. Section 136, et seq., the Federal Hazardous Substances Control Act, 15 U.S.C. Section 1261, et seq., the Noise Control Act of 1972, 42 U.S.C. Section 4901, et seq., the Occupational Safety and Health Act ("OSHA"), 29 U.S.C. Section 651, et seq., the California Hazardous Waste Control Act, Cal. Health and Safety Code Section 25100, et seq., the Carpenter-Presley-Tanner Hazardous Substances Account Act, Cal. Health and Safety Code Section 25300, et seq., the Safe Drinking Water and Toxic Enforcement Act of 1986 ("California Proposition 65"), Cal. Health and Safety Code Section 25249.5, et seq., the Porter-Cologne Water Quality Control Act, Cal. Water Code Section 13000, et. seq., any amendments to the foregoing, and any similar federal, state or local laws, ordinances, rules, decrees, orders or regulations.

        (b) HAZARDOUS MATERIALS. "Hazardous Materials" means any chemical, compound, material, substance or other matter that: (i) is defined as a hazardous substance, hazardous material, hazardous waste or toxic substance, material or waste under any Health and Safety Law, including, but not limited to, those substances, materials or wastes regulated now or in the future under any statutes or regulations; (ii) is controlled or governed by any Health and Safety Law or gives rise to any reporting, notice or publication requirements thereunder, or gives rise to any liability, responsibility or duty on the part of Tenant or Landlord with respect to any third person hereunder; or (iii) is flammable or explosive material, oil or any other petroleum-based substance, freon, asbestos, urea formaldehyde, radioactive material, nuclear medicine material, drug, vaccine, bacteria, virus, hazardous waste, toxic substance, or related injurious or potentially injurious material (by itself or in combination with other materials).

        (c) OFF-SITE CONTAMINATION. The term "Off-Site Contamination" shall mean the presence of any Hazardous Materials, associated in any way with Tenant's, its successors' or assigns' use or occupation of the Premises, transported, arranged for


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


disposal of, or disposed of by Tenant or any third party on behalf of Tenant or its agents, employees or officers to any site or location other than the Premises.

        (d) ON-SITE CONTAMINATION. The term "On-Site Contamination" shall mean the presence of any Hazardous Materials in, on or under any portion of the Premises.

14.2 USE. Tenant shall not allow any Hazardous Material to be used, generated, manufactured, released, stored or disposed of on, under or about, or transported from, the Premises, unless: (a) such use is specifically disclosed to and approved by Landlord in writing prior to such use; and (b) such use is conducted in compliance with the provisions of this Article 14. Landlord's consent may be withheld in Landlord's sole discretion, and, if granted, may be revoked at any time. Landlord may approve such use subject to reasonable conditions to protect the Premises and Landlord's interests. Landlord may withhold approval if Landlord determines that such proposed use involves a material risk of a release or discharge of Hazardous Materials or a violation of any Health and Safety Laws or that Tenant has not provided reasonable assurances of its ability to remedy such a violation and fulfill its obligations under this Article 14. Landlord acknowledges that Tenant uses liquid nitrogen in the conduct of certain tests performed on a routine basis. Landlord agrees and consents to Tenant's use of such material on the Premises, provided Tenant shall handle, use, store and dispose of such material in a safe and lawful manner, in compliance with all Health and Safety Laws, and shall not allow such material to materially contaminate the Premises or the Project. Notwithstanding the foregoing, Landlord hereby consents to Tenant's use, storage or disposal of products containing small quantities of Hazardous Materials, which products are of a type customarily found in offices and households (such as aerosol cans containing insecticides, toner for copies, paints, paint remover and the like), provided that Tenant shall handle, use, store and dispose of such Hazardous Materials in a safe and lawful manner and shall not allow such Hazardous Materials to contaminate the Premises.

14.3 COMPLIANCE WITH LAWS; HANDLING OF HAZARDOUS MATERIALS. Tenant shall strictly comply with, and shall maintain the Premises in compliance with, all Health and Safety Laws. Tenant shall obtain, maintain in effect and comply with the conditions of all permits, licenses and other governmental approvals required for Tenant's operations on the Premises under any Health and Safety Laws, including, but not limited to, the discharge of appropriately treated Hazardous Materials into or through any sanitary sewer serving the Premises. At Landlord's request, Tenant shall deliver copies of, or allow Landlord to inspect, all such permits, licenses and approvals. All Hazardous Materials removed from the Premises shall be removed and transported by duly licensed haulers to duly licensed disposal facilities, in compliance with all Health and safety Laws. Tenant shall be responsible for the proper disposal of any mercury-containing fluorescent lighting fixtures. Tenant shall perform any monitoring, testing, investigation, clean-up, removal, detoxification, preparation of closure or other required plans and any other remedial work required by any governmental agency or lender or reasonably recommended by Landlord's environmental consultants as a result of (a)


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


any release or discharge or potential release or discharge of Hazardous Materials and resulting in On-Site Contamination or Off-Site Contamination or
(b) any violation or potential violation of Health and Safety Laws that, in the case of (a) or (b) is by Tenant or any successor or sublessee of Tenant or their respective agents, contractors, employees, licensees or invitees (collectively, "Remedial Work"). Landlord shall have the right to intervene in any governmental action or proceeding involving any Remedial Work, and to approve performance of the work, in order to protect Landlord's interests. Landlord shall have the right to require Tenant to provide an Standard ASTM E 1527-93 Phase I (cost not to exceed $3,000.00) Environmental Clearance Report prepared for Landlord's approval at the time Tenant vacates the Premises. Tenant shall not enter into any settlement agreement, consent decree or other compromise with respect to any claims relating to Hazardous Materials without notifying Landlord and providing ample opportunity for Landlord to intervene.

14.4 COMPLIANCE WITH INSURANCE REQUIREMENTS. Tenant shall comply with the requirements of Landlord's and Tenant's insurers regarding Hazardous Materials and with such insurers' recommendations based upon prudent industry practices regarding management of Hazardous Materials.

14.5 INDEMNITY. Tenant shall indemnify, protect, defend and hold Landlord (and its partners and their respective officers, directors, employees and agents), the Premises, Building, Parking Areas, and all other areas of the Project harmless from and against any and all liabilities, demands, penalties, fines, claims, suits, judgments, actions, investigations, proceedings, costs and expenses (including attorneys' fees and court costs) arising out of or in connection with any breach of any provisions of this
Article 14, directly or indirectly arising out of any liability of Tenant under any Health and Safety Law or associated with any On-Site Contamination or any Off-Site Contamination which is caused, suffered or permitted to be brought upon, kept, used, discharged, deposited or leaked in or about the Premises or any other portion of the Project by Tenant or any of Tenant's assigns, agents, employees, contractors or invitees or by anyone in the Premises other than Landlord, Landlord's agents, employees or contractors, including, but not limited to, the use, generation, storage, release, disposal or transportation of Hazardous Materials by Tenant, or any successor or sublessee of Tenant, or their respective agents, contractors, employees, licensees, or invitees, on, under or about the Premises during the Term, and including, but not limited to, all consequential damages and the cost of any Remedial Work. Any defense by Tenant pursuant to this Article shall be by counsel reasonably acceptable to Landlord. Neither the consent by Landlord to the use, generation, storage, release, disposal or transportation of Hazardous Materials nor the strict compliance with all Health and Safety Laws shall excuse Tenant from Tenant's indemnification obligations pursuant to this Article 14. The foregoing indemnity shall be in addition to and not a limitation of the indemnification provisions of Article 5.09 of this Lease. Tenant's obligations pursuant to this Section 14.05 shall survive the termination or expiration of the Lease.

14.6 NOTICE. Each party to this Lease shall notify the other party, in writing, as soon as reasonably possible, and in any event within five (5) business days after,


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


any of the following: (a) a party has knowledge, or it has reasonable cause to believe, that any Hazardous Material has been released, discharged or is located on, under or about the Premises, whether or not the release or discharge is in quantities that would otherwise be reportable to a public agency; (b) a party receives any order of a governmental agency requiring any Remedial Work pursuant to any Health and Safety Laws; (c) a party receives any warning, notice of inspection, notice of violation or alleged violation, or a party receives notice or knowledge of any proceeding, investigation of enforcement action, pursuant to any Health and Safety Laws; or (d) a party receives notice or knowledge of any claims made or threatened by any third party against that party or the Premises relating to any loss or injury resulting from Hazardous Materials or from violation of any Health and Safety Law. If the potential risk of any of the foregoing events is material, the party having notice of such event shall deliver immediate verbal notice to the other party, in addition to written notice as set forth above. Landlord and Tenant agree to deliver to one another copies of all test results, reports and business or management plans required to be filed with any governmental agency pursuant to any Health and Safety Laws.

14.7 DEFAULT. The material release or discharge of any Hazardous Material other than as permitted by law or the in violation of any Hazardous Materials Law by Tenant or any successor or sublessee of Tenant shall be a material default by Tenant under the Lease. In addition to or in lieu of the remedies available under the Lease as a result of such default, Landlord shall have the right, without terminating the Lease, to require Tenant to suspend its operations and activities on the Premises until Landlord is satisfied that appropriate Remedial Work has been or is being adequately performed; Landlord's election of this remedy shall not constitute a waiver of Landlord's right thereafter to declare a default and pursue other remedies set forth in the Lease.

14.8 LANDLORD'S DISCLOSURE. Pursuant to the requirements of California Health and Safety Code Section 25359.7, Landlord hereby notifies Tenant that Landlord does not know, and does not have reasonable cause to believe, that any release of any Hazardous Material has come to be located on or beneath the Premises, Building or Project.

15.   OFFSET STATEMENT, ATTORNMENT AND SUBORDINATION

15.1 ESTOPPEL CERTIFICATE. Within ten (10) days after request therefor by either party, the other party shall deliver to the requesting party, in recordable form, a certificate certifying (if such be the case, or otherwise setting forth any exceptions thereto) that (a) this Lease is in full force and effect; (b) the date of Tenant's most recent payment of Rent, or setting forth any exceptions (c) that the certifying party has no defenses or offsets outstanding, or stating those offsets or defenses claimed by the certifying party; (d) that to the certifying party's knowledge, the requesting party has no defenses or offsets outstanding, or stating those offsets or defenses claimed by the other party; and (e) and any other information reasonably requested. Tenant's failure to deliver said certificate in time shall be conclusive upon Tenant that: (i) this Lease is in full force and effect, without modification except as may be represented by Landlord; (ii) there are no uncured defaults in Landlord's performance and Tenant has no right of


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


offset, counterclaim or deduction against Rent hereunder; and (iii) no more than one period's Base Rent has been paid in advance. Landlord's failure to deliver said certificate in time shall be conclusive upon Landlord that: (x) this Lease is in full force and effect, without modification except as may be represented by Tenant; (y) there are no uncured defaults in Tenant's performance; and (z) Tenant's representation as to the amount of Base Rent that has been paid in advance is correct. Failure of a party to deliver such a certificate to the other party within ten (10) days following Landlord's request therefor shall be deemed such party's acknowledgment of the correctness of the statements made in the foregoing sentence and that the requesting party's mortgagee(s) and/or purchaser(s) may rely on said statements.

15.2 ATTORNMENT. Tenant shall, in the event any proceedings are brought for the foreclosure of, or in the event of exercise of the power of sale under any mortgage or deed of trust made by the Landlord, its successors or assigns, encumbering the Premises, or any part thereof, or in the event of termination of a ground lease, if any, and if so requested, attorn to the purchaser upon such foreclosure or sale or upon any grant of a deed in lieu of foreclosure and recognize such purchaser as the Landlord under this Lease.

15.3 SUBORDINATION. The rights of Tenant hereunder are and shall be, at the election of the mortgagee, subject and subordinate to the lien of such mortgage, or the lien resulting from any other method of financing or refinancing, now or hereafter in force against the Project, Building and/or Parking Area, and to all advances made or hereafter to be made upon the security thereof; provided, however, no such subordination shall be effective unless and until Tenant shall have received a non-disturbance agreement in a recordable, commercially reasonable form to the effect that neither this Lease nor any of the rights of Tenant hereunder shall be terminated or subject to termination by any trustee's sale, any action to enforce the security, or by any proceeding or action in foreclosure unless an uncured Event of Default shall exist. If requested, Tenant agrees to execute whatever documentation may be required to further effect the provisions of this Article.

15.4 NON-DISTURBANCE. Within ten (10) after execution of this Lease, Landlord shall deliver to Tenant with respect to each mortgage, deed of trust, ground lease or other monetary lien or encumbrance in force against the Project as of the date hereof, a non-disturbance agreement from the mortgagee, ground lessor, beneficiary of the deed of trust or other lienholder in a commercially reasonable form. If Landlord, after commercially reasonable efforts, is unable for any reason to deliver such non-disturbance agreements within such period, Tenant's sole remedy shall be to cancel this Lease by delivering written notice thereof to Landlord within five (5) days of the expiration of such ten (10) days period.

16.   NOTICES

16.1 NOTICES. All notices required to be given hereunder shall be in writing (except for notice required pursuant to Article 12.01(b) and shall be (i) personally


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


delivered, in which even they shall be deemed received on the date of delivery, (ii) sent by certified mail, postage prepaid, return receipt requested, or by a professional courier company which provides a receipt evidencing delivery, in which event they shall be deemed received on the date of delivery as evidenced by the receipt; or (iii) sent by telecopy. Any notice, request, demand, direction or other communication sent by cable, telex or telecopy must be confirmed within forty-eight (48) hours by letter mailed or delivered in accordance with the foregoing. The Landlord's and Tenant's addresses for written notices required to be given hereunder shall be the addresses set forth in the Basic Lease Information, or at such other place designated by advance written notice delivered in accordance with the foregoing.

17.   SUCCESSORS BOUND

17.1 SUCCESSORS BOUND. This Lease and each of its covenants and conditions shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, successors and legal representatives and their respective assigns, subject to the provisions hereof. Whenever in this Lease a reference is made to the Landlord, such reference shall be deemed to refer to the person in whom the interest of the Landlord shall be vested and Landlord shall have no obligation hereunder as to any claim arising after the transfer of its interest in the Premises, subject to the provisions of Section 13.05. Any successor or assignee of the Tenant who accepts an assignment or the benefit of this Lease and enters into possession or enjoyment hereunder shall thereby assume and agree to perform and be bound by the covenants and conditions thereof. Nothing contained in this section 17.01 shall be deemed in any manner to give a right of assignment to Tenant without the written consent of Landlord.

18.   MISCELLANEOUS

18.1 WAIVER. No waiver of any default or breach of any covenant by either party hereunder shall be implied from any omission by either party to take action on account of such default if such default persists or is repeated, and no express waiver shall affect any default other than the default specified in the waiver, and then said waiver shall be operative only for the time and to the extent therein stated. Waivers of any covenant, term or condition contained herein by either party shall not be construed as a waiver of any subsequent breach of the same covenant, term or condition. The consent or approval by either party to or of any act by either party requiring further consent or approval shall not be deemed to waive or render unnecessary their consent or approval to or of any subsequent similar acts.

18.2 EASEMENTS. Landlord reserves the right to (i) subdivide or alter the boundaries of the Project and (ii) grant easements on the Project and dedicate for public use portions thereof without Tenant's consent; provided, however, that no such subordination, alteration, grant or dedication shall materially unreasonably interfere with Tenant's use of the Premises pursuant to the terms of this Lease. From time to time,


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


and upon Landlord's demand, Tenant shall execute, acknowledge and deliver to Landlord, in accordance with Landlord's instructions, any and all documents, instruments, maps or plats necessary to effectuate Tenant's covenants hereunder.

18.3    RELOCATION.  Intentionally deleted.

18.4 NO LIGHT, AIR OR VIEW EASEMENT. Any diminution or shutting off of light, air or view by any structure which may be erected on lands adjacent to or in the vicinity of the Building shall in no way affect this Lease or impose any liability on Landlord.

18.5 CORPORATE AUTHORITY. Tenant hereby covenants and warrants that: (i) Tenant is a duly authorized and existing corporation; (ii) Tenant is qualified to do business in the State of California; (iii) Tenant has full right and authority to enter into this Lease; and (iv) each of the persons executing on behalf of Tenant is authorized to do so. Concurrently with the execution of this Lease, Tenant shall deliver to Landlord an original certificate of the secretary of Tenant certifying the adoption of resolutions by the board of directors of Tenant approving the terms and conditions of this Lease and authorizing the persons executing this Lease to execute same for and on behalf of Tenant.

18.6 ACCORD AND SATISFACTION. No payment by Tenant or receipt by Landlord of a lesser amount than the Rent herein stipulated shall be deemed to be other than on account of the Rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Rent or pursue any other remedy provided in this Lease.

18.7 LIMITATION OF LANDLORD'S LIABILITY. The obligations of Landlord under this Lease shall not constitute personal obligations of the individual members, partners, directors, officers, or shareholders of Landlord or any member of Landlord, and in consideration of the benefits accruing hereunder to Tenant and notwithstanding anything contained in this Lease to the contrary, Tenant hereby covenants and agrees for itself and all of its successors and assigns that the liability of Landlord for its obligations under this Lease shall be limited solely to, and Tenant's and its successors' and assigns' sole and exclusive remedy shall be against the real estate that is the subject of this Lease and Tenant, its successors and assigns shall not seek recourse against the individual member, partners, directors, officers or shareholders of Landlord or any member of Landlord, or any of their personal assets for such satisfaction.

        (a) If Landlord is in default of this Lease, and as a consequence, Tenant recovers a money judgment against Landlord, the judgment shall be satisfied only out of the proceeds of sale received on execution of the judgment and levy against the right, title, and interest of Landlord in the Project, and out of insurance proceeds, rent or other income from the Project receivable by Landlord or out of the consideration


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


received by Landlord from the sale or other disposition of all or any part of Landlord's right, title and interest in the Project. Notwithstanding the foregoing, if Landlord is in default of this Lease and, as a consequence, Tenant recovers a money judgment against Landlord, which is not satisfied within ten (10) days after written demand by Tenant, then Tenant shall have the right to record a lien against the Building or Project for the unsatisfied amount of the judgment.

        (b) If Landlord, or a member of Landlord, is a limited liability company, a partnership or joint venture, the member or partners of such entity shall not be personally liable and no partner of Landlord shall be sued or named as a party in any suit or action, or service of process be made against such partner of Landlord, except as may be necessary to secure jurisdiction of the partnership or joint venture or to the extent liability is caused by willful and intentional misconduct or fraud. If Landlord, or member of Landlord, is a corporation, the shareholders, directors, officers, employees, and/or agents of such corporation shall not be personally liable and no shareholder, director, officer, employee or agent of Landlord shall be sued or named as a party in any suit or action, or service of process be made against any shareholder, director, officer, employee, or agent of Landlord, except as may be necessary to secure jurisdiction of the corporation. No partner, shareholder, director, employee or agent of Landlord shall be required to answer or otherwise plead to any service of process and no judgment will be taken or writ of execution levied against any partner, shareholder, director, employee, or agent of Landlord.

        (c) Each of the covenants and agreements of this Section 18.07 shall be applicable to any covenant or agreement either expressly contained in this Lease or imposed by statute or by common law.

18.8    TIME.  Time is of the essence of every provision hereof.

18.9 ATTORNEYS' FEES. In any action or proceeding which the Landlord or the Tenant may be required to prosecute to enforce its respective rights hereunder, the less prevailing party therein agrees to pay all costs incurred by the more prevailing party therein, including reasonable attorneys' fees, to be fixed by the court, and said costs and attorneys' fees shall be made a part of the judgment in said action. In any situation in which a dispute is settled other than by action or proceeding, Tenant shall pay all Landlord's costs and attorneys' fees related thereto.

18.10 CAPTIONS AND ARTICLE NUMBERS. The captions, article numbers and table of contents appearing in this Lease are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or intent or such sections or articles of this Lease nor in any way affect this Lease.

18.11 SEVERABILITY. If any term, covenant, condition or provision of this Lease, or the application thereof to any person or circumstance, shall to any extent be held by a


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


court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, covenants, conditions or provisions of this Lease, or the application thereof to any person or circumstance, shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

18.12 APPLICABLE LAW. This Lease, and the rights and obligations of the parties hereto, shall be construed and enforced in accordance with the laws of the State of California.

18.13 SUBMISSION OF LEASE. The submission of this document for examination and negotiation does not constitute an offer to lease, or a reservation of, or option for leasing the Premises. This document shall become effective and binding only upon execution and delivery hereof by Landlord and Tenant. No act or omission of any employee or agent of Landlord or of Landlord's broker or managing agent shall alter, change, or modify any of the provisions hereof.

18.14 HOLDING OVER. Should Tenant, or any of its successors in interest, hold over the Premises, or any part thereof, after the expiration of the term of this Lease, unless otherwise agreed to in writing, such holding over shall constitute and be construed as tenancy from month-to-month only, at a monthly rent equal to twice one hundred fifty percent (150%) of the Base Rent owed during the final year of the Term of this Lease as the same may be extended from time to time, plus Additional Rent, provided, however, if Tenant give written notice to Landlord of a desire to hold over in the Premises not later than sixty (60) days prior to the expiration of the Term, as extended, then for the first sixty (60) days of such holding, which holding shall be deemed permitted by Landlord and lawful and not a default under the provisions of this Lease provided Tenant has complied with the notice provisions of this Section 18.14 an all other provisions of this Lease, the monthly rent shall be one hundred twenty-five percent (125%) of the Base Rent owed during the final year of the Term on this Lease, as same may be extended from time to time, plus Additional Rent for such period. This inclusion of the preceding sentence shall not be construed as Landlord's permission for Tenant to hold over, except as herein permitted.

18.15 SURRENDER. Upon the expiration or earlier termination of this Lease, Tenant shall surrender the Premises to Landlord in good order, condition and repair, except for reasonable wear and tear or as otherwise provided in Articles 8, 10, and 11. Tenant shall not commit or allow any waste or damage to be committed on any portion of the Premises, Building or Project. All property that Tenant is required to surrender shall become Landlord's property upon the termination of this Lease. Landlord may cause any of said personal property that is not removed from the Premises within thirty (30) days after the date of any termination of this Lease to be removed from the Premises and stored at Tenant's expense, or, at Landlord's election said personal property thereafter shall belong to Landlord without the payment of any consideration, subject to the rights of any person holding a perfected security interest therein.

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


18.16 RULES AND REGULATIONS. At all times during the Term, Tenant shall comply with rules and regulations ("Rules and Regulations") for the Project, as set forth in Exhibit E (and such amendments as Landlord may reasonably adopt, provided same are enforced by Landlord in a consistent and non-discriminatory manner) attached hereto and by this reference made a part hereof; and. provided further such Rules and Regulations shall diminish Tenant's rights under this lease.

18.17 NO NUISANCE. Tenant shall conduct its business and control its agents, employees, invitees and visitors in such a manner as not to create any nuisance, or unreasonably interfere with, annoy or disturb any other tenant or Landlord in its operation of the Project.

18.18 BROKER. Tenant warrants that it has had no dealings with any real estate broker or agent, other than the Tenant's Broker and Landlord's broker, each set forth in the Basic Lease Information, in connection with the negotiation of this Lease, and that it knows of no other real estate broker or agent who is entitled to any commission or finder's fee in connection with this Lease. Tenant agrees to indemnify and hold harmless Landlord from and against any and all claims, demands, losses, liabilities, lawsuits, judgments, costs and expenses (including, without limitation, attorneys' fees and costs) with respect to any leasing commission or equivalent compensation alleged to be owing on account of Tenant's dealings with any real estate broker or agent other than Tenant's Broker or Landlord's Broker. Landlord shall pay any commission owing to Tenant's Broker and any commission owing to Landlord's Broker in connection with this Lease, in accordance with a separate agreement between such brokers and Landlord.

18.19 LANDLORD'S RIGHT TO PERFORM. Upon Tenant's failure to perform any obligation of Tenant hereunder, including without limitation, payment of Tenant's insurance premiums, charges of contractors who have supplied materials or labor to the Premises, etc., Landlord shall have the right to perform such obligation of Tenant on behalf of Tenant and/or to make payment on behalf of Tenant to such parties, provided Landlord has first provided written notice to Tenant and given Tenant ten (10) days to perform such obligation (unless another cure period is provided herein). Tenant shall reimburse Landlord the reasonable cost of Landlord's performing such obligation on Tenant's behalf, including reimbursement of any amounts that may be expended by Landlord, plus interest at the rate of three percent (3% ) over the prime rate as announced, from time to time, by Bank of America, N.A. per annum, as Additional Rent.

18.20 MORTGAGE PROTECTION. Landlord shall not be in default under the terms of this Lease, or by law, unless Landlord fails to perform the obligations required of Landlord within a reasonable time, but in no event later than ten (10) days after written notice by Tenant to Landlord and to the holder of any first mortgage or deed of trust covering the Premises whose name and address shall have theretofore been furnished to Tenant in writing specifying wherein Landlord has failed to perform such obligation. If, however, the nature of Landlord's obligation is such that more than ten (10) days are required for performance, Landlord shall not be in default exist if Landlord commences performance within such ten (10) day period and diligently prosecutes the same to completion. Should Landlord be deemed to be in material default of this Lease, and If any such default materially interferes with Tenant's business operation in the Premises, Tenant may give Landlord and the holder of any first mortgage or deed of trust covering the Premises a second written notice specifying exactly the nature of the Landlord's failure and its impact on Tenant's business operation in the Premises and the further remedial action deemed necessary by Tenant. If such remedial action is not undertaken within thirty (30) days of such second written notice, Tenant shall be entitled to terminate this Lease, but in no event earlier than thirty (30) days after the second notice to Landlord and the holder of any first mortgage or deed of trust covering the Premises. Notwithstanding the foregoing, Tenant shall not be entitled to terminate this Lease as a result of Landlord's default if Landlord is making diligent and reasonable efforts to perform the obligations required of Landlord under this Lease. Nothing herein contained shall be interpreted to mean that Tenant is excused from paying any rent due hereunder as a result of any default by Landlord.

18.21 NONLIABILITY. Landlord shall not be in default hereunder or be liable for any damages directly or indirectly resulting from, nor shall the rental herein reserved be abated by reason (unless otherwise provided herein) of (i) the interruption of use of the Premises as a result of the installation of any equipment in connection with the Premises or Building or (ii) any failure to furnish or delay in furnishing any services required to be provided by Landlord when such failure or delay is caused by accident or any condition beyond the reasonable control of Landlord or by the making of necessary repairs or improvements to the Premises or to the Building, or the governmental or third-party supplier limitation, curtailment, rationing or restriction on use of water or electricity, gas or any other form of energy or any other service or utility whatsoever serving the Premises or the Building. Landlord shall use reasonable efforts to expeditiously remedy any interruption in the furnishing of such services.

18.22 MODIFICATION FOR LENDER. If, in connection with obtaining construction, interim or permanent financing for the Project or the Building, the lender shall require reasonable modifications in this Lease as a condition to such financing, Tenant will not unreasonably withhold, delay or defer its consent thereto, provided that such modifications do not increase the obligations of Tenant hereunder or materially and adversely affect the leasehold interest hereby created or Tenant's rights hereunder.

18.23 RECORDING. Neither Landlord nor Tenant shall record this Lease without the consent of the other. Either party may, at its sole cost and expense, record a short form memorandum of this Lease in a form reasonably acceptable to the other party.

18.24 ENTIRE AGREEMENT. This Lease sets forth all covenants, promises, agreements, conditions and understandings between Landlord and Tenant concerning the Premises, Project and Building, and there are no covenants, promises, agreements, conditions or understandings, either oral or written, between Landlord and Tenant other than as are herein set forth and in the letter from Tenant to Landlord dated June 30, 2000, relating to modifications to the HVAC system in the Building, which letter is acknowledged by Landlord. Except as herein otherwise provided no subsequent alteration, amendment, change or addition to this Lease shall be binding upon Landlord or Tenant unless reduced to writing and signed by Landlord and Tenant.

18.25 ADDITIONAL LEASE PROVISIONS. Additional Lease Provisions, if any, are set forth on Exhibit G, attached hereto.

IN WITNESS WHEREOF, the parties have executed this Lease as of the date first above-written.





"Landlord"                                         "Tenant"


PACIFIC PLAZA CARMEL VALLEY LLC,            JNI CORPORATION, a Delaware
a California limited liability company      corporation,

By:COAST PACIFIC PLAZA LLC, a California    By:
limited liability company, Its Manager      Name:
                                            its:
By:COAST INCOME PROPERTIES, INC., a
California corporation, It's Its            By:
Manager                                     Name:
                                            its:



By:_______________________________


        Thomas G. Blake, President

                                    EXHIBIT A

                                LEGAL DESCRIPTION

                                   [ATTACHED]

                                    EXHIBIT B

                          BUILDING PLANS AND SITE PLAN

                                   [ATTACHED]

                                    EXHIBIT C

                                PRELIMINARY PLANS

           1. Space Plan Study prepared by Inter-Arch, dated June 9,
                      2000 (four (4) sheets, one per floor).

                                    EXHIBIT D

                                   WORK LETTER

                                   [ATTACHED]

                                    EXHIBIT E

                              RULES AND REGULATIONS

1. The sidewalks, entrances, lobby, elevators, stairways and public corridors shall be used only as a means of ingress and egress and shall remain unobstructed at all times. The entrance and exit doors of all suites are to be kept closed at all times except as required for orderly passage to and from a suite. Loitering in any part of the Building or obstruction of any means of ingress or egress shall not be permitted. Doors and windows shall not be covered or obstructed.

2. Plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no rubbish, newspapers, trash or other substances of any kind shall be thrown into them. Walls, floors and ceilings shall not be defaced in any way and no one shall be permitted to mark, drive nails, screws or drill into, paint, or in any way mar any Building surface, except that pictures, certificates, licenses and similar items normally used in Tenant's business may be carefully attached to the walls by Tenant in a manner to be reasonably prescribed by Landlord. Upon removal of such items by Tenant any damage to the walls or other surfaces, except minor nail holes, shall be repaired by Tenant.

3. No awning, shade, sign, advertisement or notice shall be inscribed, painted, displayed or affixed on, in or to any window, door or balcony or any other part of the outside or inside of the Building or the demised premises unless provided by Landlord or approved by Landlord in writing. No window displays or other public displays shall be permitted without the prior written consent of Landlord. All tenant identification on public corridor doors beyond building standard will be installed by Landlord for Tenant but the cost shall be paid by Tenant. No lettering or signs other than the name of Tenant will be permitted on public corridor doors with the size and type of letters to be prescribed by Landlord. All requests for listing on the Building directory shall be submitted to the office of Landlord in writing. Landlord reserves the right to approve all listing requests. Any change requested by Tenant of Landlord of the name or names posted on directory, after initial posting, will be charged to Tenant.

4. The cost of any special electrical circuits for items such as copying machines, computers, microwaves, etc., shall be borne by Tenant unless the same are part of the building standard improvements. Prior to installation of equipment Tenant must receive written approval from Landlord.

5. The weight, size and position of all safes and other unusually heavy objects used or placed in the Building shall be prescribed by Landlord and shall, in all cases, stand on metal plates of such size as shall be prescribed by Landlord. The repair of any damage done to the Building or property therein by putting in or taking out or maintaining such safes or other unusually heavy objects shall be paid for by Tenant.

6. All freight, furniture, fixtures and other personal property shall be moved into, within and out of the Building at times designated by and under the supervision of Landlord and in accordance with such regulations as may be delivered from the Landlord's property manager and shall not interfere with any other tenant's conduct of business or quiet enjoyment of the Project. In no event will Landlord be responsible for any loss or damage to such freight, furniture, fixtures or personal property from any cause.

7. No improper noises, vibrations or odors will be permitted in the Building. No person will be permitted to bring or keep within the Building any animal, bird or bicycle or any toxic or flammable substances without Landlord's prior permission. No person shall throw trash, refuse, cigarettes or other substances of any kind any place within or out of the Building except in the refuse containers provided therefor. Tenant shall not be permitted to materially interfere in any way with tenants or those having business with them. Landlord reserves the right to exclude or expel from the Building any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs or who shall in any manner do any act in violation of the rules and regulations of the Project.

8. All rekeying of office doors or changes to the card access system, after occupancy, will be at the expense of Tenant. Tenant shall not rekey any doors or change the card access system in any way without making prior arrangements with Landlord.

9. Tenant will not use the balconies, if any, for storage, barbecues, drying of laundry or any other activity which would detract from the appearance of the Building or Project or interfere in any way with the use of the Building or Project by other tenants.

10     If Tenant uses the Premises after regular business hours or on nonbusiness days, Tenant shall lock any entrance doors to the Building used by Tenant or take such other steps as are necessary to secure the Building's doors immediately after entering or leaving the Building.

11     Tenant shall provide and cause all Tenant's employees to use protective floor mats under all desk chairs used in the Premises.

12     If Tenant requires telegraphic, telephonic, burglar or of similar services, it shall first obtain, and comply with, Landlord's instructions in their installation.

13     Tenant shall not waste electricity, water or air conditioning and agrees to cooperate fully with Landlord to assure the most effective operation of the Building's heating and air conditioning.

14     Landlord reserves the right, exercisable without notice and without liability to Tenant, to change the name and street address of the Building.

15. Tenant shall not retail any goods on the Premises except for goods intended to be sold to Tenant's employees.

16     Tenant shall not install any radio or television antenna, loudspeaker or other device on the roof or exterior walls of the Building without the written consent of Landlord. Tenant shall not interfere with radio or television broadcasting or reception from or in the Building elsewhere. Tenant shall not install, maintain or operate upon the Premises any vending machine without the written consent of Landlord. Canvassing, soliciting and distribution of handbills or any other written material, and peddling in the Building are prohibited, and each tenant shall cooperate to prevent same.

17     Tenant shall not use in any space or in the public halls of the
Building any hand trucks except those equipped with rubber tires and side guards or such other material-handling equipment as Landlord may approve. Tenant shall not bring any other vehicles of any kind into the Building.

18     Tenant shall not use in excess of Tenant's pro rata share of the
Project's total parking spaces. Tenant shall not park its vehicles in any parking areas designated by Landlord as areas for parking by visitors to the Project or in any other undesignated areas or parking areas assigned to other tenants. Tenant shall not leave vehicles in the Project parking areas overnight nor park any vehicles in the Project parking areas other than automobiles, motorcycles, motor driven or nonmotor driven bicycles or four-wheeled trucks. Landlord may, in its sole discretion, designate separate areas for bicycles and motorcycles.

19     Tenant shall not use Project's or Building's interior or exterior common areas to conduct its business or as a waiting room.

20. Landlord may waive any one or more of these Rules and Regulations for the benefit of Tenant or any other tenant, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of Tenant or any other tenant, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of the tenants of the Project.

21        Tenant shall be deemed to have read these Rules and Regulations and to have agreed to abide by them as a condition to his occupancy of the Premises and shall be responsible for the observance of all the rules by Tenant's employees, agents, clients, customers, invitees and guests.

                                    EXHIBIT F

                                LETTER OF CREDIT

                      IRREVOCABLE STANDBY LETTER OF CREDIT

                                         Number:      _________________

                                         Date:        _________________

                                         Amount:      _________________

                                         Expiration:  _________________

Beneficiary:                                           Account Party:

PACIFIC PLAZA CARMEL VALLEY LLC                    ________________________

4350 La Jolla Village Drive, Suite 150             ________________________

San Diego, CA 92111                                ________________________


We issue our Irrevocable Letter of Credit No. ___ in favor of PACIFIC PLAZA CARMEL VALLEY, a California limited liability company, its successors and assigns for the amount of ___________________ Dollars ($__________). We undertake to honor your draft for any sum or sums not to exceed a total of ____________________ Dollars ($___________) in favor of said beneficiary when accompanied by the following: a letter from the manager of PACIFIC PLAZA CARMEL VALLEY LLC stating that PACIFIC

PLAZA CARMEL VALLEY LLC is authorized to draw upon this Letter of Credit according to the terms of the lease agreement with the Account Party as "Tenant".


It is a condition of this Letter of Credit that it shall remain enforceable against us for a period of sixty-nine (69) months without amendment.


The draft must be marked "Drawn under _____________ Letter of Credit No. _______ dated _______________, 2000.


There are no conditions of this Letter of Credit. Except so far as otherwise stated, this Letter of Credit is subject to the Uniform Customs and Practice for Documentary Credits (1983 Revision, International Chamber of Commerce, Publication No. 400).

                         ------------------------------

                         ------------------------------


                         By: ___________________________

                         By: ___________________________

                                    EXHIBIT G

                                ADDENDUM TO LEASE


           19    ADDITIONAL LEASE PROVISIONS

           19.01 ADDITIONAL LEASE. Landlord and Tenant have concurrently, with the Execution of this Lease, entered into a lease of even date herewith ("Building A Lease)) for the entire three (3) floors of a three-story building being constructed by Landlord in the Project at 10955 Vista Sorrento Parkway, San Diego, California, which building is commonly referred to as "Building A" of the Project. Landlord and Tenant agree that for so long as Landlord owns both Building A and the Building under this Lease, a default by Tenant under this Lease shall constitute a default by Tenant under the Building A Lease, and a default by Tenant under the Building A Lease shall constitute a default by Tenant under this Lease. Additionally, Landlord and Tenant agree that for so long as Landlord owns both Building A and the Building under this Lease, a default by Landlord under this Lease shall constitute a default by Landlord under the Building A Lease, and a default by Landlord under the Building A Lease shall constitute a default by Landlord under this Lease.

           19.02 LETTER OF CREDIT. In addition to the Security Deposit and as additional security hereunder, in the event Tenant fails, at any time during the Term (including any Extensions) to maintain cash or cash equivalent reserves of at least Ten Million Dollars ($10,000,000) (the "Cash Requirement"), then Tenant shall, within ten (10) days after the date the Cash Requirement fails to be satisfied, deliver to Landlord written notice thereof and a letter of credit in an amount equal to six (6) times the then effective Monthly Rent. The letter of credit shall be substantially in the form and of the substance of Exhibit F attached hereto, and issued by Union Bank of California or another financial institution reasonably acceptable to Landlord. Tenant shall be entitled to replace any such letter of credit with a new letter of credit that satisfies such conditions, and upon delivery of such replacement letter of credit by Tenant to Landlord, Landlord shall deliver the old letter of credit to Tenant and cooperate with Tenant in terminating the old letter of credit, including by authorizing a full exoneration and release of the letter of credit. Landlord shall be entitled to draw on the letter of credit if Tenant has not replaced the letter of credit and the letter of credit is due to expire within ten (10) days and before the end of the Term. If Landlord so draws on the letter of credit, then Landlord shall hold the letter of credit proceeds as an additional security deposit; provided, however, that if Tenant subsequently delivers a letter of credit meeting the requirements set forth above, then Landlord shall immediately release such proceeds to Tenant. Upon any default by Tenant which has not been cured within the applicable time period after any notice required by this Lease, including specifically but without limitation Tenant's obligation to pay rent or abide by any of its obligations under this Lease, Landlord shall be entitled to draw upon said letter of credit in the amount of the default(s) by the issuance of Landlord's sole written demand to the issuing financial institution. Any such draw shall be without waiver of any rights Landlord may have under this Lease or at law or in equity as a result of the default. In the event that Tenant can demonstrate by the delivery to Landlord of its audited financial statements prepared in accordance with generally accepted accounting principles, consistently applied, that Tenant has reestablished the Cash Requirement, then, upon written request of Tenant, Landlord shall deliver the letter of credit to Tenant and cooperate with Tenant in terminating the letter of credit, including by authorizing a full exoneration and release of the letter of credit; provided, however, if at any subsequent time Tenant shall fail to maintain the Cash Requirement Tenant shall give written notice thereof to Landlord and cause a replacement letter of credit to be delivered to Landlord in an amount equal to six (6) times the then effective Monthly Rent, and on other terms of, the original letter of credit. Tenant shall submit to Landlord annually during the Term (including any Extension) on or before the first day of the fourth (4th) calendar month of Tenant's fiscal year, Tenant's audited financial statements for the preceding fiscal year prepared in accordance with generally accepted accounting principles, consistently applied.

           19.03 RIGHT OF FIRST OFFER TO LEASE ADDITIONAL SPACE IN PROJECT.

           (a) If at any time during the term of this Lease (including any Extension term), Landlord desires to lease to a third party a then vacant portion of the three (3) story building being constructed by Landlord in the Project and commonly known as Building C ("Building C") or, if Landlord should acquire the two (2) lots adjacent to the southerly boundary of the Lot and construct one or more buildings thereon (the "Adjacent Lot Buildings") (Building C and the Adjacent Lot Buildings are hereinafter sometimes collectively referred to as the "Additional Buildings"), then Landlord shall give written notice to Tenant of the rental rate and other material terms of such offer upon which Landlord is willing to lease such vacant space in the Additional Buildings ("Landlord's Lease Notice"); provided, however, that Landlord shall not be obligated to give a Landlord's Lease Notice with respect to any proposed lease in Building C to a third party which is fully executed on or before September 30, 2001. Landlord's Lease Notice shall constitute an offer to lease such vacant space (the "Specific Space") to Tenant at the rental rate and upon the terms and conditions contained in Landlord's Lease Notice. Tenant shall have twenty (20) days after receipt of Landlord's Lease Notice in which to accept such offer. Tenant shall accept such offer, if at all, only by written notice ("Tenant's Lease Notice") delivered to Landlord in which Tenant shall agree to lease the Specific Space from Landlord at the rental rate and upon the terms and conditions contained in Landlord's Lease Notice (but subject to the other applicable provisions contained in this Lease) or on other terms and conditions acceptable to Landlord and Tenant. If Tenant accepts such offer within the twenty (20) day period, Landlord and Tenant shall enter into a written lease within ten (10) days thereafter for the Specific Space. If Tenant fails to give Landlord notice of Tenant's acceptance of the offer contained in Landlord's Lease Notice within the twenty (20) day period, then Tenant's right of first offer as provided in this Section 19.03 (the "Right of First Offer to Lease") shall be deemed satisfied as to the Specific Space, and Landlord thereafter shall have the right to lease such Specific Space to third parties or to accept offers from third parties to lease such vacant space without further obligation to Tenant, but subject to the limitations expressed in Sections 19.03(b) through 19.03(d) below. Notwithstanding anything to the contrary contained in this Section 19.03, Tenant only has the right to lease any vacant space in the Additional Buildings pursuant to the Right of First Offer to Lease, if, on the date of Tenant's delivery to Landlord of any Tenant's Lease Notice, Tenant can demonstrate by the delivery to Landlord of its audited financial statements prepared in accordance with generally accepted accounting principles, consistently applied, that Tenant has a net worth of not less than One Hundred Million Dollars ($100,000,000).

           (b) Notwithstanding Section 19.03(a) above, if Landlord is prepared to lease the Specific Space to a third party on terms and conditions which are materially more favorable to such third party than those stated in Landlord's Lease Notice for the Specific Space, Landlord shall be required to give Tenant a second notice ("Landlord's Supplemental Lease Notice") offering to lease the Specific Space to Tenant on the same terms and conditions Landlord is prepared to accept from such third party.

Tenant shall have five (5) business days after receipt of Landlord's Supplemental Lease Notice to accept such modified terms and conditions and, in case of such acceptance, the parties shall proceed in accordance with
Section 19.03(a) to execute a lease of the Specific Space. If Tenant does not accept the terms and conditions in Landlord's Supplemental Lease Notice, Landlord may then lease the Specific Space to such third party on those same terms and conditions. For purposes of this Section 19.03, terms and conditions shall be considered "materially more favorable" if either one of the following is true:

                 (i) The net effective rent (after taking into account basic rent, additional rent and other sums payable to Landlord, less tenant improvement costs, allowances, inducements, concessions and other transaction costs) is less than ninety-five percent (95%) of the net effective rent proposed by Landlord to Tenant for the Specific Space.

                 (ii) The term (after taking into account all options to extend, renew and/or terminate) is more than twenty percent (20%) more or less than the term proposed by Landlord to Tenant for the Specific Space.

            (c) If Landlord does not enter into a binding lease of the Specific Space with a third party within one hundred twenty (120) days after delivery of a Landlord's Lease Notice therefor, or within one hundred twenty
(120) days after delivery of a Landlord's Supplemental Lease Notice, Tenant's Right of First Offer to Lease shall again apply to such Specific Space and Landlord shall not lease such Specific Space to a third party without first complying with the procedures set forth in this Section 19.03.

            (d) Tenant's Right Of First Offer to Lease shall continue throughout the term of this Lease (and any Extension thereof) as to all Rentable Area only in the Additional Buildings which may become vacant from time to time. Without limiting the foregoing, if Tenant does not exercise the Right of First Offer to Lease with respect to a Specific Space in the Additional Buildings, and Landlord thereafter enters into a binding lease of such Specific Space in the Additional Buildings with a third party during the time periods allowed under Section 19.03(c), then Tenant's Right of First Offer to Lease shall again apply to such Specific Space in the Additional Buildings upon the expiration or earlier termination of the lease to such third party.

           19.04 RENT REIMBURSEMENT.   Provided Tenant is not then in default
in the performance of any of Tenant's obligations under this Lease, Landlord shall pay to Tenant, within thirty (30) days after the date Tenant occupies the Premises and commences to pay Rent under the Lease, an amount equal to the rent and common area maintenance expense charge and additional operating expenses charges payable by Tenant for the month of April, 2001 to the landlord for space vacated by Tenant at Tenant's current facility located at 9775 Towne Centre Drive, San Diego, California;

provided, however, in no event shall such amount exceed the sum of One Hundred Fifty Thousand Dollars ($150,000).

           19.05 CONFORMANCE TO WORK LETTER. Landlord and Tenant shall comply with their respective obligations under the Work Letter.

           19.06 USE OF ROOF. For so long as Tenant and any Affiliate Transferee, in the aggregate, leases at least eighty percent (80%) of the Usable Area in the Building, Tenant shall be entitled to install, maintain and operate on the roof of the Building, for the purpose of Tenant's business, a limited number of telecommunications, satellite and other devices that make use of the electromagnetic spectrum ("Telecommunications Devices") as Landlord may approve in writing, subject to the following requirements and subject always to compliance with all covenants or restrictions of record as of the date hereof, applicable laws, building codes, regulations and ordinances. All such Telecommunication Devices shall be located in an area of the roof not greater than four hundred (400) square feet, reasonably specified by Landlord. Prior to installing any Telecommunications Devices on the roof of the Building, Tenant shall provide prior written notice to Landlord of Tenant's desire to install such Telecommunications Devices on the roof of the Building, together with plans and specifications for the installation of such Telecommunications Devices. Landlord shall review such plans and specifications within ten (10) days after receiving such plans and specifications from Tenant, and within such period notify Tenant if Landlord approves the installation of such Telecommunications Devices or disapproves the installation of such Telecommunication Devices, and if Landlord disapproves the installation of such Telecommunication Devices, the reasons therefor. Landlord may withhold its approval to the installation of Telecommunications Devices on the roof of the Building if such Telecommunication Devices are visible from other locations in the Project or the surrounding areas, pose any material risk to the physical integrity of the Project or adversely affect the appearance of the Building from surrounding areas. Landlord may condition it's approval of any Telecommunications Devices on Tenant installing any walkways, screening or other devices or material requested by Landlord. Tenant shall be responsible for any installation and maintenance costs of any such Telecommunication Devices, as well as any damage to the Building, including without limitation the roof, arising out of or related to the installation or use by Tenant of any such Telecommunications Device.

           19.07 ADDITIONAL PROVISIONS RELATING TO RULES AND REGULATIONS. Landlord agrees not to change the name of the Project during the Term to include the name of any competitor of the original Tenant. Landlord agrees that Tenant may use a forklift or similar equipment in the shipping and receiving area on the ground floor of the Premises so long as the use of such equipment is in full compliance with Section 9.01 and Section 9.04 of this Lease and does not cause damage to the Building or Project. Tenant's employees may, while traveling away from the San Diego area for the business purposes of Tenant, leave vehicles in such area of the Parking Area as is designated by Landlord for a period of not to exceed seven (7) calendar days.